EXHIBIT 99.3

Item 8.	Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
MetLife, Inc.:

We have audited the accompanying consolidated balance sheets of MetLife, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedules listed in the Index to Consolidated Financial Statements and Schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MetLife, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1, the Company changed its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007, and changed its method of accounting for defined benefit pension and other postretirement plans as required by accounting guidance adopted on December 31, 2006.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report, dated February 28, 2008, expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/  DELOITTE & TOUCHE LLP

New York, New York
February 28, 2008 (except with respect to our opinion on the consolidated financial statements and financial statement schedules insofar as it relates to the effects of the split-off of Reinsurance Group of America, Incorporated, as described in Note 2 as to which the date is November 13, 2008).

MetLife, Inc.
Consolidated Balance Sheets
December 31, 2007 and 2006

(In millions, except share and per share data)

	2007	2006

Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $229,847 and $228,904, respectively)	$232,844	$233,556
Equity securities available-for-sale, at estimated fair value (cost: $5,735 and $4,391, respectively)	5,913	4,931
Trading securities, at estimated fair value (cost: $768 and $727, respectively)	779	759
Mortgage and consumer loans	46,198	41,503
Policy loans	9,360	9,213
Real estate and real estate joint ventures held-for-investment	6,588	4,785
Real estate held-for-sale	181	201
Other limited partnership interests	6,155	4,781
Short-term investments	2,573	2,569
Other invested assets	8,064	6,511

Total investments	318,655	308,809
Cash and cash equivalents	9,964	6,943
Accrued investment income	3,551	3,279
Premiums and other receivables	13,390	13,348
Deferred policy acquisition costs and value of business acquired	18,008	17,686
Current income tax recoverable	336	—
Goodwill	4,814	4,801
Assets of subsidiaries held-for-sale	22,037	21,014
Other assets	8,239	7,866
Separate account assets	160,142	144,349

Total assets	$559,136	$528,095

Liabilities and Stockholders’ Equity
Liabilities:
Future policy benefits	$126,174	$122,353
Policyholder account balances	130,692	125,736
Other policyholder funds	7,994	7,254
Policyholder dividends payable	994	960
Policyholder dividend obligation	789	1,063
Short-term debt	667	1,449
Long-term debt	9,100	8,822
Collateral financing arrangements	4,882	—
Junior subordinated debt securities	4,075	3,381
Shares subject to mandatory redemption	—	119
Liabilities of subsidiaries held-for-sale	19,958	19,163
Current income tax payable	—	1,436
Deferred income tax liability	1,516	1,268
Payables for collateral under securities loaned and other transactions	44,136	45,846
Other liabilities	12,838	11,098
Separate account liabilities	160,142	144,349

Total liabilities	523,957	494,297

Contingencies, Commitments and Guarantees (Note 16)

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 200,000,000 shares authorized; 84,000,000 shares issued and outstanding; $2,100 aggregate liquidation preference	1	1
Common stock, par value $0.01 per share; 3,000,000,000 shares authorized; 786,766,664 shares issued; 729,223,440 and 751,984,799 shares outstanding at December 31, 2007 and 2006, respectively	8	8
Additional paid-in capital	17,098	17,454
Retained earnings	19,884	16,574
Treasury stock, at cost; 57,543,224 shares and 34,781,865 shares at December 31, 2007 and 2006, respectively	(2,890)	(1,357)
Accumulated other comprehensive income	1,078	1,118

Total stockholders’ equity	35,179	33,798

Total liabilities and stockholders’ equity	$559,136	$528,095

See accompanying notes to consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Income
For the Years Ended December 31, 2007, 2006 and 2005

(In millions, except per share data)

	2007	2006	2005

Revenues
Premiums	$22,985	$22,066	$20,990
Universal life and investment-type product policy fees	5,310	4,779	3,827
Net investment income	18,086	16,302	14,117
Other revenues	1,466	1,302	1,221
Net investment gains (losses)	(561)	(1,387)	(110)

Total revenues	47,286	43,062	40,045

Expenses
Policyholder benefits and claims	23,839	22,942	22,298
Interest credited to policyholder account balances	5,478	4,916	3,667
Policyholder dividends	1,726	1,700	1,680
Other expenses	10,458	9,565	8,281

Total expenses	41,501	39,123	35,926

Income from continuing operations before provision for income tax	5,785	3,939	4,119
Provision for income tax	1,668	1,018	1,161

Income from continuing operations	4,117	2,921	2,958
Income from discontinued operations, net of income tax	200	3,372	1,756

Net income	4,317	6,293	4,714
Preferred stock dividends	137	134	63

Net income available to common shareholders	$4,180	$6,159	$4,651

Income from continuing operations available to common shareholders per common share
Basic	$5.35	$3.66	$3.87

Diluted	$5.22	$3.62	$3.83

Net income available to common shareholders per common share
Basic	$5.62	$8.09	$6.21

Diluted	$5.48	$7.99	$6.16

Cash dividends per common share	$0.74	$0.59	$0.52

See accompanying notes to consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2007, 2006 and 2005

(In millions)

						Accumulated Other
						Comprehensive Income
						Net
						Unrealized	Foreign	Defined
			Additional		Treasury	Investment	Currency	Benefit
	Preferred	Common	Paid-in	Retained	Stock	Gains	Translation	Plans
	Stock	Stock	Capital	Earnings	at Cost	(Losses)	Adjustments	Adjustment	Total

Balance at January 1, 2005	$—	$8	$15,037	$6,608	$(1,785)	$2,994	$92	$(130)	$22,824
Treasury stock transactions, net			58		99				157
Common stock issued in connection with acquisition			283		727				1,010
Issuance of preferred stock	1		2,042						2,043
Issuance of stock purchase contracts related to common equity units			(146)						(146)
Dividends on preferred stock				(63)					(63)
Dividends on common stock				(394)					(394)
Comprehensive income:
Net income				4,714					4,714
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						233			233
Unrealized investment gains (losses), net of related offsets and income tax						(1,285)			(1,285)
Foreign currency translation adjustments, net of income tax							(81)		(81)
Additional minimum pension liability adjustment, net of income tax								89	89

Other comprehensive income (loss)									(1,044)

Comprehensive income									3,670

Balance at December 31, 2005	1	8	17,274	10,865	(959)	1,942	11	(41)	29,101
Treasury stock transactions, net			180		(398)				(218)
Dividends on preferred stock				(134)					(134)
Dividends on common stock				(450)					(450)
Comprehensive income:
Net income				6,293					6,293
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						(43)			(43)
Unrealized investment gains (losses), net of related offsets and income tax						(35)			(35)
Foreign currency translation adjustments, net of income tax							46		46
Additional minimum pension liability adjustment, net of income tax								(18)	(18)

Other comprehensive income (loss)									(50)

Comprehensive income									6,243

Adoption of SFAS 158, net of income tax								(744)	(744)

Balance at December 31, 2006	1	8	17,454	16,574	(1,357)	1,864	57	(803)	33,798
Cumulative effect of changes in accounting principles, net of income tax (Note 1)				(329)					(329)

Balance at January 1, 2007	1	8	17,454	16,245	(1,357)	1,864	57	(803)	33,469
Treasury stock transactions, net			94		(1,533)				(1,439)
Obligation under accelerated common stock repurchase agreement (Note 18)			(450)						(450)
Dividends on preferred stock				(137)					(137)
Dividends on common stock				(541)					(541)
Comprehensive income:
Net income				4,317					4,317
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						(40)			(40)
Unrealized investment gains (losses), net of related offsets and income tax						(853)			(853)
Foreign currency translation adjustments, net of income tax							290		290
Defined benefit plans adjustment, net of income tax								563	563

Other comprehensive income (loss)									(40)

Comprehensive income									4,277

Balance at December 31, 2007	$1	$8	$17,098	$19,884	$(2,890)	$971	$347	$(240)	$35,179

See accompanying notes to consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2007, 2006 and 2005

(In millions)

	2007	2006	2005

Cash flows from operating activities
Net income	$4,317	$6,293	$4,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	457	394	352
Amortization of premiums and accretion of discounts associated with investments, net	(955)	(618)	(201)
(Gains) losses from sales of investments and businesses, net	619	(3,492)	(2,271)
Undistributed equity earnings of real estate joint ventures and other limited partnership interests	(606)	(459)	(416)
Interest credited to policyholder account balances	5,790	5,246	3,925
Interest credited to bank deposits	200	193	106
Universal life and investment-type product policy fees	(5,310)	(4,779)	(3,827)
Change in accrued investment income	(275)	(315)	(157)
Change in premiums and other receivables	(283)	(2,655)	(37)
Change in deferred policy acquisition costs, net	(1,178)	(1,317)	(1,043)
Change in insurance-related liabilities	5,463	5,031	5,709
Change in trading securities	200	(432)	(244)
Change in income tax payable	101	2,039	528
Change in other assets	643	1,712	347
Change in other liabilities	729	(202)	506
Other, net	51	(38)	29

Net cash provided by operating activities	9,963	6,601	8,020

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	112,062	113,321	155,709
Equity securities	1,738	1,313	1,062
Mortgage and consumer loans	9,854	8,348	8,462
Real estate and real estate joint ventures	664	6,211	3,668
Other limited partnership interests	1,121	1,768	1,132
Purchases of:
Fixed maturity securities	(112,534)	(129,644)	(169,111)
Equity securities	(2,883)	(1,052)	(1,509)
Mortgage and consumer loans	(14,365)	(13,472)	(10,902)
Real estate and real estate joint ventures	(2,228)	(1,523)	(1,451)
Other limited partnership interests	(2,041)	(1,915)	(1,105)
Net change in short-term investments	55	595	2,267
Additional consideration related to purchases of businesses	—	(115)	—
Purchases of businesses, net of cash received of $13, $0 and $852, respectively	(43)	—	(10,160)
Proceeds from sales of businesses, net of cash disposed of $763, $0 and $43, respectively	(694)	48	260
Net change in other invested assets	(1,020)	(2,411)	(450)
Other, net	(330)	(358)	(489)

Net cash used in investing activities	$(10,644)	$(18,886)	$(22,617)

See accompanying notes to consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Cash Flows — (Continued)
For the Years Ended December 31, 2007, 2006 and 2005

(In millions)

	2007	2006	2005

Cash flows from financing activities
Policyholder account balances:
Deposits	$58,025	$53,946	$52,076
Withdrawals	(55,256)	(50,574)	(47,827)
Net change in payables for collateral under securities loaned and other transactions	(1,710)	11,331	4,138
Net change in short-term debt	(782)	35	(56)
Long-term debt issued	726	284	3,541
Long-term debt repaid	(286)	(732)	(1,430)
Collateral financing arrangements issued	4,882	850	—
Shares subject to mandatory redemption	(131)	—	—
Preferred stock issued	—	—	2,100
Dividends on preferred stock	(137)	(134)	(63)
Junior subordinated debt securities issued	694	1,248	2,533
Treasury stock acquired	(1,705)	(500)	—
Dividends on common stock	(541)	(450)	(394)
Stock options exercised	110	83	72
Debt and equity issuance costs	(14)	(25)	(128)
Other, net	67	12	(53)

Net cash provided by financing activities	3,942	15,374	14,509

Change in cash and cash equivalents	3,261	3,089	(88)
Cash and cash equivalents, beginning of year	7,107	4,018	4,106

Cash and cash equivalents, end of year	$10,368	$7,107	$4,018

Cash and cash equivalents, subsidiaries held-for-sale, beginning of year	$164	$129	$210

Cash and cash equivalents, subsidiaries held-for-sale, end of year	$404	$164	$129

Cash and cash equivalents, from continuing operations, beginning of year	$6,943	$3,889	$3,896

Cash and cash equivalents, from continuing operations, end of year	$9,964	$6,943	$3,889

Supplemental disclosures of cash flow information:
Net cash paid during the year for:
Interest	$1,011	$819	$579

Income tax	$2,128	$409	$1,391

Non-cash transactions during the year:
Business acquisitions:
Assets acquired	$—	$—	$102,112
Less: liabilities assumed	—	—	90,090

Net assets acquired	—	—	12,022
Less: cash paid	—	—	11,012

Business acquisition, common stock issued	$—	$—	$1,010

Business dispositions:
Assets disposed	$—	$—	$366
Less: liabilities disposed	—	—	269

Net assets disposed	—	—	97
Plus: equity securities received	—	—	43
Less: cash disposed	—	—	43

Business disposition, net of cash disposed	$—	$—	$97

Contribution of equity securities to MetLife Foundation	$12	$—	$1

Accrual for stock purchase contracts related to common equity units	$—	$—	$97

Real estate acquired in satisfaction of debt	$1	$6	$1

See accompanying notes to consolidated financial statements.

MetLife, Inc.

Notes to Consolidated Financial Statements

1.  Business, Basis of Presentation, and Summary of Significant Accounting Policies

Business

“MetLife” or the “Company” refers to MetLife, Inc., a Delaware corporation incorporated in 1999 (the “Holding Company”), and its subsidiaries, including Metropolitan Life Insurance Company (“MLIC”). MetLife is a leading provider of insurance and other financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through its domestic and international subsidiaries and affiliates, MetLife offers life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of (i) the Holding Company and its subsidiaries; (ii) partnerships and joint ventures in which the Company has control; and (iii) variable interest entities (“VIEs”) for which the Company is deemed to be the primary beneficiary. Closed block assets, liabilities, revenues and expenses are combined on a line-by-line basis with the assets, liabilities, revenues and expenses outside the closed block based on the nature of the particular item. See Note 9. Intercompany accounts and transactions have been eliminated.

The Company uses the equity method of accounting for investments in equity securities in which it has more than a 20% interest and for real estate joint ventures and other limited partnership interests in which it has more than a minor equity interest or more than a minor influence over the joint venture’s or partnership’s operations, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for investments in real estate joint ventures and other limited partnership interests in which it has a minor equity investment and virtually no influence over the joint venture’s or partnership’s operations.

Minority interest related to consolidated entities included in other liabilities was $272 million and $101 million at December 31, 2007 and 2006, respectively. There was also minority interest of $1.5 billion and $1.3 billion included in liabilities of subsidiaries held-for-sale at December 31, 2007 and 2006, respectively.

Certain amounts in the prior year periods’ consolidated financial statements have been reclassified to conform with the 2007 presentation. Such reclassifications include $850 million relating to long-term debt issued which has been reclassified to collateral financing arrangements issued in the consolidated statement of cash flows for the year ended December 31, 2006. The collateral financing arrangement is included in liabilities of subsidiaries held-for-sale on the consolidated balance sheet at December 31, 2006. See Note 23 for reclassifications related to discontinued operations.

On July 1, 2005, the Holding Company completed the acquisition of The Travelers Insurance Company, excluding certain assets, most significantly, Primerica, from Citigroup Inc. (“Citigroup”), and substantially all of Citigroup’s international insurance businesses (collectively, “Travelers”), which is described in Note 2. The acquisition was accounted for using the purchase method of accounting. Travelers’ assets, liabilities and results of operations were included in the Company’s results beginning July 1, 2005. The accounting policies of Travelers were conformed to those of MetLife upon acquisition.

Summary of Significant Accounting Policies and Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the consolidated financial statements. The most critical estimates include those used in determining:

(i)	the fair value of investments in the absence of quoted market values;

(ii)	investment impairments;

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

(iii)	the recognition of income on certain investments;

(iv)	the application of the consolidation rules to certain investments;

(v)	the fair value of and accounting for derivatives;

(vi)	the capitalization and amortization of deferred policy acquisition costs (“DAC”) and the establishment and amortization of value of business acquired (“VOBA”);

(vii)	the measurement of goodwill and related impairment, if any;

(viii)	the liability for future policyholder benefits;

(ix)	accounting for income taxes and the valuation of deferred tax assets;

(x)	accounting for reinsurance transactions;

(xi)	accounting for employee benefit plans; and

(xii)	the liability for litigation and regulatory matters.

A description of such critical estimates is incorporated within the discussion of the related accounting policies which follow. The application of purchase accounting requires the use of estimation techniques in determining the fair values of assets acquired and liabilities assumed — the most significant of which relate to the aforementioned critical estimates. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s businesses and operations. Actual results could differ from these estimates.

Investments

The Company’s principal investments are in fixed maturity and equity securities, mortgage and consumer loans, policy loans, real estate, real estate joint ventures and other limited partnerships, short-term investments, and other invested assets. The accounting policies related to each are as follows:

Fixed Maturity and Equity Securities.  The Company’s fixed maturity and equity securities are classified as available-for-sale, except for trading securities, and are reported at their estimated fair value. Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income or loss, net of policyholder related amounts and deferred income taxes. All security transactions are recorded on a trade date basis. Investment gains and losses on sales of securities are determined on a specific identification basis.

Interest income on fixed maturity securities is recorded when earned using an effective yield method giving effect to amortization of premiums and accretion of discounts. Dividends on equity securities are recorded when declared. These dividends and interest income are recorded as part of net investment income.

Included within fixed maturity securities are loan-backed securities including mortgage-backed and asset-backed securities. Amortization of the premium or discount from the purchase of these securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single class and multi-class mortgage-backed and asset-backed securities are obtained from broker-dealer survey values or internal estimates. For credit-sensitive mortgage-backed and asset-backed securities and certain prepayment-sensitive securities, the effective yield is recalculated on a prospective basis. For all other mortgage-backed and asset-backed securities, the effective yield is recalculated on a retrospective basis.

The cost of fixed maturity and equity securities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. These impairments are included within net investment

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

gains (losses) and the cost basis of the fixed maturity and equity securities is reduced accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. The Company’s review of its fixed maturity and equity securities for impairments includes an analysis of the total gross unrealized losses by three categories of securities: (i) securities where the estimated fair value had declined and remained below cost or amortized cost by less than 20%; (ii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for less than six months; and (iii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for six months or greater.

Additionally, management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used by the Company in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the market value has been below cost or amortized cost; (ii) the potential for impairments of securities when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources; (vi) the Company’s ability and intent to hold the security for a period of time sufficient to allow for the recovery of its value to an amount equal to or greater than cost or amortized cost (See also Note 3); (vii) unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

The Company purchases and receives beneficial interests in special purpose entities (“SPEs”), which enhance the Company’s total return on its investment portfolio principally by providing equity-based returns on debt securities. These investments are generally made through structured notes and similar instruments (collectively, “Structured Investment Transactions”). The Company has not guaranteed the performance, liquidity or obligations of the SPEs and its exposure to loss is limited to its carrying value of the beneficial interests in the SPEs. The Company does not consolidate such SPEs as it has determined it is not the primary beneficiary. These Structured Investment Transactions are included in fixed maturity securities and their income is generally recognized using the retrospective interest method. Impairments of these investments are included in net investment gains (losses).

Trading Securities.  The Company’s trading securities portfolio, principally consisting of fixed maturity and equity securities, supports investment strategies that involve the active and frequent purchase and sale of securities and the execution of short sale agreements, and supports asset and liability matching strategies for certain insurance products. Trading securities and short sale agreement liabilities are recorded at fair value with subsequent changes in fair value recognized in net investment income. Related dividends and investment income are also included in net investment income.

Securities Lending.  Securities loaned transactions are treated as financing arrangements and are recorded at the amount of cash received. The Company obtains collateral in an amount equal to 102% of the fair value of the securities loaned. The Company monitors the market value of the securities loaned on a daily basis with additional collateral obtained as necessary. Substantially all of the Company’s securities loaned transactions are with large brokerage firms. Income and expenses associated with securities loaned transactions are reported as investment income and investment expense, respectively, within net investment income.

Mortgage and Consumer Loans.  Mortgage and consumer loans are stated at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, net of valuation allowances. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Amortization of

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

premiums and discounts is recorded using the effective yield method. Interest income, amortization of premiums and discounts, and prepayment fees are reported in net investment income. Loans are considered to be impaired when it is probable that, based upon current information and events, the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. Valuation allowances are established for the excess carrying value of the loan over the present value of expected future cash flows discounted at the loan’s original effective interest rate, the value of the loan’s collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or the loan’s market value if the loan is being sold. The Company also establishes allowances for loan losses when a loss contingency exists for pools of loans with similar characteristics, such as mortgage loans based on similar property types or loan to value risk factors. A loss contingency exists when the likelihood that a future event will occur is probable based on past events. Interest income earned on impaired loans is accrued on the principal amount of the loan based on the loan’s contractual interest rate. However, interest ceases to be accrued for loans on which interest is generally more than 60 days past due and/or where the collection of interest is not considered probable. Cash receipts on such impaired loans are recorded as a reduction of the recorded investment. Gains and losses from the sale of loans and changes in valuation allowances are reported in net investment gains (losses).

Policy Loans.  Policy loans are stated at unpaid principal balances. Interest income on such loans is recorded as earned using the contractually agreed upon interest rate. Generally, interest is capitalized on the policy’s anniversary date.

Real Estate.  Real estate held-for-investment, including related improvements, is stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the asset (typically 20 to 55 years). Rental income is recognized on a straight-line basis over the term of the respective leases. The Company classifies a property as held-for-sale if it commits to a plan to sell a property within one year and actively markets the property in its current condition for a price that is reasonable in comparison to its fair value. The Company classifies the results of operations and the gain or loss on sale of a property that either has been disposed of or classified as held-for-sale as discontinued operations, if the ongoing operations of the property will be eliminated from the ongoing operations of the Company and if the Company will not have any significant continuing involvement in the operations of the property after the sale. Real estate held-for-sale is stated at the lower of depreciated cost or fair value less expected disposition costs. Real estate is not depreciated while it is classified as held-for-sale. The Company periodically reviews its properties held-for-investment for impairment and tests properties for recoverability whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable and the carrying value of the property exceeds its fair value. Properties whose carrying values are greater than their undiscounted cash flows are written down to their fair value, with the impairment loss included in net investment gains (losses). Impairment losses are based upon the estimated fair value of real estate, which is generally computed using the present value of expected future cash flows from the real estate discounted at a rate commensurate with the underlying risks. Real estate acquired upon foreclosure of commercial and agricultural mortgage loans is recorded at the lower of estimated fair value or the carrying value of the mortgage loan at the date of foreclosure.

Real Estate Joint Ventures and Other Limited Partnership Interests.  The Company uses the equity method of accounting for investments in real estate joint ventures and other limited partnership interests in which it has more than a minor equity interest or more than a minor influence over the joint ventures or partnership’s operations, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for investments in real estate joint ventures and other limited partnership interests in which it has a minor equity investment and virtually no influence over the joint ventures or the partnership’s operations. In addition to the investees performing regular evaluations for the impairment of underlying investments, the Company routinely evaluates its investments in real estate joint ventures and other limited partnerships for impairments. For its cost method investments, the Company follows an impairment analysis which is similar to the process followed for its fixed maturity and equity securities as described previously. For equity method investees, the Company considers financial and other information provided by the investee, other known information and inherent risks in the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

underlying investments, as well as future capital commitments, in determining whether an impairment has occurred. When an other-than-temporary impairment is deemed to have occurred, the Company records a realized capital loss within net investment gains (losses) to record the investment at its fair value.

Short-term Investments.  Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value.

Other Invested Assets.  Other invested assets consist principally of leveraged leases. Leveraged leases are recorded net of non-recourse debt. The Company participates in lease transactions which are diversified by industry, asset type and geographic area. The Company recognizes income on the leveraged leases by applying the leveraged lease’s estimated rate of return to the net investment in the lease. The Company regularly reviews residual values and impairs them to expected values as needed.

Other invested assets also include stand-alone derivatives with positive fair values and the fair value of embedded derivatives related to modified coinsurance contracts.

Funds Withheld at Interest.  Funds withheld represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements. For agreements written on a modified coinsurance basis and certain agreements written on a coinsurance basis, assets supporting the reinsured policies, and equal to the net statutory reserves, are withheld and continue to be legally owned by the ceding companies. The Company records a funds withheld receivable rather than the underlying investments. The Company recognizes interest on funds withheld at rates defined by the treaty terms which may be contractually specified or directly related to the investment portfolio and records it in net investment income. The Company’s funds withheld balances are substantially held by Reinsurance Group of America, Incorporated (“RGA”), a subsidiary, and are included in assets of subsidiaries held-for-sale. See Note 2.

Estimates and Uncertainties.  The Company’s investments are exposed to three primary sources of risk: credit, interest rate and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the recognition of impairments, the recognition of income on certain investments, and the determination of fair values.

The determination of the amount of allowances and impairments, as applicable, are described previously by investment type. The determination of such allowances and impairments is highly subjective and is based upon the Company’s periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.

The recognition of income on certain investments (e.g. loan-backed securities, including mortgage-backed and asset-backed securities, certain investment transactions, trading securities, etc.) is dependent upon market conditions, which could result in prepayments and changes in amounts to be earned.

The fair values of publicly held fixed maturity securities and publicly held equity securities are based on quoted market prices or estimates from independent pricing services. However, in cases where quoted market prices are not available, such as for private fixed maturity securities, fair values are estimated using present value or valuation techniques. The determination of fair values is based on: (i) valuation methodologies; (ii) securities the Company deems to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include: coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer, and

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

quoted market prices of comparable securities. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

Additionally, when the Company enters into certain structured investment transactions, real estate joint ventures and other limited partnerships for which the Company may be deemed to be the primary beneficiary under Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(r), Consolidation of Variable Interest Entities — An Interpretation of ARB No. 51, it may be required to consolidate such investments. The accounting rules for the determination of the primary beneficiary are complex and require evaluation of the contractual rights and obligations associated with each party involved in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party.

The use of different methodologies and assumptions as to the determination of the fair value of investments, the timing and amount of impairments, the recognition of income, or consolidation of investments may have a material effect on the amounts presented within the consolidated financial statements.

Derivative Financial Instruments

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter market. The Company uses a variety of derivatives, including swaps, forwards, futures and option contracts, to manage the risk associated with variability in cash flows or changes in fair values related to the Company’s financial instruments. The Company also uses derivative instruments to hedge its currency exposure associated with net investments in certain foreign operations. To a lesser extent, the Company uses credit derivatives, such as credit default swaps, to synthetically replicate investment risks and returns which are not readily available in the cash market. The Company also purchases certain securities, issues certain insurance policies and investment contracts and engages in certain reinsurance contracts that have embedded derivatives.

Freestanding derivatives are carried on the Company’s consolidated balance sheet either as assets within other invested assets or as liabilities within other liabilities at fair value as determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Values can also be affected by changes in estimates and assumptions used in pricing models. Such assumptions include estimates of volatility, interest rates, foreign currency exchange rates, other financial indices and credit ratings. Essential to the analysis of the fair value is risk of counterparty default. The use of different assumptions may have a material effect on the estimated derivative fair value amounts, as well as the amount of reported net income.

If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the fair value of the derivative are generally reported in net investment gains (losses) except for those (i) in policyholder benefits and claims for economic hedges of liabilities embedded in certain variable annuity products offered by the Company, and (ii) in net investment income for economic hedges of equity method investments in joint ventures, or for all derivatives held in relation to the trading portfolios. The fluctuations in fair value of derivatives which have not been designated for hedge accounting can result in significant volatility in net income.

To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge as either (i) a hedge of the fair value of a recognized asset or liability or an unrecognized firm commitment (“fair value hedge”); (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”); or (iii) a hedge of a net investment in a foreign operation. In this documentation, the Company sets forth how the hedging instrument is expected to

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method which will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and periodically throughout the life of the designated hedging relationship. Assessments of hedge effectiveness and measurements of ineffectiveness are also subject to interpretation and estimation and different interpretations or estimates may have a material effect on the amount reported in net income.

The accounting for derivatives is complex and interpretations of the primary accounting standards continue to evolve in practice. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under these accounting standards. If it was determined that hedge accounting designations were not appropriately applied, reported net income could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the consolidated financial statements of the Company from that previously reported.

Under a fair value hedge, changes in the fair value of the hedging derivative, including amounts measured as ineffectiveness, and changes in the fair value of the hedged item related to the designated risk being hedged, are reported within net investment gains (losses). The fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the consolidated statement of income within interest income or interest expense to match the location of the hedged item.

Under a cash flow hedge, changes in the fair value of the hedging derivative measured as effective are reported within other comprehensive income (loss), a separate component of stockholders’ equity, and the deferred gains or losses on the derivative are reclassified into the consolidated statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item. Changes in the fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses). The fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the consolidated statement of income within interest income or interest expense to match the location of the hedged item.

In a hedge of a net investment in a foreign operation, changes in the fair value of the hedging derivative that are measured as effective are reported within other comprehensive income (loss) consistent with the translation adjustment for the hedged net investment in the foreign operation. Changes in the fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses).

The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) the derivative is de-designated as a hedging instrument.

When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the fair value or cash flows of a hedged item, the derivative continues to be carried on the consolidated balance sheet at its fair value, with changes in fair value recognized currently in net investment gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in fair value of derivatives recorded in other comprehensive income (loss) related to discontinued cash flow hedges are released into the consolidated statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item.

When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur by the end of the specified time period or the hedged item no longer meets the definition of a firm

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

commitment, the derivative continues to be carried on the consolidated balance sheet at its fair value, with changes in fair value recognized currently in net investment gains (losses). Any asset or liability associated with a recognized firm commitment is derecognized from the consolidated balance sheet, and recorded currently in net investment gains (losses). Deferred gains and losses of a derivative recorded in other comprehensive income (loss) pursuant to the cash flow hedge of a forecasted transaction are recognized immediately in net investment gains (losses).

In all other situations in which hedge accounting is discontinued, the derivative is carried at its fair value on the consolidated balance sheet, with changes in its fair value recognized in the current period as net investment gains (losses).

The Company is also a party to financial instruments that contain terms which are deemed to be embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. If the instrument would not be accounted for in its entirety at fair value and it is determined that the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract, and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative. Such embedded derivatives are carried on the consolidated balance sheet at fair value with the host contract and changes in their fair value are reported currently in net investment gains (losses). If the Company is unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value, with changes in fair value recognized in the current period in net investment gains (losses). Additionally, the Company may elect to carry an entire contract on the balance sheet at fair value, with changes in fair value recognized in the current period in net investment gains (losses) if that contract contains an embedded derivative that requires bifurcation. There is a risk that embedded derivatives requiring bifurcation may not be identified and reported at fair value in the consolidated financial statements and that their related changes in fair value could materially affect reported net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Property, Equipment, Leasehold Improvements and Computer Software

Property, equipment and leasehold improvements, which are included in other assets, are stated at cost, less accumulated depreciation and amortization. Depreciation is determined using either the straight-line or sum-of-the-years-digits method over the estimated useful lives of the assets, as appropriate. The estimated life for company occupied real estate property is generally 40 years. Estimated lives generally range from five to ten years for leasehold improvements and three to seven years for all other property and equipment. The cost basis of the property, equipment and leasehold improvements was $1.6 billion and $1.4 billion at December 31, 2007 and 2006, respectively. Accumulated depreciation and amortization of property, equipment and leasehold improvements was $815 million and $704 million at December 31, 2007 and 2006, respectively. Related depreciation and amortization expense was $132 million, $125 million and $114 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Computer software, which is included in other assets, is stated at cost, less accumulated amortization. Purchased software costs, as well as certain internal and external costs incurred to develop internal-use computer software during the application development stage, are capitalized. Such costs are amortized generally over a four-year period using the straight-line method. The cost basis of computer software was $1.3 billion and $1.2 billion at December 31, 2007 and 2006, respectively. Accumulated amortization of capitalized software was $858 million and $739 million at December 31, 2007 and 2006, respectively. Related amortization expense was $121 million, $109 million and $105 million for the years ended December 31, 2007, 2006 and 2005, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Deferred Policy Acquisition Costs and Value of Business Acquired

The Company incurs significant costs in connection with acquiring new and renewal insurance business. Costs that vary with and relate to the production of new business are deferred as DAC. Such costs consist principally of commissions and agency and policy issue expenses. VOBA is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in-force at the acquisition date. VOBA is based on actuarially determined projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns and other factors. Actual experience on the purchased business may vary from these projections. The recovery of DAC and VOBA is dependent upon the future profitability of the related business. DAC and VOBA are aggregated in the financial statements for reporting purposes.

DAC for property and casualty insurance contracts, which is primarily composed of commissions and certain underwriting expenses, is amortized on a pro rata basis over the applicable contract term or reinsurance treaty.

DAC and VOBA on life insurance or investment-type contracts are amortized in proportion to gross premiums, gross margins or gross profits, depending on the type of contract as described below.

The Company amortizes DAC and VOBA related to non-participating and non-dividend-paying traditional contracts (term insurance, non-participating whole life insurance, non-medical health insurance, and traditional group life insurance) over the entire premium paying period in proportion to the present value of actual historic and expected future gross premiums. The present value of expected premiums is based upon the premium requirement of each policy and assumptions for mortality, morbidity, persistency, and investment returns at policy issuance, or policy acquisition, as it relates to VOBA, that include provisions for adverse deviation and are consistent with the assumptions used to calculate future policyholder benefit liabilities. These assumptions are not revised after policy issuance or acquisition unless the DAC or VOBA balance is deemed to be unrecoverable from future expected profits. Absent a premium deficiency, variability in amortization after policy issuance or acquisition is caused only by variability in premium volumes.

The Company amortizes DAC and VOBA related to participating, dividend-paying traditional contracts over the estimated lives of the contracts in proportion to actual and expected future gross margins. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The future gross margins are dependent principally on investment returns, policyholder dividend scales, mortality, persistency, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation. For participating contracts (dividend paying traditional contracts within the closed block) future gross margins are also dependent upon changes in the policyholder dividend obligation. Of these factors, the Company anticipates that investment returns, expenses, persistency, and other factor changes and policyholder dividend scales are reasonably likely to impact significantly the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross margins with the actual gross margins for that period. When the actual gross margins change from previously estimated gross margins, the cumulative DAC and VOBA amortization is re- estimated and adjusted by a cumulative charge or credit to current operations. When actual gross margins exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross margins are below the previously estimated gross margins. Each reporting period, the Company also updates the actual amount of business in-force, which impacts expected future gross margins.

The Company amortizes DAC and VOBA related to fixed and variable universal life contracts and fixed and variable deferred annuity contracts over the estimated lives of the contracts in proportion to actual and expected future gross profits. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The amount of future gross profits is dependent principally upon returns in excess of the amounts credited to policyholders, mortality, persistency, interest crediting rates, expenses to administer the business,

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

creditworthiness of reinsurance counterparties, the effect of any hedges used, and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, and persistency are reasonably likely to impact significantly the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross profits with the actual gross profits for that period. When the actual gross profits change from previously estimated gross profits, the cumulative DAC and VOBA amortization is re-estimated and adjusted by a cumulative charge or credit to current operations. When actual gross profits exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross profits are below the previously estimated gross profits. Each reporting period, the Company also updates the actual amount of business remaining in-force, which impacts expected future gross profits.

Separate account rates of return on variable universal life contracts and variable deferred annuity contracts affect in-force account balances on such contracts each reporting period. Returns that are higher than the Company’s long-term expectation produce higher account balances, which increases the Company’s future fee expectations and decreases future benefit payment expectations on minimum death benefit guarantees, resulting in higher expected future gross profits. The opposite result occurs when returns are lower than the Company’s long-term expectation. The Company’s practice to determine the impact of gross profits resulting from returns on separate accounts assumes that long-term appreciation in equity markets is not changed by short-term market fluctuations, but is only changed when sustained interim deviations are expected. The Company monitors these changes and only changes the assumption when its long-term expectation changes.

The Company also reviews periodically other long-term assumptions underlying the projections of estimated gross margins and profits. These include investment returns, policyholder dividend scales, interest crediting rates, mortality, persistency, and expenses to administer business. Management annually updates assumptions used in the calculation of estimated gross margins and profits which may have significantly changed. If the update of assumptions causes expected future gross margins and profits to increase, DAC and VOBA amortization will decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross margins and profits to decrease.

Prior to 2007, DAC related to any internally replaced contract was generally expensed at the date of replacement. As described more fully in “Adoption of New Accounting Pronouncements”, effective January 1, 2007, the Company adopted Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (“SOP 05-1”). Under SOP 05-1, an internal replacement is defined as a modification in product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. If the modification substantially changes the contract, the DAC is written off immediately through income and any new deferrable costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC amortization on the original contract will continue and any acquisition costs associated with the related modification are expensed.

Sales Inducements

The Company has two different types of sales inducements which are included in other assets: (i) the policyholder receives a bonus whereby the policyholder’s initial account balance is increased by an amount equal to a specified percentage of the customer’s deposit; and (ii) the policyholder receives a higher interest rate using a dollar cost averaging method than would have been received based on the normal general account interest rate credited. The Company defers sales inducements and amortizes them over the life of the policy using the same methodology and assumptions used to amortize DAC.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Goodwill

Goodwill is the excess of cost over the fair value of net assets acquired. Goodwill is not amortized but is tested for impairment at least annually or more frequently if events or circumstances, such as adverse changes in the business climate, indicate that there may be justification for conducting an interim test. Impairment testing is performed using the fair value approach, which requires the use of estimates and judgment, at the “reporting unit” level. A reporting unit is the operating segment or a business one level below the operating segment, if discrete financial information is prepared and regularly reviewed by management at that level. For purposes of goodwill impairment testing, goodwill within Corporate & Other is allocated to reporting units within the Company’s business segments. If the carrying value of a reporting unit’s goodwill exceeds its fair value, the excess is recognized as an impairment and recorded as a charge against net income. The fair values of the reporting units are determined using a market multiple, a discounted cash flow model, or a cost approach. The critical estimates necessary in determining fair value are projected earnings, comparative market multiples and the discount rate.

Liability for Future Policy Benefits and Policyholder Account Balances

The Company establishes liabilities for amounts payable under insurance policies, including traditional life insurance, traditional annuities and non-medical health insurance. Generally, amounts are payable over an extended period of time and related liabilities are calculated as the present value of future expected benefits to be paid reduced by the present value of future expected premiums. Such liabilities are established based on methods and underlying assumptions in accordance with GAAP and applicable actuarial standards. Principal assumptions used in the establishment of liabilities for future policy benefits are mortality, morbidity, policy lapse, renewal, retirement, disability incidence, disability terminations, investment returns, inflation, expenses and other contingent events as appropriate to the respective product type. Utilizing these assumptions, liabilities are established on a block of business basis.

Future policy benefit liabilities for participating traditional life insurance policies are equal to the aggregate of (i) net level premium reserves for death and endowment policy benefits (calculated based upon the non-forfeiture interest rate, ranging from 3% to 10% for domestic business and 3% to 10% for international business, and mortality rates guaranteed in calculating the cash surrender values described in such contracts); and (ii) the liability for terminal dividends.

Future policy benefits for non-participating traditional life insurance policies are equal to the aggregate of the present value of expected future benefit payments and related expenses less the present value of expected future net premiums. Assumptions as to mortality and persistency are based upon the Company’s experience when the basis of the liability is established. Interest rates for the aggregate future policy benefit liabilities range from 3% to 10% for domestic business and 3% to 12% for international business.

Participating business represented approximately 9% and 10% of the Company’s life insurance in-force, and 33% and 38% of the number of life insurance policies in-force, at December 31, 2007 and 2006, respectively. Participating policies represented approximately 31% and 30%, 30% and 29%, and 31% and 30% of gross and net life insurance premiums for the years ended December 31, 2007, 2006 and 2005, respectively.

Future policy benefit liabilities for individual and group traditional fixed annuities after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 3% to 11% for domestic business and 4% to 10% for international business.

Future policy benefit liabilities for non-medical health insurance are calculated using the net level premium method and assumptions as to future morbidity, withdrawals and interest, which provide a margin for adverse deviation. Interest rates used in establishing such liabilities range from 3% to 7% for domestic business and 3% to 10% for international business.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Future policy benefit liabilities for disabled lives are estimated using the present value of benefits method and experience assumptions as to claim terminations, expenses and interest. Interest rates used in establishing such liabilities range from 3% to 8% for domestic business and 2% to 10% for international business.

Liabilities for unpaid claims and claim expenses for property and casualty insurance are included in future policyholder benefits and represent the amount estimated for claims that have been reported but not settled and claims incurred but not reported. Liabilities for unpaid claims are estimated based upon the Company’s historical experience and other actuarial assumptions that consider the effects of current developments, anticipated trends and risk management programs, reduced for anticipated salvage and subrogation. The effects of changes in such estimated liabilities are included in the results of operations in the period in which the changes occur.

The Company establishes future policy benefit liabilities for minimum death and income benefit guarantees relating to certain annuity contracts and secondary and paid-up guarantees relating to certain life policies as follows:

•	Annuity guaranteed minimum death benefit (“GMDB”) liabilities are determined by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the GMDB liabilities are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk. The assumptions of investment performance and volatility are consistent with the historical experience of the Standard & Poor’s 500 Index (“S&P”). The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.

•	Guaranteed minimum income benefit (“GMIB”) liabilities are determined by estimating the expected value of the income benefits in excess of the projected account balance at any future date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used for estimating the GMIB liabilities are consistent with those used for estimating the GMDB liabilities. In addition, the calculation of guaranteed annuitization benefit liabilities incorporates an assumption for the percentage of the potential annuitizations that may be elected by the contractholder.

Liabilities for universal and variable life secondary guarantees and paid-up guarantees are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balances, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the secondary and paid-up guarantee liabilities are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk. The assumptions of investment performance and volatility for variable products are consistent with historical S&P experience. The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.

The Company establishes policyholder account balances for guaranteed minimum benefit riders relating to certain variable annuity products as follows:

•	Guaranteed minimum withdrawal benefit riders (“GMWB”) guarantee the contractholder a return of their purchase payment via partial withdrawals, even if the account value is reduced to zero, provided that the contractholder’s cumulative withdrawals in a contract year do not exceed a certain limit. The initial guaranteed withdrawal amount is equal to the initial benefit base as defined in the contract (typically, the initial purchase payments plus applicable bonus amounts). The GMWB is an embedded derivative, which is measured at fair value separately from the host variable annuity product.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

•	Guaranteed minimum accumulation benefit riders (“GMAB”) provide the contractholder, after a specified period of time determined at the time of issuance of the variable annuity contract, with a minimum accumulation of their purchase payments even if the account value is reduced to zero. The initial guaranteed accumulation amount is equal to the initial benefit base as defined in the contract (typically, the initial purchase payments plus applicable bonus amounts). The GMAB is also an embedded derivative, which is measured at fair value separately from the host variable annuity product.

•	For both GMWB and GMAB, the initial benefit base is increased by additional purchase payments made within a certain time period and decreases by benefits paid and/or withdrawal amounts. After a specified period of time, the benefit base may also increase as a result of an optional reset as defined in the contract.

The fair values of the GMWB and GMAB riders are calculated based on actuarial and capital market assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. In measuring the fair value of GMWBs and GMABs, the Company attributes a portion of the fees collected from the policyholder equal to the present value of expected future guaranteed minimum withdrawal and accumulation benefits (at inception). The changes in fair value are reported in net investment gains (losses). Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees. These riders may be more costly than expected in volatile or declining markets, causing an increase in liabilities for future policy benefits, negatively affecting net income.

The Company periodically reviews its estimates of actuarial liabilities for future policy benefits and compares them with its actual experience. Differences between actual experience and the assumptions used in pricing these policies, guarantees and riders and in the establishment of the related liabilities result in variances in profit and could result in losses. The effects of changes in such estimated liabilities are included in the results of operations in the period in which the changes occur.

Policyholder account balances relate to investment-type contracts and universal life-type policies. Investment-type contracts principally include traditional individual fixed annuities in the accumulation phase and non-variable group annuity contracts. Policyholder account balances are equal to (i) policy account values, which consist of an accumulation of gross premium payments; (ii) credited interest, ranging from 1% to 17% for domestic business and 1% to 15% for international business, less expenses, mortality charges, and withdrawals; and (iii) fair value adjustments relating to business combinations. Bank deposits are also included in policyholder account balances.

Other Policyholder Funds

Other policyholder funds include policy and contract claims, unearned revenue liabilities, premiums received in advance, policyholder dividends due and unpaid, and policyholder dividends left on deposit.

The liability for policy and contract claims generally relates to incurred but not reported death, disability, long-term care and dental claims as well as claims which have been reported but not yet settled. The liability for these claims is based on the Company’s estimated ultimate cost of settling all claims. The Company derives estimates for the development of incurred but not reported claims principally from actuarial analyses of historical patterns of claims and claims development for each line of business. The methods used to determine these estimates are continually reviewed. Adjustments resulting from this continuous review process and differences between estimates and payments for claims are recognized in policyholder benefits and claims expense in the period in which the estimates are changed or payments are made.

The unearned revenue liability relates to universal life-type and investment-type products and represents policy charges for services to be provided in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits and margins, similar to DAC. Such amortization is recorded in universal life and investment-type product policy fees.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company accounts for the prepayment of premiums on its individual life, group life and health contracts as premium received in advance and applies the cash received to premiums when due.

Also included in other policyholder funds are policyholder dividends due and unpaid on participating policies and policyholder dividends left on deposit. Such liabilities are presented at amounts contractually due to policyholders.

Recognition of Insurance Revenue and Related Benefits

Premiums related to traditional life and annuity policies with life contingencies are recognized as revenues when due from policyholders. Policyholder benefits and expenses are provided against such revenues to recognize profits over the estimated lives of the policies. When premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into operations in a constant relationship to insurance in-force or, for annuities, the amount of expected future policy benefit payments.

Premiums related to non-medical health and disability contracts are recognized on a pro rata basis over the applicable contract term.

Deposits related to universal life-type and investment-type products are credited to policyholder account balances. Revenues from such contracts consist of amounts assessed against policyholder account balances for mortality, policy administration and surrender charges and are recorded in universal life and investment-type product policy fees in the period in which services are provided. Amounts that are charged to operations include interest credited and benefit claims incurred in excess of related policyholder account balances.

Premiums related to property and casualty contracts are recognized as revenue on a pro rata basis over the applicable contract term. Unearned premiums, representing the portion of premium written relating to the unexpired coverage, are included in future policy benefits.

Premiums, policy fees, policyholder benefits and expenses are presented net of reinsurance.

Other Revenues

Other revenues include advisory fees, broker-dealer commissions and fees, and administrative service fees. Such fees and commissions are recognized in the period in which services are performed. Other revenues also include changes in account value relating to corporate-owned life insurance (“COLI”). Under certain COLI contracts, if the Company reports certain unlikely adverse results in its consolidated financial statements, withdrawals would not be immediately available and would be subject to market value adjustment, which could result in a reduction of the account value.

Policyholder Dividends

Policyholder dividends are approved annually by the insurance subsidiaries’ boards of directors. The aggregate amount of policyholder dividends is related to actual interest, mortality, morbidity and expense experience for the year, as well as management’s judgment as to the appropriate level of statutory surplus to be retained by the insurance subsidiaries.

Income Taxes

The Holding Company and its includable life insurance and non-life insurance subsidiaries file a consolidated U.S. federal income tax return in accordance with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Non-includable subsidiaries file either separate individual corporate tax returns or separate consolidated tax returns.

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Notes to Consolidated Financial Statements — (Continued)

The Company’s accounting for income taxes represents management’s best estimate of various events and transactions.

Deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether valuation allowances should be established as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

(i) future taxable income exclusive of reversing temporary differences and carryforwards;

(ii) future reversals of existing taxable temporary differences;

(iii) taxable income in prior carryback years; and

(iv) tax planning strategies.

The Company may be required to change its provision for income taxes in certain circumstances. Examples of such circumstances include when the ultimate deductibility of certain items is challenged by taxing authorities (See also Note 15) or when estimates used in determining valuation allowances on deferred tax assets significantly change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, future events, such as changes in tax laws, tax regulations, or interpretations of such laws or regulations, could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the consolidated financial statements in the year these changes occur.

As described more fully in “Adoption of New Accounting Pronouncements”, the Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“FIN 48”) effective January 1, 2007. Under FIN 48, the Company determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Unrecognized tax benefits due to tax uncertainties that do not meet the threshold are included within other liabilities and are charged to earnings in the period that such determination is made.

The Company classifies interest recognized as interest expense and penalties recognized as a component of income tax.

Reinsurance

The Company enters into reinsurance transactions as both a provider and a purchaser of reinsurance for its life and property and casualty insurance products.

For each of its reinsurance contracts, the Company determines if the contract provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. The Company reviews all contractual features, particularly those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the contract. The net cost of

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Notes to Consolidated Financial Statements — (Continued)

reinsurance is recorded as an adjustment to DAC and recognized as a component of other expenses on a basis consistent with the way the acquisition costs on the underlying reinsured contracts would be recognized. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as ceded (assumed) premiums and ceded (assumed) future policy benefit liabilities are established.

For prospective reinsurance of short-duration contracts that meet the criteria for reinsurance accounting, amounts paid (received) are recorded as ceded (assumed) premiums and ceded (assumed) unearned premiums and are reflected as a component of premiums and other receivables (future policy benefits). Such amounts are amortized through earned premiums over the remaining contract period in proportion to the amount of protection provided. For retroactive reinsurance of short-duration contracts that meet the criteria of reinsurance accounting, amounts paid (received) in excess of (which do not exceed) the related insurance liabilities ceded (assumed) are recognized immediately as a loss. Any gains on such retroactive contracts are deferred and recorded in other liabilities. The gains are amortized primarily using the recovery method.

The assumptions used to account for both long and short-duration reinsurance contracts are consistent with those used for the underlying contracts. Ceded policyholder and contract related liabilities, other than those currently due, are reported gross on the balance sheet.

Amounts currently recoverable under reinsurance contracts are included in premiums and other receivables and amounts currently payable are included in other liabilities. Such assets and liabilities relating to reinsurance contracts with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance contract.

Premiums, fees and policyholder benefits and claims include amounts assumed under reinsurance contracts and are net of reinsurance ceded.

If the Company determines that a reinsurance contract does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the contract using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within other assets. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other revenues or other expenses, as appropriate. Periodically, the Company evaluates the adequacy of the expected payments or recoveries and adjusts the deposit asset or liability through other revenues or other expenses, as appropriate.

Amounts received from reinsurers for policy administration are reported in other revenues.

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using criteria similar to that evaluated in the security impairment process discussed previously.

Separate Accounts

Separate accounts are established in conformity with insurance laws and are generally not chargeable with liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. The Company reports separately, as assets and liabilities, investments held in separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities; (iii) investments are directed by the contractholder; and (iv) all investment performance, net of contract fees and assessments, is passed through to the contractholder. The

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Notes to Consolidated Financial Statements — (Continued)

Company reports separate account assets meeting such criteria at their fair value. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such separate accounts are offset within the same line in the consolidated statements of income.

The Company’s revenues reflect fees charged to the separate accounts, including mortality charges, risk charges, policy administration fees, investment management fees and surrender charges. Separate accounts not meeting the above criteria are combined on a line-by-line basis with the Company’s general account assets, liabilities, revenues and expenses.

Employee Benefit Plans

Certain subsidiaries of the Holding Company (the “Subsidiaries”) sponsor and/or administer various plans that provide defined benefit pension and other postretirement benefits covering eligible employees and sales representatives. A December 31 measurement date is used for all of the Subsidiaries’ defined benefit pension and other postretirement benefit plans.

Pension benefits are provided utilizing either a traditional formula or cash balance formula. The traditional formula provides benefits based upon years of credited service and either final average or career average earnings. The cash balance formula utilizes hypothetical or notional accounts which credit participants with benefits equal to a percentage of eligible pay as well as earnings credits, determined annually based upon the average annual rate of interest on 30-year Treasury securities, for each account balance. As of December 31, 2007, virtually all the obligations are calculated using the traditional formula.

The Subsidiaries also provide certain postemployment benefits and certain postretirement medical and life insurance benefits for retired employees. Employees of the Subsidiaries who were hired prior to 2003 (or, in certain cases, rehired during or after 2003) and meet age and service criteria while working for one of the Subsidiaries, may become eligible for these other postretirement benefits, at various levels, in accordance with the applicable plans. Virtually all retirees, or their beneficiaries, contribute a portion of the total cost of postretirement medical benefits. Employees hired after 2003 are not eligible for any employer subsidy for postretirement medical benefits.

SFAS No. 87, Employers’ Accounting for Pensions (“SFAS 87”), as amended, established the accounting for pension plan obligations. Under SFAS 87, the projected pension benefit obligation (“PBO”) is defined as the actuarially calculated present value of vested and non-vested pension benefits accrued based on future salary levels. The accumulated pension benefit obligation (“ABO”) is the actuarial present value of vested and non-vested pension benefits accrued based on current salary levels. Obligations, both PBO and ABO, of the defined benefit pension plans are determined using a variety of actuarial assumptions, from which actual results may vary, as described below.

SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions (“SFAS 106”), as amended, established the accounting for expected postretirement plan benefit obligations (“EPBO”) which represents the actuarial present value of all other postretirement benefits expected to be paid after retirement to employees and their dependents. Unlike for pensions, the EPBO is not recorded in the financial statements but is used in measuring the periodic expense. The accumulated postretirement plan benefit obligations (“APBO”) represents the actuarial present value of future other postretirement benefits attributed to employee services rendered through a particular date and is the valuation basis upon which liabilities are established. The APBO is determined using a variety of actuarial assumptions, from which actual results may vary, as described below.

Prior to December 31, 2006, the funded status of the pension and other postretirement plans, which is the difference between the fair value of plan assets and the PBO for pension plans and the APBO for other postretirement plans (collectively, the “Benefit Obligations”), were offset by the unrecognized actuarial gains or losses, prior service cost and transition obligations to determine prepaid or accrued benefit cost, as applicable. The net amount was recorded as a prepaid or accrued benefit cost, as applicable. Further, for pension plans, if the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

ABO exceeded the fair value of the plan assets, that excess was recorded as an additional minimum pension liability with a corresponding intangible asset. Recognition of the intangible asset was limited to the amount of any unrecognized prior service cost. Any additional minimum pension liability in excess of the allowable intangible asset was charged, net of income tax, to accumulated other comprehensive income.

As described more fully in “Adoption of New Accounting Pronouncements”, effective December 31, 2006, the Company adopted SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and SFAS No. 132(r) (“SFAS 158”). Effective with the adoption of SFAS 158 on December 31, 2006, the Company recognizes the funded status of the Benefit Obligations for each of its plans on the consolidated balance sheet. The actuarial gains or losses, prior service costs and credits, and the remaining net transition asset or obligation that had not yet been included in net periodic benefit costs as of December 31, 2006 are now charged, net of income tax, to accumulated other comprehensive income. Additionally, these changes eliminated the additional minimum pension liability provisions of SFAS 87.

Net periodic benefit cost is determined using management estimates and actuarial assumptions to derive service cost, interest cost, and expected return on plan assets for a particular year. Net periodic benefit cost also includes the applicable amortization of any prior service cost (credit) arising from the increase (decrease) in prior years’ benefit costs due to plan amendments or initiation of new plans. These costs are amortized into net periodic benefit cost over the expected service years of employees whose benefits are affected by such plan amendments. Actual experience related to plan assets and/or the benefit obligations may differ from that originally assumed when determining net periodic benefit cost for a particular period, resulting in gains or losses. To the extent such aggregate gains or losses exceed 10 percent of the greater of the benefit obligations or the market-related asset value of the plans, they are amortized into net periodic benefit cost over the expected service years of employees expected to receive benefits under the plans.

The obligations and expenses associated with these plans require an extensive use of assumptions such as the discount rate, expected rate of return on plan assets, rate of future compensation increases, healthcare cost trend rates, as well as assumptions regarding participant demographics such as rate and age of retirements, withdrawal rates and mortality. Management, in consultation with its external consulting actuarial firm, determines these assumptions based upon a variety of factors such as historical performance of the plan and its assets, currently available market and industry data, and expected benefit payout streams. The assumptions used may differ materially from actual results due to, among other factors, changing market and economic conditions and changes in participant demographics. These differences may have a significant effect on the Company’s consolidated financial statements and liquidity.

The Subsidiaries also sponsor defined contribution savings and investment plans (“SIP”) for substantially all employees under which a portion of employee contributions are matched. Applicable matching contributions are made each payroll period. Accordingly, the Company recognizes compensation cost for current matching contributions. As all contributions are transferred currently as earned to the SIP trust, no liability for matching contributions is recognized in the consolidated balance sheets.

Stock-Based Compensation

Stock-based compensation grants prior to January 1, 2003 were accounted for using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations. Compensation expense, if any, was recorded based upon the excess of the quoted market price at grant date over the amount the employee was required to pay to acquire the stock. Under the provisions of APB 25, there was no compensation expense resulting from the issuance of stock options as the exercise price was equivalent to the fair market value at the date of grant. Compensation expense was recognized under the Long-Term Performance Compensation Plan (“LTPCP”), as described more fully in Note 18.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Stock-based awards granted after December 31, 2002 but prior to January 1, 2006 were accounted for on a prospective basis using the fair value accounting method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS 148”). The fair value method of SFAS 123 required compensation expense to be measured based on the fair value of the equity instrument at the grant or award date. Stock-based compensation was accrued over the vesting period of the grant or award, including grants or awards to retirement-eligible employees. As required by SFAS 148, the Company discloses the pro forma impact as if the stock options granted prior to January 1, 2003 had been accounted for using the fair value provisions of SFAS 123 rather than the intrinsic value method prescribed by APB 25. See Note 18.

Effective January 1, 2006, the Company adopted, using the modified prospective transition method, SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(r)”), which replaces SFAS 123 and supersedes APB 25. The adoption of SFAS 123(r) did not have a significant impact on the Company’s financial position or results of operations. SFAS 123(r) requires that the cost of all stock-based transactions be measured at fair value and recognized over the period during which a grantee is required to provide goods or services in exchange for the award. Although the terms of the Company’s stock-based plans do not accelerate vesting upon retirement, or the attainment of retirement eligibility, the requisite service period subsequent to attaining such eligibility is considered nonsubstantive. Accordingly, the Company recognizes compensation expense related to stock-based awards over the shorter of the requisite service period or the period to attainment of retirement eligibility. SFAS 123(r) also requires an estimation of future forfeitures of stock-based awards to be incorporated into the determination of compensation expense when recognizing expense over the requisite service period.

Foreign Currency

Balance sheet accounts of foreign operations are translated at the exchange rates in effect at each year-end and income and expense accounts are translated at the average rates of exchange prevailing during the year. The local currencies of foreign operations generally are the functional currencies unless the local economy is highly inflationary. Translation adjustments are charged or credited directly to other comprehensive income or loss. Gains and losses from foreign currency transactions are reported as net investment gains (losses) in the period in which they occur.

Discontinued Operations

The results of operations of a component of the Company that either has been disposed of or is classified as held-for-sale are reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations of the Company as a result of the disposal transaction and the Company will not have any significant continuing involvement in the operations of the component after the disposal transaction.

Earnings Per Common Share

Basic earnings per common share are computed based on the weighted average number of common shares outstanding during the period. The difference between the number of shares assumed issued and number of shares assumed purchased represents the dilutive shares. Diluted earnings per common share include the dilutive effect of the assumed: (i) exercise or issuance of stock-based awards using the treasury stock method; (ii) settlement of stock purchase contracts underlying common equity units using the treasury stock method; and (iii) settlement of accelerated common stock repurchase contract. Under the treasury stock method, exercise or issuance of stock- based awards and settlement of the stock purchase contracts underlying common equity units is assumed to occur with the proceeds used to purchase common stock at the average market price for the period. See Notes 13, 18 and 20.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Litigation Contingencies

The Company is a party to a number of legal actions and is involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on the Company’s financial position. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. On a quarterly and annual basis, the Company reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s consolidated financial statements. It is possible that an adverse outcome in certain of the Company’s litigation and regulatory investigations, or the use of different assumptions in the determination of amounts recorded could have a material effect upon the Company’s consolidated net income or cash flows in particular quarterly or annual periods.

Adoption of New Accounting Pronouncements

Income Taxes

Effective January 1, 2007, the Company adopted FIN 48. FIN 48 clarifies the accounting for uncertainty in income tax recognized in a company’s financial statements. FIN 48 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement, and classification of income tax uncertainties, along with any related interest and penalties. Previously recorded income tax benefits that no longer meet this standard are required to be charged to earnings in the period that such determination is made.

As a result of the implementation of FIN 48, the Company recognized a $35 million increase in the liability for unrecognized tax benefits and a $9 million decrease in the interest liability for unrecognized tax benefits, as well as a $17 million increase in the liability for unrecognized tax benefits and a $5 million increase in the interest liability for unrecognized tax benefits which are included in liabilities of subsidiaries held-for-sale. The corresponding reduction to the January 1, 2007 balance of retained earnings was $37 million, net of $11 million of minority interest included in liabilities of subsidiaries held-for-sale. See also Note 15.

Insurance Contracts

Effective January 1, 2007, the Company adopted SOP 05-1 which provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts other than those specifically described in SFAS 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. SOP 05-1 defines an internal replacement and is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. In addition, in February 2007, the American Institute of Certified Public Accountants (“AICPA”) issued related Technical Practice Aids (“TPAs”) to provide further clarification of SOP 05-1. The TPAs became effective concurrently with the adoption of SOP 05-1.

As a result of the adoption of SOP 05-1 and the related TPAs, if an internal replacement modification substantially changes a contract, then the DAC is written off immediately through income and any new deferrable costs associated with the new replacement are deferred. If a contract modification does not substantially change the contract, the DAC amortization on the original contract will continue and any acquisition costs associated with the related modification are immediately expensed.

The adoption of SOP 05-1 and the related TPAs resulted in a reduction to DAC and VOBA on January 1, 2007 and an acceleration of the amortization period relating primarily to the Company’s group life and health insurance contracts that contain certain rate reset provisions. Prior to the adoption of SOP 05-1, DAC on such contracts was amortized over the expected renewable life of the contract. Upon adoption of SOP 05-1, DAC on such contracts is to

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

be amortized over the rate reset period. The impact as of January 1, 2007 was a cumulative effect adjustment of $292 million, net of income tax of $161 million, which was recorded as a reduction to retained earnings.

Defined Benefit and Other Postretirement Plans

Effective December 31, 2006, the Company adopted SFAS 158. The pronouncement revises financial reporting standards for defined benefit pension and other postretirement plans by requiring the:

(i)	recognition in the statement of financial position of the funded status of defined benefit plans measured as the difference between the fair value of plan assets and the benefit obligation, which is the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans;

(ii)	recognition as an adjustment to accumulated other comprehensive income (loss), net of income tax, those amounts of actuarial gains and losses, prior service costs and credits, and net asset or obligation at transition that have not yet been included in net periodic benefit costs as of the end of the year of adoption;

(iii)	recognition of subsequent changes in funded status as a component of other comprehensive income;

(iv)	measurement of benefit plan assets and obligations as of the date of the statement of financial position; and

(v)	disclosure of additional information about the effects on the employer’s statement of financial position.

The adoption of SFAS 158 resulted in a reduction of $744 million, net of income tax, to accumulated other comprehensive income, which is included as a component of total consolidated stockholders’ equity. As the Company’s measurement date for its pension and other postretirement benefit plans is already December 31 there was no impact of adoption due to changes in measurement date. See also “Summary of Significant Accounting Policies and Critical Accounting Estimates” and Note 17.

Stock Compensation Plans

As described previously, effective January 1, 2006, the Company adopted SFAS 123(r) including supplemental application guidance issued by the U.S. Securities and Exchange Commission (“SEC”) in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment (“SAB 107”) — using the modified prospective transition method. In accordance with the modified prospective transition method, results for prior periods have not been restated. SFAS 123(r) requires that the cost of all stock-based transactions be measured at fair value and recognized over the period during which a grantee is required to provide goods or services in exchange for the award. The Company had previously adopted the fair value method of accounting for stock-based awards as prescribed by SFAS 123 on a prospective basis effective January 1, 2003, and prior to January 1, 2003, accounted for its stock-based awards to employees under the intrinsic value method prescribed by APB 25. The Company did not modify the substantive terms of any existing awards prior to adoption of SFAS 123(r).

Under the modified prospective transition method, compensation expense recognized during the year ended December 31, 2006 includes: (a) compensation expense for all stock-based awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation expense for all stock-based awards granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(r).

The adoption of SFAS 123(r) did not have a significant impact on the Company’s financial position or results of operations as all stock-based awards accounted for under the intrinsic value method prescribed by APB 25 had vested prior to the adoption date and the Company had adopted the fair value recognition provisions of SFAS 123 on January 1, 2003. As required by SFAS 148, and carried forward in the provisions of SFAS 123(r), the Company

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Notes to Consolidated Financial Statements — (Continued)

discloses the pro forma impact as if stock-based awards accounted for under APB 25 had been accounted for under the fair value method in Note 18.

SFAS 123 allowed forfeitures of stock-based awards to be recognized as a reduction of compensation expense in the period in which the forfeiture occurred. Upon adoption of SFAS 123(r), the Company changed its policy and now incorporates an estimate of future forfeitures into the determination of compensation expense when recognizing expense over the requisite service period. The impact of this change in accounting policy was not significant to the Company’s financial position or results of operations as of the date of adoption.

Additionally, for awards granted after adoption, the Company changed its policy from recognizing expense for stock-based awards over the requisite service period to recognizing such expense over the shorter of the requisite service period or the period to attainment of retirement-eligibility. The pro forma impact of this change in expense recognition policy for stock-based compensation is detailed in Note 18.

Prior to the adoption of SFAS 123(r), the Company presented tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the consolidated statements of cash flows. SFAS 123(r) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options be classified and reported as a financing cash inflow upon adoption of SFAS 123(r).

Derivative Financial Instruments

The Company has adopted guidance relating to derivative financial instruments as follows:

•	Effective January 1, 2006, the Company adopted prospectively SFAS No. 155, Accounting for Certain Hybrid Instruments (“SFAS 155”). SFAS 155 amends SFAS 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155:

(i)	clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133;

(ii)	establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

(iii)	clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

(iv)	amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity (“QSPE”) from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest.

The adoption of SFAS 155 did not have a material impact on the Company’s consolidated financial statements.

•	Effective October 1, 2006, the Company adopted SFAS 133 Implementation Issue No. B40, Embedded Derivatives: Application of Paragraph 13(b) to Securitized Interests in Prepayable Financial Assets (“Issue B40”). Issue B40 clarifies that a securitized interest in prepayable financial assets is not subject to the conditions in paragraph 13(b) of SFAS 133, if it meets both of the following criteria: (i) the right to accelerate the settlement if the securitized interest cannot be controlled by the investor; and (ii) the securitized interest itself does not contain an embedded derivative (including an interest rate-related derivative) for which bifurcation would be required other than an embedded derivative that results solely from the embedded call options in the underlying financial assets. The adoption of Issue B40 did not have a material impact on the Company’s consolidated financial statements.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

•	Effective January 1, 2006, the Company adopted prospectively SFAS 133 Implementation Issue No. B38, Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put Option or Call Option (“Issue B38”) and SFAS 133 Implementation Issue No. B39, Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor (“Issue B39”). Issue B38 clarifies that the potential settlement of a debtor’s obligation to a creditor occurring upon exercise of a put or call option meets the net settlement criteria of SFAS 133. Issue B39 clarifies that an embedded call option, in which the underlying is an interest rate or interest rate index, that can accelerate the settlement of a debt host financial instrument should not be bifurcated and fair valued if the right to accelerate the settlement can be exercised only by the debtor (issuer/borrower) and the investor will recover substantially all of its initial net investment. The adoption of Issues B38 and B39 did not have a material impact on the Company’s consolidated financial statements.

Other

Effective January 1, 2007, the Company adopted FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. The adoption of FSP EITF 00-19-2 did not have an impact on the Company’s consolidated financial statements.

Effective January 1, 2007, the Company adopted FSP No. FAS 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction (“FSP 13-2”). FSP 13-2 amends SFAS No. 13, Accounting for Leases, to require that a lessor review the projected timing of income tax cash flows generated by a leveraged lease annually or more frequently if events or circumstances indicate that a change in timing has occurred or is projected to occur. In addition, FSP 13-2 requires that the change in the net investment balance resulting from the recalculation be recognized as a gain or loss from continuing operations in the same line item in which leveraged lease income is recognized in the year in which the assumption is changed. The adoption of FSP 13-2 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2007, the Company adopted SFAS No. 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140 (“SFAS 156”). Among other requirements, SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations. The adoption of SFAS 156 did not have an impact on the Company’s consolidated financial statements.

Effective November 15, 2006, the Company adopted SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in current year financial statements for purposes of assessing materiality. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when relevant quantitative and qualitative factors are considered, is material. SAB 108 permits companies to initially apply its provisions by either restating prior financial statements or recording a cumulative effect adjustment to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment to retained earnings for errors that were previously deemed immaterial but are material under the guidance in SAB 108. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted prospectively EITF Issue No. 05-7, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues (“EITF 05-7”). EITF 05-7 provides guidance on whether a modification of conversion options embedded in debt results in an extinguishment of that debt. In certain situations, companies may change the terms of an embedded conversion option as part of a debt modification. The EITF concluded that the change in the fair value of an embedded conversion option upon

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

modification should be included in the analysis of EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, to determine whether a modification or extinguishment has occurred and that a change in the fair value of a conversion option should be recognized upon the modification as a discount (or premium) associated with the debt, and an increase (or decrease) in additional paid-in capital. The adoption of EITF 05-7 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted EITF Issue No. 05-8, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature (“EITF 05-8”). EITF 05-8 concludes that: (i) the issuance of convertible debt with a beneficial conversion feature results in a basis difference that should be accounted for as a temporary difference; and (ii) the establishment of the deferred tax liability for the basis difference should result in an adjustment to additional paid-in capital. EITF 05-8 was applied retrospectively for all instruments with a beneficial conversion feature accounted for in accordance with EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. The adoption of EITF 05-8 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is deemed impracticable. It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. The adoption of SFAS 154 did not have a material impact on the Company’s consolidated financial statements.

In June 2005, the EITF reached consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 provides a framework for determining whether a general partner controls and should consolidate a limited partnership or a similar entity in light of certain rights held by the limited partners. The consensus also provides additional guidance on substantive rights. EITF 04-5 was effective after June 29, 2005 for all newly formed partnerships and for any pre-existing limited partnerships that modified their partnership agreements after that date. For all other limited partnerships, EITF 04-5 required adoption by January 1, 2006 through a cumulative effect of a change in accounting principle recorded in opening equity or applied retrospectively by adjusting prior period financial statements. The adoption of the provisions of EITF 04-5 did not have a material impact on the Company’s consolidated financial statements.

Effective November 9, 2005, the Company prospectively adopted the guidance in FSP No. FAS 140-2, Clarification of the Application of Paragraphs 40(b) and 40(c) of FAS 140 (“FSP 140-2”). FSP 140-2 clarified certain criteria relating to derivatives and beneficial interests when considering whether an entity qualifies as a QSPE. Under FSP 140-2, the criteria must only be met at the date the QSPE issues beneficial interests or when a derivative financial instrument needs to be replaced upon the occurrence of a specified event outside the control of the transferor. The adoption of FSP 140-2 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2005, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 amended prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 were required to be applied prospectively for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2005, the Company adopted EITF Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. As required

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

by EITF 05-6, the Company adopted this guidance on a prospective basis which had no material impact on the Company’s consolidated financial statements.

In June 2005, the FASB completed its review of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). EITF 03-1 provides accounting guidance regarding the determination of when an impairment of debt and marketable equity securities and investments accounted for under the cost method should be considered other-than-temporary and recognized in income. EITF 03-1 also requires certain quantitative and qualitative disclosures for debt and marketable equity securities classified as available-for-sale or held-to-maturity under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. The FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment but has issued FSP Nos. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP 115-1”), which nullifies the accounting guidance on the determination of whether an investment is other-than-temporarily impaired as set forth in EITF 03-1. As required by FSP 115-1, the Company adopted this guidance on a prospective basis, which had no material impact on the Company’s consolidated financial statements, and has provided the required disclosures.

In December 2004, the FASB issued FSP No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (“FSP 109-2”). The American Jobs Creation Act of 2004 (“AJCA”) introduced a one-time dividend received deduction on the repatriation of certain earnings to a U.S. taxpayer. FSP 109-2 provides companies additional time beyond the financial reporting period of enactment to evaluate the effects of the AJCA on their plans to repatriate foreign earnings for purposes of applying SFAS No. 109, Accounting for Income Taxes. During 2005, the Company recorded a $27 million income tax benefit related to the repatriation of foreign earnings pursuant to Internal Revenue Code Section 965 for which a U.S. deferred income tax provision had previously been recorded. As of January 1, 2006, the repatriation provision of the AJCA no longer applies to the Company.

Future Adoption of New Accounting Pronouncements

Fair Value

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Effective January 1, 2008, the Company adopted SFAS 157 and applied the provisions of the statement prospectively to assets and liabilities measured and disclosed at fair value. In addition to new disclosure requirements, the adoption of SFAS 157 changes the valuation of certain freestanding derivatives by moving from a mid to bid pricing convention as well as changing the valuation of embedded derivatives associated with annuity contracts. The change in valuation of embedded derivatives associated with annuity contracts results from the incorporation of risk margins and the Company’s own credit standing in their valuation. While the Company does not expect such changes in valuation to have a material impact on the Company’s financial statements at January 1, 2008, the addition of risk margins and the Company’s own credit spread in the valuation of embedded derivatives associated with annuity contracts may result in significant volatility in the Company’s consolidated net income.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities the option to measure most financial instruments and certain other items at fair value at specified election dates and to report related unrealized gains and losses in earnings. The fair value option is generally applied on an instrument-by-instrument basis and is generally an irrevocable election. Effective January 1, 2008, the Company has elected the fair value option on fixed maturity securities backing certain pension products sold in Brazil. Previously, these fixed maturity securities were accounted for as available-for-sale securities in accordance with FAS 115. The Company’s insurance joint venture in Japan also elected the fair value option for its single premium deferred annuities and supporting assets. These elections are not expected to have a material impact on the Company’s retained earnings or equity as of January 1, 2008.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

In June 2007, the AICPA issued SOP 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”) . Upon adoption of SOP 07-1, the Company must also adopt the provisions of FASB Staff Position No. FSP FIN 46(r)-7, Application of FASB Interpretation No. 46 to Investment Companies (“FSP FIN 46(r)-7”), which permanently exempts investment companies from applying the provisions of FIN No. 46(r), Consolidation of Variable Interest Entities — An Interpretation of Accounting Research Bulletin No. 51, and its December 2003 revision (“FIN 46(r)”) to investments carried at fair value. SOP 07-1 provides guidance for determining whether an entity falls within the scope of the AICPA Audit and Accounting Guide Investment Companies and whether investment company accounting should be retained by a parent company upon consolidation of an investment company subsidiary or by an equity method investor in an investment company. In certain circumstances, SOP 07-1 precludes retention of specialized accounting for investment companies (i.e., fair value accounting), when similar direct investments exist in the consolidated group and are measured on a basis inconsistent with that applied to investment companies. Additionally, SOP 07-1 precludes retention of specialized accounting for investment companies if the reporting entity does not distinguish through documented policies the nature and type of investments to be held in the investment companies from those made in the consolidated group where other accounting guidance is being applied. In February 2008, the FASB issued FSP No. SOP 7-1-1, Effective Date of AICPA Statement of Position 07-1, which delays indefinitely the effective date of SOP 07-1. The Company is closely monitoring further FASB developments.

In May 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP 39-1”). FSP 39-1 amends FIN No. 39, Offsetting of Amounts Related to Certain Contracts (“FIN 39”), to permit a reporting entity to offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments executed with the same counterparty under the same master netting arrangement that have been offset in accordance with FIN 39. FSP 39-1 also amends FIN 39 for certain terminology modifications. FSP 39-1 applies to fiscal years beginning after November 15, 2007. FSP 39-1 will be applied retrospectively, unless it is impracticable to do so. Upon adoption of FSP 39-1, the Company is permitted to change its accounting policy to offset or not offset fair value amounts recognized for derivative instruments under master netting arrangements. The adoption of FSP 39-1 will not have an impact on the Company’s financial statements.

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations — A Replacement of FASB Statement No. 141 (“SFAS 141(r)”) and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS 160”) which are effective for fiscal years beginning after December 15, 2008. Under SFAS 141(r) and SFAS 160:

•	All business combinations (whether full, partial, or “step” acquisitions) result in all assets and liabilities of an acquired business being recorded at fair value, with limited exceptions.

•	Acquisition costs are generally expensed as incurred; restructuring costs associated with a business combination are generally expensed as incurred subsequent to the acquisition date.

•	The fair value of the purchase price, including the issuance of equity securities, is determined on the acquisition date.

•	Certain acquired contingent liabilities are recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies.

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

•	Noncontrolling interests (formerly known as “minority interests”) are valued at fair value at the acquisition date and are presented as equity rather than liabilities.

•	When control is attained on previously noncontrolling interests, the previously held equity interests are remeasured at fair value and a gain or loss is recognized.

•	Purchases or sales of equity interests that do not result in a change in control are accounted for as equity transactions.

•	When control is lost in a partial disposition, realized gains or losses are recorded on equity ownership sold and the remaining ownership interest is remeasured and holding gains or losses are recognized.

The pronouncements are effective for fiscal years beginning on or after December 15, 2008 and apply prospectively to business combinations. Presentation and disclosure requirements related to noncontrolling interests must be retrospectively applied. The Company is currently evaluating the impact of SFAS 141(r) on its accounting for future acquisitions and the impact of SFAS 160 on its consolidated financial statements.

Other

In February 2008, the FASB issued FSP No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (“FSP 140-3”). FSP 140-3 provides guidance for evaluating whether to account for a transfer of a financial asset and repurchase financing as a single transaction or as two separate transactions. FSP 140-3 is effective prospectively for financial statements issued for fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of FSP FAS 140-3 on its consolidated financial statements.

In January 2008, the FASB cleared SFAS 133 Implementation Issue E23, Clarification of the Application of the Shortcut Method (“Issue E23”). Issue E23 amends SFAS 133 by permitting interest rate swaps to have a non-zero fair value at inception, as long as the difference between the transaction price (zero) and the fair value (exit price), as defined by SFAS 157, is solely attributable to a bid-ask spread. In addition, entities would not be precluded from assuming no ineffectiveness in a hedging relationship of interest rate risk involving an interest bearing asset or liability in situations where the hedged item is not recognized for accounting purposes until settlement date as long as the period between trade date and settlement date of the hedged item is consistent with generally established conventions in the marketplace. Issue E23 is effective for hedging relationships designated on or after January 1, 2008. The Company does not expect the adoption of Issue E23 to have a material impact on its consolidated financial statements.

In December 2007, the FASB ratified as final the consensus on EITF Issue No. 07-6, Accounting for the Sale of Real Estate When the Agreement Includes a Buy-Sell Clause (“EITF 07-6”). EITF 07-6 addresses whether the existence of a buy-sell arrangement would preclude partial sales treatment when real estate is sold to a jointly owned entity. The consensus concludes that the existence of a buy-sell clause does not necessarily preclude partial sale treatment under current guidance. EITF 07-6 applies prospectively to new arrangements entered into and assessments on existing transactions performed in fiscal years beginning after December 15, 2008. The Company does not expect the adoption of EITF 07-6 to have a material impact on its consolidated financial statements.

In November 2007, the SEC issued SAB No. 109, Written Loan Commitments Recorded at Fair Value through Earnings (“SAB 109”), which amends SAB No. 105, Application of Accounting Principles to Loan Commitments. SAB 109 provides guidance on (i) incorporating expected net future cash flows when related to the associated servicing of a loan when measuring fair value; and (ii) broadening the SEC staff’s view that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment or to written loan commitments that are accounted for at fair value through earnings. Internally-developed intangible assets are not considered a component of the related instruments. SAB 109 is effective for derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The adoption of SAB 109 will not have an impact on the Company’s consolidated financial statements.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

2.	Acquisitions and Dispositions

Reinsurance Group of America, Incorporated

On September 12, 2008, the Company completed a tax-free split-off of its majority-owned subsidiary, RGA. The Company and RGA entered into a recapitalization and distribution agreement, pursuant to which the Company agreed to divest substantially all of its 52% interest in RGA to the Company’s stockholders. The split-off was effected through the following:

•	A recapitalization of RGA common stock into two classes of common stock — RGA Class A common stock and RGA Class B common stock. Pursuant to the terms of the recapitalization, each outstanding share of RGA common stock, including the 32,243,539 shares of RGA common stock beneficially owned by the Company and its subsidiaries, was reclassified as one share of RGA Class A common stock. Immediately thereafter, the Company and its subsidiaries exchanged 29,243,539 shares of its RGA Class A common stock — which represented all of the RGA Class A common stock beneficially owned by the Company and its subsidiaries other than 3,000,000 shares of RGA Class A common stock — with RGA for 29,243,539 shares of RGA Class B common stock.

•	An exchange offer, pursuant to which the Company offered to acquire MetLife common stock from its stockholders in exchange for all of its 29,243,539 shares of RGA Class B common stock. The exchange ratio was determined based upon a ratio — as more specifically described in the exchange offering document — of the value of the MetLife and RGA shares during the three-day period prior to the closing of the exchange offer. The 3,000,000 shares of the RGA Class A common stock were not subject to the tax-free exchange.

As a result of completion of the recapitalization and exchange offer, the Company received from MetLife stockholders 23,093,689 shares of the Company’s common stock with a fair market value of $1,318 million and, in exchange, delivered 29,243,539 shares of RGA’s Class B common stock with a net book value of $1,716 million. The resulting loss on disposition, inclusive of transaction costs of $60 million, was $458 million. The 3,000,000 shares of RGA Class A common stock retained by the Company are marketable equity securities which do not constitute significant continuing involvement in the operations of RGA; accordingly, they have been classified within equity securities in the consolidated financial statements of the Company at a cost basis of $157 million which is equivalent to the net book value of the shares. The cost basis will be adjusted to fair value at each subsequent reporting date. The Company has agreed to dispose of the remaining shares of RGA within the next five years. In connection with the Company’s agreement to dispose of the remaining shares, the Company also recognized, in its provision for income tax on continuing operations, a deferred tax liability of $16 million which represents the difference between the book and taxable basis of the remaining investment in RGA.

The impact of the disposition of the Company’s investment in RGA is reflected in the Company’s interim condensed consolidated financial statements for the first time in the three months and nine months ended September 30, 2008. These consolidated financial statements have been updated to reflect the results of RGA as discontinued operations. The information presented herein has also been updated to reflect the sale of certain real estate operations as discontinued operations. The disposition of RGA results in the elimination of the Company’s Reinsurance segment. The Reinsurance segment was comprised of the results of RGA, which at disposition became discontinued operations of Corporate & Other, and the interest on economic capital, which has been reclassified to the continuing operations of Corporate & Other. See Note 23 for reclassifications related to discontinued operations and Note 22 for segment information.

Travelers

On July 1, 2005, the Company completed the acquisition of Travelers for $12.1 billion. The results of Travelers’ operations were included in the Company’s financial statements beginning July 1, 2005. As a result of the acquisition, management of the Company increased significantly the size and scale of the Company’s core insurance and annuity products and expanded the Company’s presence in both the retirement & savings’ domestic

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

and international markets. The distribution agreements executed with Citigroup as part of the acquisition provide the Company with one of the broadest distribution networks in the industry.

The initial consideration paid in 2005 by the Company for the acquisition consisted of $10.9 billion in cash and 22,436,617 shares of the Company’s common stock with a market value of $1.0 billion to Citigroup and $100 million in other transaction costs. The Company revised the purchase price as a result of the finalization by both parties of their review of the June 30, 2005 financial statements and final resolution as to the interpretation of the provisions of the acquisition agreement which resulted in a payment of additional consideration of $115 million by the Company to Citigroup in 2006. In addition to cash on-hand, the purchase price was financed through the issuance of common stock as described previously, debt securities as described in Note 10, common equity units as described in Note 13 and preferred stock as described in Note 18.

The acquisition was accounted for using the purchase method of accounting, which requires that the assets and liabilities of Travelers be measured at their fair values. The net fair value of assets acquired and liabilities assumed totaled $7.8 billion, resulting in goodwill of $4.3 billion, of which $1.6 billion is deductible for income tax purposes. Further information on goodwill is described in Note 6. See Note 5 for the VOBA acquired as part of the acquisition and Note 7 for the value of distribution agreements (“VODA”) and the value of customer relationships acquired (“VOCRA”).

As part of the integration of Travelers’ operations, management approved and initiated plans to reduce approximately 1,000 domestic and international Travelers positions, which was completed in December 2006. MetLife initially recorded restructuring costs, including severance, relocation and outplacement services of Travelers’ employees, as liabilities assumed in the purchase business combination of $49 million. For the years ended December 31, 2006 and 2005, the liability for restructuring costs was reduced by $4 million and $1 million, respectively, due to a reduction in the estimate of severance benefits to be paid to Travelers employees. The restructuring costs associated with the Travelers acquisition were as follows:

	Years Ended December 31,
	2006	2005
	(In millions)

Balance at January 1,	$28	$—
Acquisition	—	49
Cash payments	(24)	(20)
Other reductions	(4)	(1)

Balance at December 31,	$—	$28

Other Acquisitions and Dispositions

On June 28, 2007, the Company acquired the remaining 50% interest in a joint venture in Hong Kong, MetLife Fubon Limited (“MetLife Fubon”), for $56 million in cash, resulting in MetLife Fubon becoming a consolidated subsidiary of the Company. The transaction was treated as a step acquisition, and at June 30, 2007, total assets and liabilities of MetLife Fubon of $839 million and $735 million, respectively, were included in the Company’s consolidated balance sheet. The Company’s investment for the initial 50% interest in MetLife Fubon was $48 million. The Company used the equity method of accounting for such investment in MetLife Fubon. The Company’s share of the joint venture’s results for the six months ended June 30, 2007, was a loss of $3 million. The fair value of the assets acquired and the liabilities assumed in the step acquisition at June 30, 2007, was $427 million and $371 million, respectively. No additional goodwill was recorded as a part of the step acquisition. As a result of this acquisition, additional VOBA and VODA of $45 million and $5 million, respectively, were recorded and both have a weighted average amortization period of 16 years. Further information on VOBA and VODA is described in Note 5 and Note 7, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

On June 1, 2007, the Company completed the sale of its Bermuda insurance subsidiary, MetLife International Insurance, Ltd. (“MLII”), to a third party for $33 million in cash consideration, resulting in a gain upon disposal of $3 million, net of income tax. The net assets of MLII at disposal were $27 million. A liability of $1 million was recorded with respect to a guarantee provided in connection with this disposition. Further information on guarantees is described in Note 16.

On September 1, 2005, the Company completed the acquisition of CitiStreet Associates, a division of CitiStreet LLC, which is primarily involved in the distribution of annuity products and retirement plans to the education, healthcare, and not-for-profit markets, for $56 million, of which $2 million was allocated to goodwill and $54 million to other identifiable intangibles, specifically the VOCRA, which have a weighted average amortization period of 16 years. CitiStreet Associates was integrated with MetLife Resources, a focused distribution channel of MetLife, which is dedicated to provide retirement plans and financial services to the same markets. Further information on goodwill and VOCRA is described in Note 6 and Note 7, respectively.

See Note 23 for information on the disposition of the annuities and pension businesses of MetLife Insurance Limited (“MetLife Australia”), P.T. Sejahtera (“MetLife Indonesia”) and SSRM Holdings, Inc. (“SSRM”).

See Note 25 for information on the Company’s acquisitions subsequent to December 31, 2007.

3.	Investments

Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the cost or amortized cost, gross unrealized gain and loss, and estimated fair value of the Company’s fixed maturity and equity securities, the percentage that each sector represents by the total fixed maturity securities holdings and by the total equity securities holdings at:

	December 31, 2007
	Cost or
	Amortized	Gross Unrealized		Estimated	% of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$74,494	$1,695	$2,077	$74,112	31.8%
Residential mortgage-backed securities	54,853	599	377	55,075	23.7
Foreign corporate securities	36,318	1,705	768	37,255	16.0
U.S. Treasury/agency securities	19,768	1,486	13	21,241	9.1
Commercial mortgage-backed securities	17,035	242	194	17,083	7.4
Foreign government securities	11,647	1,350	182	12,815	5.5
Asset-backed securities	11,055	40	518	10,577	4.5
State and political subdivision securities	4,342	140	114	4,368	1.9
Other fixed maturity securities	335	13	30	318	0.1

Total fixed maturity securities	$229,847	$7,270	$4,273	$232,844	100.0%

Common stock	$2,477	$568	$108	$2,937	49.7%
Non-redeemable preferred stock	3,258	60	342	2,976	50.3

Total equity securities	$5,735	$628	$450	$5,913	100.0%

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2006
	Cost or
	Amortized	Gross Unrealized		Estimated	% of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$70,863	$2,014	$947	$71,930	30.8%
Residential mortgage-backed securities	50,115	378	303	50,190	21.5
Foreign corporate securities	32,277	1,645	372	33,550	14.4
U.S. Treasury/agency securities	29,894	984	248	30,630	13.1
Commercial mortgage-backed securities	15,968	186	137	16,017	6.9
Foreign government securities	9,967	1,352	30	11,289	4.8
Asset-backed securities	13,383	72	52	13,403	5.7
State and political subdivision securities	6,052	230	50	6,232	2.7
Other fixed maturity securities	385	7	77	315	0.1

Total fixed maturity securities	$228,904	$6,868	$2,216	$233,556	100.0%

Common stock	$1,784	$484	$16	$2,252	45.7%
Non-redeemable preferred stock	2,607	100	28	2,679	54.3

Total equity securities	$4,391	$584	$44	$4,931	100.0%

The Company held foreign currency derivatives with notional amounts of $9.2 billion and $8.9 billion to hedge the exchange rate risk associated with foreign denominated fixed maturity securities at December 31, 2007 and 2006, respectively.

The Company is not exposed to any significant concentrations of credit risk in its equity securities portfolio. The Company is exposed to concentrations of credit risk related to U.S. Treasury securities and obligations of U.S. government corporations and agencies. Additionally, at December 31, 2007 and 2006, the Company had exposure to fixed maturity securities backed by sub-prime mortgages with estimated fair values of $2.0 billion and $2.7 billion, respectively, and unrealized losses of $198 million and $5 million, respectively. These securities are classified within asset-backed securities in the immediately preceding table. At December 31, 2007, 34% have been guaranteed by financial guarantors, of which 57% was guaranteed by financial guarantors who remain Aaa rated in 2008. Overall, at December 31, 2007, $6.0 billion of the estimated fair value of the Company’s fixed maturity securities were credit enhanced by financial guarantors of which $2.4 billion, $2.4 billion and $1.2 billion at December 31, 2007, are included within state and political subdivisions, corporate securities and asset-backed securities, respectively, and 79% were guaranteed by financial guarantors who remain Aaa rated in 2008.

The Company held fixed maturity securities at estimated fair values that were below investment grade or not rated by an independent rating agency that totaled $17.4 billion and $16.8 billion at December 31, 2007 and 2006, respectively. These securities had net unrealized gains (losses) of ($101) million and $635 million at December 31, 2007 and 2006, respectively. Non-income producing fixed maturity securities were $13 million and $16 million at December 31, 2007 and 2006, respectively. Net unrealized gains associated with non-income producing fixed maturity securities were $12 million and $4 million at December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date (excluding scheduled sinking funds), are as follows:

	December 31,
	2007		2006
	Amortized	Estimated	Amortized	Estimated
	Cost	Fair Value	Cost	Fair Value
	(In millions)

Due in one year or less	$4,373	$4,465	$6,809	$6,897
Due after one year through five years	41,361	42,080	44,290	44,882
Due after five years through ten years	39,073	39,333	37,926	38,555
Due after ten years	62,097	64,231	60,413	63,612

Subtotal	146,904	150,109	149,438	153,946
Mortgage-backed and asset-backed securities	82,943	82,735	79,466	79,610

Total fixed maturity securities	$229,847	$232,844	$228,904	$233,556

Fixed maturity securities not due at a single maturity date have been included in the above table in the year of final contractual maturity. Actual maturities may differ from contractual maturities due to the exercise of prepayment options.

Sales or disposals of fixed maturity and equity securities classified as available-for-sale are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Proceeds	$79,142	$87,663	$125,341
Gross investment gains	$805	$550	$666
Gross investment losses	$(1,139)	$(1,509)	$(1,369)

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Unrealized Loss for Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the estimated fair value and gross unrealized loss of the Company’s fixed maturity (aggregated by sector) and equity securities in an unrealized loss position, aggregated by length of time that the securities have been in a continuous unrealized loss position at:

	December 31, 2007
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(In millions, except number of securities)

U.S. corporate securities	$27,930	$1,358	$11,619	$719	$39,549	$2,077
Residential mortgage-backed securities	14,104	273	5,846	104	19,950	377
Foreign corporate securities	10,885	464	6,162	304	17,047	768
U.S. Treasury/agency securities	431	3	625	10	1,056	13
Commercial mortgage-backed securities	2,408	97	3,751	97	6,159	194
Foreign government securities	3,387	158	436	24	3,823	182
Asset-backed securities	7,279	417	1,203	101	8,482	518
State and political subdivision securities	1,307	80	461	34	1,768	114
Other fixed maturity securities	91	30	1	—	92	30

Total fixed maturity securities	$67,822	$2,880	$30,104	$1,393	$97,926	$4,273

Equity securities	$2,681	$379	$531	$71	$3,212	$450

Total number of securities in an unrealized loss position	7,525		2,683

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2006
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(In millions, except number of securities)

U.S. corporate securities	$16,631	$274	$16,047	$673	$32,678	$947
Residential mortgage-backed securities	14,795	72	13,095	231	27,890	303
Foreign corporate securities	6,098	98	7,229	274	13,327	372
U.S. Treasury/agency securities	15,006	157	1,559	91	16,565	248
Commercial mortgage-backed securities	4,723	29	4,019	108	8,742	137
Foreign government securities	934	15	476	15	1,410	30
Asset-backed securities	4,318	30	1,055	22	5,373	52
State and political subdivision securities	305	12	519	38	824	50
Other fixed maturity securities	146	77	4	—	150	77

Total fixed maturity securities	$62,956	$764	$44,003	$1,452	$106,959	$2,216

Equity securities	$806	$20	$551	$24	$1,357	$44

Total number of securities in an unrealized loss position	9,862		4,235

Aging of Gross Unrealized Loss for Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the cost or amortized cost, gross unrealized loss and number of securities for fixed maturity and equity securities, where the estimated fair value had declined and remained below cost or amortized cost by less than 20%, or 20% or more at:

	December 31, 2007
	Cost or Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	More	20%	More	20%	More
	(In millions, except number of securities)

Less than six months	$48,142	$1,808	$1,630	$518	5,954	568
Six months or greater but less than nine months	16,400	14	794	4	1,197	24
Nine months or greater but less than twelve months	8,982	7	547	2	653	1
Twelve months or greater	30,458	50	1,215	13	2,812	32

Total	$103,982	$1,879	$4,186	$537

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2006
	Cost or Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	More	20%	More	20%	More
	(In millions, except number of securities)

Less than six months	$50,224	$35	$530	$12	8,620	81
Six months or greater but less than nine months	2,537	3	40	1	362	2
Nine months or greater but less than twelve months	11,731	14	197	4	796	1
Twelve months or greater	46,003	29	1,469	7	4,229	6

Total	$110,495	$81	$2,236	$24

At December 31, 2007 and 2006, $4.2 billion and $2.2 billion, respectively, of unrealized losses related to securities with an unrealized loss position of less than 20% of cost or amortized cost, which represented 4% and 2%, respectively, of the cost or amortized cost of such securities.

At December 31, 2007, $537 million of unrealized losses related to securities with an unrealized loss position of 20% or more of cost or amortized cost, which represented 29% of the cost or amortized cost of such securities. Of such unrealized losses of $537 million, $518 million related to securities that were in an unrealized loss position for a period of less than six months. At December 31, 2006, $24 million of unrealized losses related to securities with an unrealized loss position of 20% or more of cost or amortized cost, which represented 30% of the cost or amortized cost of such securities. Of such unrealized losses of $24 million, $12 million related to securities that were in an unrealized loss position for a period of less than six months.

The Company held 30 fixed maturity and equity securities, each with a gross unrealized loss at December 31, 2007 of greater than $10 million. These securities represented 10%, or $459 million in the aggregate, of the gross unrealized loss on fixed maturity and equity securities. The Company held eight fixed maturity and equity securities, each with a gross unrealized loss at December 31, 2006 of greater than $10 million. These securities represented 7%, or $169 million in the aggregate, of the gross unrealized loss on fixed maturity and equity securities.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

At December 31, 2007 and 2006, the Company had $4.7 billion and $2.3 billion, respectively, of gross unrealized losses related to its fixed maturity and equity securities. These securities are concentrated, calculated as a percentage of gross unrealized loss, as follows:

	December 31,
	2007	2006

Sector:
U.S. corporate securities	44%	42%
Foreign corporate securities	16	17
Asset-backed securities	11	2
Residential mortgage-backed securities	8	13
Foreign government securities	4	1
Commercial mortgage-backed securities	4	6
U.S. Treasury/agency securities	—	11
Other	13	8

Total	100%	100%

Industry:
Finance	33%	11%
Industrial	19	24
Mortgage-backed	12	19
Utility	8	11
Government	4	12
Other	24	23

Total	100%	100%

As described more fully in Note 1, the Company performs a regular evaluation, on a security-by-security basis, of its investment holdings in accordance with its impairment policy in order to evaluate whether such securities are other-than-temporarily impaired. One of the criteria which the Company considers in its other-than-temporary impairment analysis is its intent and ability to hold securities for a period of time sufficient to allow for the recovery of their value to an amount equal to or greater than cost or amortized cost. The Company’s intent and ability to hold securities considers broad portfolio management objectives such as asset/liability duration management, issuer and industry segment exposures, interest rate views and the overall total return focus. In following these portfolio management objectives, changes in facts and circumstances that were present in past reporting periods may trigger a decision to sell securities that were held in prior reporting periods. Decisions to sell are based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives including liquidity needs or duration targets on asset/liability managed portfolios. The Company attempts to anticipate these types of changes and if a sale decision has been made on an impaired security and that security is not expected to recover prior to the expected time of sale, the security will be deemed other-than-temporarily impaired in the period that the sale decision was made and an other-than-temporary impairment loss will be recognized.

Based upon the Company’s current evaluation of the securities in accordance with its impairment policy, the cause of the decline being principally attributable to the general rise in interest rates during the holding period, and the Company’s current intent and ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover, the Company has concluded that the aforementioned securities are not other-than-temporarily impaired.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Securities Lending

The Company participates in a securities lending program whereby blocks of securities, which are included in fixed maturity and equity securities, are loaned to third parties, primarily major brokerage firms. The Company requires a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. Securities with a cost or amortized cost of $41.1 billion and $43.3 billion and an estimated fair value of $42.1 billion and $44.1 billion were on loan under the program at December 31, 2007 and 2006, respectively. Securities loaned under such transactions may be sold or repledged by the transferee. The Company was liable for cash collateral under its control of $43.3 billion and $45.4 billion at December 31, 2007 and 2006, respectively. Security collateral of $40 million and $100 million on deposit from customers in connection with the securities lending transactions at December 31, 2007 and 2006, respectively, may not be sold or repledged and is not reflected in the consolidated financial statements.

Assets on Deposit and Held in Trust and Assets Pledged as Collateral

The Company had investment assets on deposit with regulatory agencies with a fair market value of $1.8 billion and $1.3 billion at December 31, 2007 and 2006, respectively, consisting primarily of fixed maturity and equity securities. Company securities held in trust to satisfy collateral requirements had a cost or amortized cost of $6.0 billion and $1.2 billion at December 31, 2007 and 2006, respectively, consisting primarily of fixed maturity and equity securities.

Certain of the Company’s fixed maturity securities are pledged as collateral for various derivative transactions as described in Note 4. Additionally, the Company has pledged certain of its fixed maturity securities in support of its debt and funding agreements as described in Notes 10 and 7, respectively.

Mortgage and Consumer Loans

Mortgage and consumer loans are categorized as follows:

	December 31,
	2007		2006
	Amount	Percent	Amount	Percent
	(In millions)

Commercial mortgage loans	$34,837	75%	$31,264	75%
Agricultural mortgage loans	10,508	23	9,231	22
Consumer loans	1,051	2	1,190	3

Total	46,396	100%	41,685	100%

Less: Valuation allowances	198		182

Total mortgage and consumer loans	$46,198		$41,503

Mortgage loans are collateralized by properties primarily located in the United States. At December 31, 2007, 21%, 7% and 6% of the value of the Company’s mortgage and consumer loans were located in California, Texas and New York, respectively. Generally, the Company, as the lender, only loans up to 75% of the purchase price of the underlying real estate.

Certain of the Company’s real estate joint ventures have mortgage loans with the Company. The carrying values of such mortgages were $373 million and $372 million at December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Information regarding loan valuation allowances for mortgage and consumer loans is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$182	$172	$157
Additions	77	36	64
Deductions	(61)	(26)	(49)

Balance at December 31,	$198	$182	$172

A portion of the Company’s mortgage and consumer loans was impaired and consisted of the following:

	December 31,
	2007	2006
	(In millions)

Impaired loans with valuation allowances	$624	$374
Impaired loans without valuation allowances	44	75

Subtotal	668	449
Less: Valuation allowances on impaired loans	73	21

Impaired loans	$595	$428

The average investment on impaired loans was $453 million, $202 million and $187 million for the years ended December 31, 2007, 2006 and 2005, respectively. Interest income on impaired loans was $38 million, $2 million and $12 million for the years ended December 31, 2007, 2006 and 2005, respectively.

The investment in restructured loans was $2 million and $9 million at December 31, 2007 and 2006, respectively. Interest income of less than $1 million, $1 million and $2 million was recognized on restructured loans for the years ended December 31, 2007, 2006 and 2005, respectively. Gross interest income that would have been recorded in accordance with the original terms of such loans amounted to less than $1 million, $1 million and $3 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Mortgage and consumer loans with scheduled payments of 90 days or more past due on which interest is still accruing, had an amortized cost of $4 million and $15 million at December 31, 2007 and 2006, respectively. Mortgage and consumer loans on which interest is no longer accrued had an amortized cost of $28 million and $36 million at December 31, 2007 and 2006, respectively. Mortgage and consumer loans in foreclosure had an amortized cost of $12 million and $35 million at December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Real Estate Holdings

Real estate holdings consisted of the following:

	December 31,
	2007	2006
	(In millions)

Real estate	$4,920	$4,323
Accumulated depreciation	(1,103)	(1,015)

Net real estate	3,817	3,308
Real estate joint ventures	2,771	1,477

Real estate and real estate joint ventures	6,588	4,785
Real estate held-for sale	181	201

Total real estate holdings	$6,769	$4,986

Related depreciation expense on real estate was $130 million, $131 million and $135 million for the years ended December 31, 2007, 2006 and 2005, respectively. These amounts include $12 million, $36 million and $61 million of depreciation expense related to discontinued operations for the years ended December 31, 2007, 2006 and 2005, respectively.

There were no impairments recognized on real estate held-for-sale for the year ended December 31, 2007. Impairment losses recognized on real estate held-for-sale were $8 million and $5 million for the years ended December 31, 2006 and 2005, respectively. The carrying value of non-income producing real estate was $12 million and $8 million at December 31, 2007 and 2006, respectively. The Company owned real estate acquired in satisfaction of debt of $3 million at both December 31, 2007 and 2006.

Real estate holdings were categorized as follows:

	December 31,
	2007		2006
	Amount	Percent	Amount	Percent
	(In millions)

Office	$3,126	46%	$2,709	55%
Apartments	1,264	19	739	15
Development joint ventures	743	11	169	3
Retail	574	8	513	10
Real estate investment funds	516	8	401	8
Industrial	283	4	291	6
Land	174	3	71	1
Agriculture	29	—	32	1
Other	60	1	61	1

Total real estate holdings	$6,769	100%	$4,986	100%

The Company’s real estate holdings are primarily located in the United States. At December 31, 2007, 22%, 11%, 10% and 9% of the Company’s real estate holdings were located in California, New York, Florida and Texas, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Leveraged Leases

Investment in leveraged leases, included in other invested assets, consisted of the following:

	December 31,
	2007	2006
	(In millions)

Rental receivables, net	$1,491	$1,055
Estimated residual values	1,881	887

Subtotal	3,372	1,942
Unearned income	(1,313)	(694)

Investment in leveraged leases	$2,059	$1,248

The Company’s deferred income tax liability related to leveraged leases was $1.0 billion and $670 million at December 31, 2007 and 2006, respectively. The rental receivables set forth above are generally due in periodic installments. The payment periods range from one to 15 years, but in certain circumstances are as long as 30 years.

The components of net income from investment in leveraged leases are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Income from investment in leveraged leases (included in net investment income)	$67	$51	$54
Less: Income tax expense on leveraged leases	(24)	(18)	(19)

Net income from investment in leveraged leases	$43	$33	$35

Other Limited Partnership Interests

The carrying value of other limited partnership interests (which primarily represent ownership interests in pooled investment funds that make private equity investments in companies in the United States and overseas) was $6.2 billion and $4.8 billion at December 31, 2007 and 2006, respectively. Included within other limited partnership interests at December 31, 2007 and 2006 are $1.6 billion and $1.2 billion, respectively, of hedge funds. For the years ended December 31, 2007, 2006 and 2005, net investment income from other limited partnership interests included $89 million, $98 million and $24 million respectively, related to hedge funds.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Net Investment Income

The components of net investment income are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Fixed maturity securities	$14,658	$13,645	$11,008
Equity securities	265	106	68
Mortgage and consumer loans	2,813	2,491	2,261
Policy loans	574	549	515
Real estate and real estate joint ventures	911	748	510
Other limited partnership interests	1,309	945	709
Cash, cash equivalents and short-term investments	493	514	398
Other	340	258	275

Total investment income	21,363	19,256	15,744
Less: Investment expenses	3,277	2,954	1,627

Net investment income	$18,086	$16,302	$14,117

Net Investment Gains (Losses)

The components of net investment gains (losses) are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Fixed maturity securities	$(596)	$(1,122)	$(882)
Equity securities	164	84	117
Mortgage and consumer loans	2	(8)	17
Real estate and real estate joint ventures	44	102	14
Other limited partnership interests	16	1	42
Sales of businesses	—	—	8
Derivatives	(260)	(208)	384
Other	69	(236)	190

Net investment gains (losses)	$(561)	$(1,387)	$(110)

The Company periodically disposes of fixed maturity and equity securities at a loss. Generally, such losses are insignificant in amount or in relation to the cost basis of the investment, are attributable to declines in fair value occurring in the period of the disposition or are as a result of management’s decision to sell securities based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives.

Losses from fixed maturity and equity securities deemed other-than-temporarily impaired, included within net investment gains (losses), were $98 million, $79 million and $62 million for the years ended December 31, 2007, 2006 and 2005, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in accumulated other comprehensive income, are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Fixed maturity securities	$3,378	$5,075	$6,132
Equity securities	157	541	247
Derivatives	(270)	(208)	(142)
Minority interest	(150)	(159)	(171)
Other	3	9	(102)

Subtotal	3,118	5,258	5,964

Amounts allocated from:
Insurance liability loss recognition	(608)	(1,149)	(1,410)
DAC and VOBA	(327)	(189)	(79)
Policyholder dividend obligation	(789)	(1,062)	(1,492)

Subtotal	(1,724)	(2,400)	(2,981)

Deferred income tax	(423)	(994)	(1,041)

Subtotal	(2,147)	(3,394)	(4,022)

Net unrealized investment gains (losses)	$971	$1,864	$1,942

The changes in net unrealized investment gains (losses) are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance, January 1,	$1,864	$1,942	$2,994
Unrealized investment gains (losses) during the year	(2,140)	(706)	(3,372)
Unrealized investment gains of subsidiaries at the date of sale	—	—	15
Unrealized investment gains (losses) relating to:
Insurance liability gain (loss) recognition	541	261	581
DAC and VOBA	(138)	(110)	462
Policyholder dividend obligation	273	430	627
Deferred income tax	571	47	635

Balance, December 31,	$971	$1,864	$1,942

Net change in unrealized investment gains (losses)	$(893)	$(78)	$(1,052)

Trading Securities

The Company has a trading securities portfolio to support investment strategies that involve the active and frequent purchase and sale of securities, the execution of short sale agreements and asset and liability matching strategies for certain insurance products. Trading securities and short sale agreement liabilities are recorded at fair value with subsequent changes in fair value recognized in net investment income related to fixed maturity securities.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

At December 31, 2007 and 2006, trading securities were $779 million and $759 million, respectively, and liabilities associated with the short sale agreements in the trading securities portfolio, which were included in other liabilities, were $107 million and $387 million, respectively. The Company had pledged $407 million and $614 million of its assets, primarily consisting of trading securities, as collateral to secure the liabilities associated with the short sale agreements in the trading securities portfolio at December 31, 2007 and 2006, respectively.

During the years ended December 31, 2007, 2006 and 2005, interest and dividends earned on trading securities in addition to the net realized and unrealized gains (losses) recognized on the trading securities and the related short sale agreement liabilities included within net investment income totaled $50 million, $71 million and $14 million, respectively. Included within unrealized gains (losses) on such trading securities and short sale agreement liabilities, are changes in fair value of ($4) million, $26 million and less than $1 million for the years ended December 31, 2007, 2006 and 2005, respectively.

As part of the acquisition of Travelers on July 1, 2005, the Company acquired Travelers’ investment in Tribeca Citigroup Investments Ltd. (“Tribeca”). Tribeca was a feeder fund investment structure whereby the feeder fund invests substantially all of its assets in the master fund, Tribeca Global Convertible Instruments Ltd. The primary investment objective of the master fund is to achieve enhanced risk-adjusted return by investing in domestic and foreign equities and equity-related securities utilizing such strategies as convertible securities arbitrage. At December 31, 2005, MetLife was the majority owner of the feeder fund and consolidated the fund within its consolidated financial statements. Net investment income related to the trading activities of Tribeca, which included interest and dividends earned on trading securities in addition to the net realized and unrealized gains (losses), was $12 million and $6 million for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.

During the second quarter of 2006, MetLife’s ownership interests in Tribeca declined to a position whereby Tribeca is no longer consolidated and, as of June 30, 2006, was accounted for under the equity method of accounting. The equity method investment at December 31, 2006 of $82 million was included in other limited partnership interests. Net investment income related to the Company’s equity method investment in Tribeca was $9 million for the six months ended December 31, 2006.

Variable Interest Entities

The following table presents the total assets of and maximum exposure to loss relating to VIEs for which the Company has concluded that: (i) it is the primary beneficiary and which are consolidated in the Company’s consolidated financial statements at December 31, 2007; and (ii) it holds significant variable interests but it is not the primary beneficiary and which have not been consolidated:

	December 31, 2007
	Primary Beneficiary		Not Primary Beneficiary
		Maximum		Maximum
	Total	Exposure to	Total	Exposure to
	Assets (1)	Loss (2)	Assets (1)	Loss (2)
	(In millions)

Asset-backed securitizations and collateralized debt obligations	$1,167	$1,167	$1,591	$184
Real estate joint ventures (3)	48	26	276	42
Other limited partnership interests (4)	2	1	42,141	2,080
Trust preferred securities (5)	105	105	48,232	3,369
Other investments (6)	1,119	1,119	3,258	260

Total	$2,441	$2,418	$95,498	$5,935

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

(1)	The assets of the asset-backed securitizations and collateralized debt obligations are reflected at fair value. The assets of the real estate joint ventures, other limited partnership interests, trust preferred securities and other investments are reflected at the carrying amounts at which such assets would have been reflected on the Company’s consolidated balance sheet had the Company consolidated the VIE from the date of its initial investment in the entity.

(2)	The maximum exposure to loss relating to the asset-backed securitizations and collateralized debt obligations is equal to the carrying amounts of retained interests. In addition, the Company provides collateral management services for certain of these structures for which it collects a management fee. The maximum exposure to loss relating to real estate joint ventures, other limited partnership interests, trust preferred securities and other investments is equal to the carrying amounts plus any unfunded commitments, reduced by amounts guaranteed by other partners. Such a maximum loss would be expected to occur only upon bankruptcy of the issuer or investee.

(3)	Real estate joint ventures include partnerships and other ventures which engage in the acquisition, development, management and disposal of real estate investments.

(4)	Other limited partnership interests include partnerships established for the purpose of investing in public and private debt and equity securities.

(5)	Trust preferred securities are complex, uniquely structured investments which contain features of both equity and debt, may have an extended or no stated maturity, and may be callable at the issuer’s option after a defined period of time.

(6)	Other investments include securities that are not trust preferred securities, asset-backed securitizations or collateralized debt obligations and the assets supporting the financing arrangement described in Note 11.

4.	Derivative Financial Instruments

Types of Derivative Financial Instruments

The following table presents the notional amount and current market or fair value of derivative financial instruments held at:

	December 31, 2007			December 31, 2006
		Current Market			Current Market
	Notional	or Fair Value		Notional	or Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Interest rate swaps	$62,410	$784	$768	$27,148	$639	$150
Interest rate floors	48,937	621	—	37,437	279	—
Interest rate caps	45,498	50	—	26,468	125	—
Financial futures	10,817	89	57	8,432	64	39
Foreign currency swaps	21,201	1,480	1,719	19,627	986	1,174
Foreign currency forwards	4,177	76	16	2,934	31	27
Options	2,043	713	1	587	306	8
Financial forwards	4,600	122	2	3,800	12	40
Credit default swaps	6,625	58	33	6,247	4	21
Synthetic GICs	3,670	—	—	3,739	—	—
Other	250	43	—	250	56	—

Total	$210,228	$4,036	$2,596	$136,669	$2,502	$1,459

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The above table does not include notional amounts for equity futures, equity variance swaps and equity options. At December 31, 2007 and 2006, the Company owned 4,498 and 2,749 equity futures, respectively. Fair values of equity futures are included in financial futures in the preceding table. At December 31, 2007 and 2006, the Company owned 695,485 and 225,000 equity variance swaps, respectively. Fair values of equity variance swaps are included in financial forwards in the preceding table. At December 31, 2007 and 2006, the Company owned 77,374,937 and 74,864,483 equity options, respectively. Fair values of equity options are included in options in the preceding table.

The following table presents the notional amount of derivative financial instruments by maturity at December 31, 2007:

	Remaining Life
			After Five
		After One Year	Years
	One Year or	Through Five	Through Ten	After Ten
	Less	Years	Years	Years	Total
	(In millions)

Interest rate swaps	$14,844	$30,113	$9,918	$7,535	$62,410
Interest rate floors	—	15,619	33,318	—	48,937
Interest rate caps	29,905	15,593	—	—	45,498
Financial futures	10,730	—	—	87	10,817
Foreign currency swaps	1,632	9,068	7,433	3,068	21,201
Foreign currency forwards	4,175	—	—	2	4,177
Options	—	620	1,250	173	2,043
Financial forwards	—	—	—	4,600	4,600
Credit default swaps	509	4,582	1,510	24	6,625
Synthetic GICs	3,670	—	—	—	3,670
Other	—	—	—	250	250

Total	$65,465	$75,595	$53,429	$15,739	$210,228

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional principal amount. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date.

The Company also enters into basis swaps to better match the cash flows from assets and related liabilities. In a basis swap, both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date. Basis swaps are included in interest rate swaps in the preceding table.

Interest rate caps and floors are used by the Company primarily to protect its floating rate liabilities against rises in interest rates above a specified level, and against interest rate exposure arising from mismatches between assets and liabilities (duration mismatches), as well as to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level, respectively.

In exchange-traded interest rate (Treasury and swap) and equity futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate and equity securities, and to post variation margin on a daily basis in an amount equal to the difference in the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange.

Exchange-traded interest rate (Treasury and swap) futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring, and to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury or swap curve performance. The value of interest rate futures is substantially impacted by changes in interest rates and they can be used to modify or hedge existing interest rate risk.

Exchange-traded equity futures are used primarily to hedge liabilities embedded in certain variable annuity products offered by the Company.

Foreign currency derivatives, including foreign currency swaps, foreign currency forwards and currency option contracts, are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. The Company also uses foreign currency forwards and swaps to hedge the foreign currency risk associated with certain of its net investments in foreign operations.

In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon principal amount. The principal amount of each currency is exchanged at the inception and termination of the currency swap by each party.

In a foreign currency forward transaction, the Company agrees with another party to deliver a specified amount of an identified currency at a specified future date. The price is agreed upon at the time of the contract and payment for such a contract is made in a different currency at the specified future date.

The Company enters into currency option contracts that give it the right, but not the obligation, to sell the foreign currency amount in exchange for a functional currency amount within a limited time at a contracted price. The contracts may also be net settled in cash, based on differentials in the foreign exchange rate and the strike price. Currency option contracts are included in options in the preceding table.

Swaptions are used by the Company to hedge interest rate risk associated with the Company’s long-term liabilities, as well as to sell, or monetize, embedded call options in its fixed rate liabilities. A swaption is an option to enter into a swap with an effective date equal to the exercise date of the embedded call and a maturity date equal to the maturity date of the underlying liability. The Company receives a premium for entering into the swaption. Swaptions are included in options in the preceding table.

Equity index options are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. To hedge against adverse changes in equity indices, the Company enters into contracts to sell the equity index within a limited time at a contracted price. The contracts will be net settled in cash based on differentials in the indices at the time of exercise and the strike price. Equity index options are included in options in the preceding table.

The Company enters into financial forwards to buy and sell securities. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date.

Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period. Equity variance swaps are included in financial forwards in the preceding table.

Swap spread locks are used by the Company to hedge invested assets on an economic basis against the risk of changes in credit spreads. Swap spread locks are forward starting swaps where the Company agrees to pay a coupon

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

based on a predetermined reference swap spread in exchange for receiving a coupon based on a floating rate. The Company has the option to cash settle with the counterparty in lieu of maintaining the swap after the effective date. Swap spread locks are included in financial forwards in the preceding table.

Certain credit default swaps are used by the Company to hedge against credit-related changes in the value of its investments and to diversify its credit risk exposure in certain portfolios. In a credit default swap transaction, the Company agrees with another party, at specified intervals, to pay a premium to insure credit risk. If a credit event, as defined by the contract, occurs, generally the contract will require the swap to be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered.

Credit default swaps are also used to synthetically create investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These transactions are a combination of a derivative and a cash instrument such as a U.S. Treasury or Agency security. The Company also enters into certain credit default swaps held in relation to trading portfolios.

A synthetic guaranteed interest contract (“GIC”) is a contract that simulates the performance of a traditional GIC through the use of financial instruments. Under a synthetic GIC, the policyholder owns the underlying assets. The Company guarantees a rate return on those assets for a premium.

Total rate of return swaps (“TRRs”) are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and LIBOR, calculated by reference to an agreed notional principal amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date. TRRs can be used as hedges or to synthetically create investments and are included in the other classification in the preceding table.

Hedging

The following table presents the notional amount and fair value of derivatives by type of hedge designation at:

	December 31, 2007			December 31, 2006
	Notional	Fair Value		Notional	Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Fair value	$10,006	$650	$99	$7,978	$290	$85
Cash flow	4,717	161	321	4,366	149	151
Foreign operations	1,674	11	114	1,232	1	50
Non-qualifying	193,831	3,214	2,062	123,093	2,062	1,173

Total	$210,228	$4,036	$2,596	$136,669	$2,502	$1,459

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table presents the settlement payments recorded in income for the:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Qualifying hedges:
Net investment income	$29	$49	$42
Interest credited to policyholder account balances	(34)	(35)	17
Other expenses	1	3	(8)
Non-qualifying hedges:
Net investment income	(5)	—	—
Net investment gains (losses)	278	296	86

Total	$269	$313	$137

Fair Value Hedges

The Company designates and accounts for the following as fair value hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert fixed rate investments to floating rate investments; and (ii) foreign currency swaps to hedge the foreign currency fair value exposure of foreign currency denominated investments and liabilities.

The Company recognized net investment gains (losses) representing the ineffective portion of all fair value hedges as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Changes in the fair value of derivatives	$334	$276	$(118)
Changes in the fair value of the items hedged	(326)	(276)	115

Net ineffectiveness of fair value hedging activities	$8	$—	$(3)

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. There were no instances in which the Company discontinued fair value hedge accounting due to a hedged firm commitment no longer qualifying as a fair value hedge.

Cash Flow Hedges

The Company designates and accounts for the following as cash flow hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert floating rate investments to fixed rate investments; (ii) interest rate swaps to convert floating rate liabilities to fixed rate liabilities; (iii) foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated investments and liabilities; and (iv) financial forwards to buy and sell securities.

For the years ended December 31, 2007 and 2006, the Company did not recognize any net investment gains (losses) which represented the ineffective portion of all cash flow hedges. For the year ended December 31, 2005, the Company recognized net investment gains (losses) of ($25) million which represented the ineffective portion of all cash flow hedges. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. In certain instances, the Company discontinued cash flow hedge accounting because the forecasted transactions did not occur on the anticipated date or in the additional time period permitted by SFAS 133. The net amounts reclassified into net investment losses for the years ended December 31, 2007, 2006 and 2005 related to such discontinued cash flow hedges were $3 million, $3 million and $42 million, respectively. There were no

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

hedged forecasted transactions, other than the receipt or payment of variable interest payments for the years ended December 31, 2007, 2006 and 2005.

The following table presents the components of other comprehensive income (loss), before income tax, related to cash flow hedges:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Other comprehensive income (loss) balance at January 1,	$(208)	$(142)	$(456)
Gains (losses) deferred in other comprehensive income (loss) on the effective portion of cash flow hedges	(168)	80	127
Amounts reclassified to net investment gains (losses)	96	(158)	187
Amounts reclassified to net investment income	13	15	2
Amortization of transition adjustment	(1)	(1)	(2)
Amounts reclassified to other expenses	(2)	(2)	—

Other comprehensive income (loss) balance at December 31,	$(270)	$(208)	$(142)

At December 31, 2007, $23 million of the deferred net loss on derivatives accumulated in other comprehensive income (loss) is expected to be reclassified to earnings during the year ending December 31, 2008.

Hedges of Net Investments in Foreign Operations

The Company uses forward exchange contracts, foreign currency swaps, options and non-derivative financial instruments to hedge portions of its net investments in foreign operations against adverse movements in exchange rates. The Company measures ineffectiveness on the forward exchange contracts based upon the change in forward rates. There was no ineffectiveness recorded for the years ended December 31, 2007, 2006 and 2005.

The Company’s consolidated statements of stockholders’ equity for the years ended December 31, 2007, 2006 and 2005 include gains (losses) of ($180) million, ($17) million and ($115) million, respectively, related to foreign currency contracts and non-derivative financial instruments used to hedge its net investments in foreign operations. At December 31, 2007 and 2006, the cumulative foreign currency translation loss recorded in accumulated other comprehensive income related to these hedges was $369 million and $189 million, respectively. When net investments in foreign operations are sold or substantially liquidated, the amounts in accumulated other comprehensive income are reclassified to the consolidated statements of income, while a pro rata portion will be reclassified upon partial sale of the net investments in foreign operations.

Non-qualifying Derivatives and Derivatives for Purposes Other Than Hedging

The Company enters into the following derivatives that do not qualify for hedge accounting under SFAS 133 or for purposes other than hedging: (i) interest rate swaps, purchased caps and floors, and interest rate futures to economically hedge its exposure to interest rate volatility; (ii) foreign currency forwards, swaps and option contracts to economically hedge its exposure to adverse movements in exchange rates; (iii) swaptions to sell embedded call options in fixed rate liabilities; (iv) credit default swaps to economically hedge exposure to adverse movements in credit; (v) equity futures, equity index options, interest rate futures and equity variance swaps to economically hedge liabilities embedded in certain variable annuity products; (vi) swap spread locks to economically hedge invested assets against the risk of changes in credit spreads; (vii) financial forwards to buy and sell securities; (viii) synthetic guaranteed interest contracts; (ix) credit default swaps and TRRs to synthetically create investments; (x) basis swaps to better match the cash flows of assets and related liabilities; (xi) credit default swaps held in relation to trading portfolios; and (xii) swaptions to hedge interest rate risk.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table presents changes in fair value related to derivatives that do not qualify for hedge accounting:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Net investment gains(losses), excluding embedded derivatives	$(227)	$(686)	$299
Policyholder benefits and claims	$7	$(33)	$2
Net investment income (1)	$31	$(40)	$(38)

(1)	Changes in fair value related to economic hedges of equity method investment in joint ventures that do not qualify for hedge accounting and changes in fair value related to derivatives held in relation to trading portfolios.

Embedded Derivatives

The Company has certain embedded derivatives that are required to be separated from their host contracts and accounted for as derivatives. These host contracts include guaranteed minimum withdrawal contracts, guaranteed minimum accumulation contracts and modified coinsurance contracts.

The following table presents the fair value of the Company’s embedded derivatives at:

	December 31,
	2007	2006
	(In millions)

Embedded derivative assets	$6	$123
Embedded derivative liabilities	$352	$120

The following table presents changes in fair value related to embedded derivatives:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Net investment gains(losses)	$(321)	$202	$62

Credit Risk

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments. Generally, the current credit exposure of the Company’s derivative contracts is limited to the fair value at the reporting date. The credit exposure of the Company’s derivative transactions is represented by the fair value of contracts with a net positive fair value at the reporting date.

The Company manages its credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties, maintaining collateral arrangements and through the use of master agreements that provide for a single net payment to be made by one counterparty to another at each due date and upon termination. Because exchange traded futures are effected through regulated exchanges, and positions are marked to market on a daily basis, the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivative instruments.

The Company enters into various collateral arrangements, which require both the pledging and accepting of collateral in connection with its derivative instruments. As of December 31, 2007 and 2006, the Company was obligated to return cash collateral under its control of $833 million and $428 million, respectively. This unrestricted cash collateral is included in cash and cash equivalents and the obligation to return it is included in payables for collateral under securities loaned and other transactions in the consolidated balance sheets. As of December 31,

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

2007 and 2006, the Company had also accepted collateral consisting of various securities with a fair market value of $678 million and $453 million, respectively, which are held in separate custodial accounts. The Company is permitted by contract to sell or repledge this collateral, but as of December 31, 2007 and 2006, none of the collateral had been sold or repledged.

As of December 31, 2007 and 2006, the Company provided collateral of $162 million and $80 million, respectively, which is included in fixed maturity securities in the consolidated balance sheets. In addition, the Company has exchange traded futures, which require the pledging of collateral. As of December 31, 2007 and 2006, the Company pledged collateral of $167 million and $105 million, respectively, which is included in fixed maturity securities. The counterparties are permitted by contract to sell or repledge this collateral.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

5.	Deferred Policy Acquisition Costs and Value of Business Acquired

Information regarding DAC and VOBA is as follows:

	DAC	VOBA	Total
	(In millions)

Balance at January 1, 2005	$10,719	$1,041	$11,760
Capitalizations	2,600	—	2,600
Acquisitions	—	3,780	3,780

Subtotal	13,319	4,821	18,140

Less: Amortization related to:
Net investment gains(losses)	2	(25)	(23)
Unrealized investment gains(losses)	(323)	(139)	(462)
Other expenses	1,494	329	1,823

Total amortization	1,173	165	1,338

Less: Dispositions and other	—	(12)	(12)

Balance at December 31, 2005	12,146	4,668	16,814
Capitalizations	2,848	—	2,848

Subtotal	14,994	4,668	19,662

Less: Amortization related to:
Net investment gains(losses)	(160)	(74)	(234)
Unrealized investment gains(losses)	79	31	110
Other expenses	1,756	394	2,150

Total amortization	1,675	351	2,026

Less: Dispositions and other	(51)	1	(50)

Balance at December 31, 2006	13,370	4,316	17,686
Effect of SOP 05-1 adoption	(205)	(248)	(453)
Capitalizations	3,089	—	3,089
Acquisitions	—	48	48

Subtotal	16,254	4,116	20,370

Less: Amortization related to:
Net investment gains(losses)	(115)	(11)	(126)
Unrealized investment gains(losses)	75	63	138
Other expenses	1,888	497	2,385

Total amortization	1,848	549	2,397

Less: Dispositions and other	(31)	(4)	(35)

Balance at December 31, 2007	$14,437	$3,571	$18,008

The estimated future amortization expense allocated to other expenses for the next five years for VOBA is $449 million in 2008, $399 million in 2009, $355 million in 2010, $316 million in 2011, and $266 million in 2012.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Amortization of VOBA and DAC is related to (i) investment gains and losses and the impact of such gains and losses on the amount of the amortization; (ii) unrealized investment gains and losses to provide information regarding the amount that would have been amortized if such gains and losses had been recognized; and (iii) other expenses to provide amounts related to the gross margins or profits originating from transactions other than investment gains and losses.

6.	Goodwill

Goodwill is the excess of cost over the fair value of net assets acquired. Information regarding goodwill is as follows:

	December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$4,801	$4,701	$537
Acquisitions	2	93	4,180
Dispositions and other, net	11	7	(16)

Balance at December 31,	$4,814	$4,801	$4,701

See Note 2 for a description of acquisitions and dispositions.

7.	Insurance

Insurance Liabilities

Insurance liabilities are as follows:

	December 31,
	Future Policy Benefits		Policyholder Account Balances		Other Policyholder Funds
	2007	2006	2007	2006	2007	2006
	(In millions)

Institutional
Group life	$3,326	$3,252	$13,997	$13,567	$2,364	$2,259
Retirement & savings	37,947	37,908	51,585	46,127	213	21
Non-medical health & other	10,617	9,540	501	—	597	531
Individual
Traditional life	52,493	51,715	1	1	1,479	1,429
Universal variable life	985	894	14,898	14,544	1,572	1,367
Annuities	3,063	3,186	37,807	40,251	76	43
Other	—	—	2,410	2,412	1	1
Auto & Home	3,273	3,392	—	—	51	61
International	9,826	8,123	4,961	4,198	1,296	1,223
Corporate and Other	4,644	4,343	4,532	4,636	345	319

Total	$126,174	$122,353	$130,692	$125,736	$7,994	$7,254

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Value of Distribution Agreements and Customer Relationships Acquired

Information regarding the VODA and VOCRA, which are reported in other assets, is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$708	$715	$—
Acquisitions	11	—	716
Amortization	(16)	(6)	(1)
Other	3	(1)	—

Balance at December 31,	$706	$708	$715

The estimated future amortization expense allocated to other expenses for the next five years for VODA and VOCRA is $23 million in 2008, $28 million in 2009, $34 million in 2010, $37 million in 2011 and $42 million in 2012. See Note 2 for a description of acquisitions and dispositions.

Sales Inducements

Information regarding deferred sales inducements, which are reported in other assets, is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$578	$414	$294
Capitalization	181	194	140
Amortization	(82)	(30)	(20)

Balance at December 31,	$677	$578	$414

Separate Accounts

Separate account assets and liabilities include two categories of account types: pass-through separate accounts totaling $141.7 billion and $127.8 billion at December 31, 2007 and 2006, respectively, for which the policyholder assumes all investment risk, and separate accounts with a minimum return or account value for which the Company contractually guarantees either a minimum return or account value to the policyholder which totaled $18.4 billion and $16.5 billion at December 31, 2007 and 2006, respectively. The latter category consisted primarily of Met Managed GICs and participating close-out contracts. The average interest rate credited on these contracts was 4.73% and 4.63% at December 31, 2007 and 2006, respectively.

Fees charged to the separate accounts by the Company (including mortality charges, policy administration fees and surrender charges) are reflected in the Company’s revenues as universal life and investment-type product policy fees and totaled $2.8 billion, $2.4 billion and $1.7 billion for the years ended December 31, 2007, 2006 and 2005, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company’s proportional interest in separate accounts is included in the consolidated balance sheets as follows:

	December 31,
	2007	2006
	(In millions)

Fixed maturity securities	$35	$30
Equity securities	$41	$36
Cash and cash equivalents	$5	$5

For the years ended December 31, 2007, 2006 and 2005, there were no investment gains (losses) on transfers of assets from the general account to the separate accounts.

Obligations Under Guaranteed Interest Contract Program

The Company issues fixed and floating rate obligations under its GIC program which are denominated in either U.S. dollars or foreign currencies. During the years ended December 31, 2007, 2006 and 2005, the Company issued $5.2 billion, $5.2 billion and $4.0 billion, respectively, and repaid $4.3 billion, $2.6 billion and $1.0 billion, respectively, of GICs under this program. At December 31, 2007 and 2006, GICs outstanding, which are included in policyholder account balances, were $24.2 billion and $21.4 billion, respectively. During the years ended December 31, 2007, 2006 and 2005, interest credited on the contracts, which are included in interest credited to policyholder account balances, was $1.1 billion, $834 million and $463 million, respectively.

Obligations Under Funding Agreements

MetLife Insurance Company of Connecticut (“MICC”) is a member of the Federal Home Loan Bank of Boston (the “FHLB of Boston”) and holds $70 million of common stock of the FHLB of Boston at both December 31, 2007 and 2006, which is included in equity securities. MICC has also entered into funding agreements with the FHLB of Boston whereby MICC has issued such funding agreements in exchange for cash and for which the FHLB of Boston has been granted a blanket lien on certain MICC assets, including residential mortgage-backed securities, to collateralize MICC’s obligations under the funding agreements. MICC maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by MICC, the FHLB of Boston’s recovery on the collateral is limited to the amount of MICC’s liability to the FHLB of Boston. The amount of the Company’s liability for funding agreements with the FHLB of Boston was $726 million and $926 million at December 31, 2007 and 2006, respectively, which is included in policyholder account balances. The advances on these funding agreements are collateralized by residential mortgage-backed securities with fair values of $901 million and $1.1 billion at December 31, 2007 and 2006, respectively.

MLIC is a member of the Federal Home Loan Bank of New York (“FHLB of NY”) and holds $339 million and $136 million of common stock of the FHLB of NY at December 31, 2007 and 2006, respectively, which is included in equity securities. MLIC has also entered into funding agreements with the FHLB of NY whereby MLIC has issued such funding agreements in exchange for cash and for which the FHLB of NY has been granted a lien on certain MLIC assets, including residential mortgage-backed securities to collateralize MLIC’s obligations under the funding agreements. MLIC maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by MLIC, the FHLB of NY’s recovery on the collateral is limited to the amount of MLIC’s liability to the FHLB of NY. The amount of the Company’s liability for funding agreements with the FHLB of NY was $4.6 billion at December 31, 2007, which is included in policyholder account balances. The advances on these agreements are collateralized by residential mortgage-backed securities with fair values of $4.8 billion at December 31, 2007. MLIC did not have any funding agreements with the FHLB of NY at December 31, 2006.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

MLIC has issued funding agreements to certain trusts that have issued securities guaranteed as to payment of interest and principal by the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States. The obligations under these funding agreements are secured by a pledge of certain eligible agricultural real estate mortgage loans and may, under certain circumstances, be secured by other qualified collateral. The amount of the Company’s liability for funding agreements issued to such trusts was $2.5 billion and $1.5 billion at December 31, 2007 and 2006, respectively, which is included in policyholder account balances. The obligations under these funding agreements are collateralized by designated agricultural real estate mortgage loans with fair values of $2.9 billion and $1.7 billion at December 31, 2007 and 2006, respectively.

Liabilities for Unpaid Claims and Claim Expenses

Information regarding the liabilities for unpaid claims and claim expenses relating to property and casualty, group accident and non-medical health policies and contracts, which are reported in future policy benefits and other policyholder funds, is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$7,244	$6,977	$5,824
Less: Reinsurance recoverables	(937)	(940)	(486)

Net balance at January 1,	6,307	6,037	5,338

Acquisitions, net	—	—	160
Incurred related to:
Current year	5,796	5,064	4,940
Prior years	(325)	(329)	(180)

	5,471	4,735	4,760

Paid related to:
Current year	(3,297)	(2,975)	(2,841)
Prior years	(1,600)	(1,490)	(1,380)

	(4,897)	(4,465)	(4,221)

Net balance at December 31,	6,881	6,307	6,037
Add: Reinsurance recoverables	955	937	940

Balance at December 31,	$7,836	$7,244	$6,977

During 2007 and 2006, as a result of changes in estimates of insured events in the respective prior year, claims and claim adjustment expenses associated with prior years decreased by $325 million and $329 million, respectively, due to a reduction in prior year automobile bodily injury and homeowners’ severity, reduced loss adjustment expenses, improved loss ratio for non-medical health claim liabilities and improved claim management.

In 2005, the claims and claim adjustment expenses decreased by $180 million due to a reduction in prior year automobile bodily injury and homeowners’ severity as well as refinement in the estimation methodology for non-medical health long-term care claim liabilities.

Guarantees

The Company issues annuity contracts which may include contractual guarantees to the contractholder for: (i) return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”); and (ii) the highest contract value on a specified anniversary date minus any withdrawals following the contract

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

anniversary, or total deposits made to the contract less any partial withdrawals plus a minimum return (“anniversary contract value” or “minimum return”). The Company also issues annuity contracts that apply a lower rate of funds deposited if the contractholder elects to surrender the contract for cash and a higher rate if the contractholder elects to annuitize (“two tier annuities”). These guarantees include benefits that are payable in the event of death or at annuitization.

The Company also issues universal and variable life contracts where the Company contractually guarantees to the contractholder a secondary guarantee or a guaranteed paid-up benefit.

Information regarding the types of guarantees relating to annuity contracts and universal and variable life contracts is as follows:

	December 31,
	2007				2006
	In the		At		In the		At
	Event of Death		Annuitization		Event of Death		Annuitization
	(In millions)

Annuity Contracts (1)
Return of Net Deposits
Separate account value	$18,573		N/A		$13,809		N/A
Net amount at risk (2)	$52	(3)	N/A		$1	(3)	N/A
Average attained age of contractholders	61 years		N/A		61 years		N/A
Anniversary Contract Value or Minimum Return
Separate account value	$87,168		$29,603		$87,351		$24,647
Net amount at risk (2)	$2,331	(3)	$441	(4)	$1,927	(3)	$65	(4)
Average attained age of contractholders	58 years		60 years		60 years		60 years
Two Tier Annuities
General account value	N/A		$286		N/A		$296
Net amount at risk (2)	N/A		$51	(5)	N/A		$53	(5)
Average attained age of contractholders	N/A		60 years		N/A		58 years

	December 31,
	2007				2006
	Secondary		Paid-Up		Secondary		Paid-Up
	Guarantees		Guarantees		Guarantees		Guarantees
			(In millions)

Universal and Variable Life Contracts (1)
Account value (general and separate account)	$9,347		$4,302		$8,357		$4,468
Net amount at risk (2)	$141,840	(3)	$33,855	(3)	$131,808	(3)	$36,447	(3)
Average attained age of policyholders	49 years		55 years		49 years		54 years

(1)	The Company’s annuity and life contracts with guarantees may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

(2)	The net amount at risk is based on the direct amount at risk (excluding reinsurance).

(3)	The net amount at risk for guarantees of amounts in the event of death is defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

(4)	The net amount at risk for guarantees of amounts at annuitization is defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance.

(5)	The net amount at risk for two tier annuities is based on the excess of the upper tier, adjusted for a profit margin, less the lower tier.

Information regarding the liabilities for guarantees (excluding base policy liabilities) relating to annuity and universal and variable life contracts is as follows:

	Annuity Contracts		Universal and Variable Life Contracts
		Guaranteed
	Guaranteed	Annuitization	Secondary	Paid Up
	Death Benefits	Benefits	Guarantees	Guarantees	Total
	(In millions)

Balance at January 1, 2005	$24	$19	$6	$29	$78
Incurred guaranteed benefits	22	10	10	10	52
Paid guaranteed benefits	(5)	—	(1)	—	(6)

Balance at December 31, 2005	41	29	15	39	124
Incurred guaranteed benefits	17	7	29	1	54
Paid guaranteed benefits	(6)	—	—	—	(6)

Balance at December 31, 2006	52	36	44	40	172
Incurred guaranteed benefits	28	38	53	6	125
Paid guaranteed benefits	(8)	—	—	—	(8)

Balance at December 31, 2007	$72	$74	$97	$46	$289

Account balances of contracts with insurance guarantees are invested in separate account asset classes as follows:

	December 31,
	2007	2006
	(In millions)

Mutual Fund Groupings
Equity	$69,477	$70,187
Bond	6,284	6,139
Balanced	15,977	4,403
Money Market	1,775	1,302
Specialty	870	1,088

Total	$94,383	$83,119

8.	Reinsurance

The Company’s life insurance operations participate in reinsurance activities in order to limit losses, minimize exposure to large risks, and provide additional capacity for future growth. The Company has historically reinsured the mortality risk on new individual life insurance policies primarily on an excess of retention basis or a quota share basis. Until 2005, the Company reinsured up to 90% of the mortality risk for all new individual life insurance policies that it wrote through its various franchises. This practice was initiated by the different franchises for different products starting at various points in time between 1992 and 2000. During 2005, the Company changed its retention practices for certain individual life insurance. Amounts reinsured in prior years remain reinsured under the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

original reinsurance; however, under the new retention guidelines, the Company reinsures up to 90% of the mortality risk in excess of $1 million for most new individual life insurance policies that it writes through its various franchises and for certain individual life policies the retention limits remained unchanged. On a case by case basis, the Company may retain up to $20 million per life and reinsure 100% of amounts in excess of the Company’s retention limits. The Company evaluates its reinsurance programs routinely and may increase or decrease its retention at any time. In addition, the Company reinsures a significant portion of the mortality risk on its individual universal life policies issued since 1983. Placement of reinsurance is done primarily on an automatic basis and also on a facultative basis for risks with specific characteristics.

In addition to reinsuring mortality risk as described previously, the Company reinsures other risks, as well as specific coverages. The Company routinely reinsures certain classes of risks in order to limit its exposure to particular travel, avocation and lifestyle hazards. The Company has exposure to catastrophes, which could contribute to significant fluctuations in the Company’s results of operations. The Company uses excess of retention and quota share reinsurance arrangements to provide greater diversification of risk and minimize exposure to larger risks.

The Company had also protected itself through the purchase of combination risk coverage. This reinsurance coverage pooled risks from several lines of business and included individual and group life claims in excess of $2 million per policy, as well as excess property and casualty losses, among others. This combination risk coverage was commuted during 2005.

The Company reinsures its business through a diversified group of reinsurers. No single unaffiliated reinsurer has a material obligation to the Company nor is the Company’s business substantially dependent upon any reinsurance contracts. The Company is contingently liable with respect to ceded reinsurance should any reinsurer be unable to meet its obligations under these agreements.

The amounts in the consolidated statements of income are presented net of reinsurance ceded. Information regarding the effect of reinsurance is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Direct premiums	$24,165	$23,323	$22,227
Reinsurance assumed	1,192	928	806
Reinsurance ceded	(2,372)	(2,185)	(2,043)

Net premiums	$22,985	$22,066	$20,990

Reinsurance recoverables netted against policyholder benefits and claims	$2,622	$2,313	$2,400

Reinsurance recoverables, included in premiums and other receivables, were $9.8 billion and $9.7 billion at December 31, 2007 and 2006, respectively, including $1.2 billion at both December 31, 2007 and 2006 relating to reinsurance of long-term GICs and structured settlement lump sum contracts accounted for as a financing transaction; $3.4 billion and $3.0 billion at December 31, 2007 and 2006, respectively, relating to reinsurance on the run-off of long-term care business written by Travelers; $1.2 billion and $1.3 billion at December 31, 2007 and 2006, respectively, relating to reinsurance on the run-off of workers compensation business written by Travelers; and $1.1 billion and $1.4 billion at December 31, 2007 and 2006, respectively, relating to the reinsurance of investment-type contracts held by small market defined benefit contribution plans. Reinsurance and ceded commissions payables, included in other liabilities, were $571 million and $275 million at December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

9.	Closed Block

On April 7, 2000, (the “Demutualization Date”), MLIC converted from a mutual life insurance company to a stock life insurance company and became a wholly-owned subsidiary of MetLife, Inc. The conversion was pursuant to an order by the New York Superintendent of Insurance (the “Superintendent”) approving MLIC’s plan of reorganization, as amended (the “Plan”). On the Demutualization Date, MLIC established a closed block for the benefit of holders of certain individual life insurance policies of MLIC. Assets have been allocated to the closed block in an amount that has been determined to produce cash flows which, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses and taxes, and to provide for the continuation of policyholder dividend scales in effect for 1999, if the experience underlying such dividend scales continues, and for appropriate adjustments in such scales if the experience changes. At least annually, the Company compares actual and projected experience against the experience assumed in the then-current dividend scales. Dividend scales are adjusted periodically to give effect to changes in experience.

The closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the policies in the closed block will benefit only the holders of the policies in the closed block. To the extent that, over time, cash flows from the assets allocated to the closed block and claims and other experience related to the closed block are, in the aggregate, more or less favorable than what was assumed when the closed block was established, total dividends paid to closed block policyholders in the future may be greater than or less than the total dividends that would have been paid to these policyholders if the policyholder dividend scales in effect for 1999 had been continued. Any cash flows in excess of amounts assumed will be available for distribution over time to closed block policyholders and will not be available to stockholders. If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from assets outside of the closed block. The closed block will continue in effect as long as any policy in the closed block remains in-force. The expected life of the closed block is over 100 years.

The Company uses the same accounting principles to account for the participating policies included in the closed block as it used prior to the Demutualization Date. However, the Company establishes a policyholder dividend obligation for earnings that will be paid to policyholders as additional dividends as described below. The excess of closed block liabilities over closed block assets at the effective date of the demutualization (adjusted to eliminate the impact of related amounts in accumulated other comprehensive income) represents the estimated maximum future earnings from the closed block expected to result from operations attributed to the closed block after income taxes. Earnings of the closed block are recognized in income over the period the policies and contracts in the closed block remain in-force. Management believes that over time the actual cumulative earnings of the closed block will approximately equal the expected cumulative earnings due to the effect of dividend changes. If, over the period the closed block remains in existence, the actual cumulative earnings of the closed block is greater than the expected cumulative earnings of the closed block, the Company will pay the excess of the actual cumulative earnings of the closed block over the expected cumulative earnings to closed block policyholders as additional policyholder dividends unless offset by future unfavorable experience of the closed block and, accordingly, will recognize only the expected cumulative earnings in income with the excess recorded as a policyholder dividend obligation. If over such period, the actual cumulative earnings of the closed block is less than the expected cumulative earnings of the closed block, the Company will recognize only the actual earnings in income. However, the Company may change policyholder dividend scales in the future, which would be intended to increase future actual earnings until the actual cumulative earnings equal the expected cumulative earnings.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Information regarding the closed block liabilities and assets designated to the closed block is as follows:

	December 31,
	2007	2006
	(In millions)

Closed Block Liabilities
Future policy benefits	$43,362	$43,089
Other policyholder funds	323	282
Policyholder dividends payable	709	701
Policyholder dividend obligation	789	1,063
Payables for collateral under securities loaned and other transactions	5,610	6,483
Other liabilities	290	192

Total closed block liabilities	51,083	51,810

Assets Designated to the Closed Block
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $29,631 and $30,286, respectively)	30,481	31,255
Equity securities available-for-sale, at estimated fair value (cost: $1,555 and $1,184, respectively)	1,875	1,484
Mortgage loans on real estate	7,472	7,848
Policy loans	4,290	4,212
Real estate and real estate joint ventures held-for-investment	297	242
Short-term investments	14	62
Other invested assets	829	644

Total investments	45,258	45,747
Cash and cash equivalents	333	255
Accrued investment income	485	517
Deferred income tax assets	640	754
Premiums and other receivables	151	156

Total assets designated to the closed block	46,867	47,429

Excess of closed block liabilities over assets designated to the closed block	4,216	4,381

Amounts included in accumulated other comprehensive income (loss):
Unrealized investment gains (losses), net of income tax of $424 and $457, respectively	751	812
Unrealized gains (losses) on derivative instruments, net of income tax of ($19) and ($18), respectively	(33)	(32)
Allocated to policyholder dividend obligation, net of income tax of ($284) and ($381), respectively	(505)	(681)

Total amounts included in accumulated other comprehensive income (loss)	213	99

Maximum future earnings to be recognized from closed block assets and liabilities	$4,429	$4,480

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Information regarding the closed block policyholder dividend obligation is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at January 1,	$1,063	$1,607	$2,243
Impact on revenues, net of expenses and income tax	—	(114)	(9)
Change in unrealized investment and derivative gains (losses)	(274)	(430)	(627)

Balance at December 31,	$789	$1,063	$1,607

Information regarding the closed block revenues and expenses is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Revenues
Premiums	$2,870	$2,959	$3,062
Net investment income and other revenues	2,350	2,355	2,382
Net investment gains (losses)	28	(130)	10

Total revenues	5,248	5,184	5,454

Expenses
Policyholder benefits and claims	3,457	3,474	3,478
Policyholder dividends	1,492	1,479	1,465
Change in policyholder dividend obligation	—	(114)	(9)
Other expenses	231	247	263

Total expenses	5,180	5,086	5,197

Revenues, net of expenses before income tax	68	98	257
Income tax	21	34	90

Revenues, net of expenses and income tax from continuing operations	47	64	167
Revenues, net of expenses and income tax from discontinued operations	—	1	—

Revenues, net of expenses, income taxes and discontinued operations	$47	$65	$167

The change in the maximum future earnings of the closed block is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Balance at December 31,	$4,429	$4,480	$4,545
Less:
Cumulative effect of a change in accounting principle, net of income tax	(4)	—	—

Balance at January 1,	4,480	4,545	4,712

Change during year	$(47)	$(65)	$(167)

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

MLIC charges the closed block with federal income taxes, state and local premium taxes, and other additive state or local taxes, as well as investment management expenses relating to the closed block as provided in the Plan. MLIC also charges the closed block for expenses of maintaining the policies included in the closed block.

10.	Long-term and Short-term Debt

Long-term and short-term debt outstanding is as follows:

	Interest Rates
		Weighted		December 31,
	Range	Average	Maturity	2007	2006
				(In millions)

Senior notes	5.00%-6.50%	5.57%	2011-2035	$7,017	$6,996
Repurchase agreements	2.83%-5.65%	4.49%	2008-2013	1,213	998
Surplus notes	7.63%-7.88%	7.76%	2015-2025	697	697
Fixed rate notes	5.50%-6.35%	6.28%	2008	43	—
Other notes with varying interest rates	3.44%-6.10%	4.99%	2009-2012	75	68
Capital lease obligations				55	63

Total long-term debt				9,100	8,822
Total short-term debt				667	1,449

Total				$9,767	$10,271

The aggregate maturities of long-term debt as of December 31, 2007 for the next five years are $428 million in 2008, $536 million in 2009, $285 million in 2010, $765 million in 2011, $471 million in 2012 and $6,615 million thereafter.

Repurchase agreements and capital lease obligations are collateralized and rank highest in priority, followed by unsecured senior debt which consists of senior notes, fixed rate notes and other notes with varying interest rates, followed by subordinated debt which consists of junior subordinated debentures. Payments of interest and principal on the Company’s surplus notes, which are subordinate to all other obligations at the operating company level and senior to obligations at the Holding Company, may be made only with the prior approval of the insurance department of the state of domicile. Collateral financing arrangements are supported by either surplus notes of subsidiaries or financing arrangements with the Holding Company and accordingly have priority consistent with other such obligations.

Senior Notes

The Holding Company repaid a $500 million 5.25% senior note which matured in December 2006 and a $1,006 million 3.911% senior note which matured in May 2005.

In connection with financing the acquisition of Travelers on July 1, 2005, which is described in Note 2, the Holding Company issued the following debt:

In June 2005, the Holding Company issued $1,000 million aggregate principal amount of 5.00% senior notes due June 15, 2015 at a discount of $2.7 million ($997.3 million) and $1,000 million aggregate principal amount of 5.70% senior notes due June 15, 2035 at a discount of $2.4 million ($997.6 million). In connection with the offering, the Holding Company incurred $12.4 million of issuance costs which have been capitalized and included in other assets. These costs are being amortized using the effective interest method over the respective term of the related senior notes.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

In June 2005, the Holding Company issued 400 million pounds sterling ($729.2 million at issuance) aggregate principal amount of 5.25% senior notes due June 29, 2020 at a discount of 4.5 million pounds sterling ($8.1 million at issuance), for aggregate proceeds of 395.5 million pounds sterling ($721.1 million at issuance). The senior notes were initially offered and sold outside the United States in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Holding Company incurred $3.7 million of issuance costs which have been capitalized and included in other assets. These costs are being amortized using the effective interest method over the term of the related senior notes.

Repurchase Agreements with Federal Home Loan Bank

MetLife Bank, National Association (“MetLife Bank”) is a member of the FHLB of NY and holds $64 million and $54 million of common stock of the FHLB of NY at December 31, 2007 and 2006, respectively, which is included in equity securities. MetLife Bank has also entered into repurchase agreements with the FHLB of NY whereby MetLife Bank has issued repurchase agreements in exchange for cash and for which the FHLB of NY has been granted a blanket lien on MetLife Bank’s residential mortgages and mortgage-backed securities to collateralize MetLife Bank’s obligations under the repurchase agreements. MetLife Bank maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The repurchase agreements and the related security agreement represented by this blanket lien provide that upon any event of default by MetLife Bank, the FHLB of NY’s recovery is limited to the amount of MetLife Bank’s liability under the outstanding repurchase agreements. During the years ended December 31, 2007, 2006 and 2005, MetLife Bank received advances totaling $390 million, $260 million and $775 million, respectively, from the FHLB of NY. MetLife Bank also made repayments of $175 million, $117 million and $25 million, respectively, for the years ended December 31, 2007, 2006 and 2005. The amount of the Company’s liability for repurchase agreements with the FHLB of NY was $1.2 billion and $998 million at December 31, 2007 and 2006, respectively, which is included in long-term debt. The advances on these repurchase agreements are collateralized by residential mortgage-backed securities and residential mortgage loans with fair values of $1.3 billion at both December 31, 2007 and 2006.

Surplus Notes

MLIC repaid a $250 million 7% surplus note which matured on November 1, 2005.

Short-term Debt

During the years ended December 31, 2007, 2006 and 2005, the Company’s short-term debt consisted of commercial paper with a weighted average interest rate of 5.0%, 5.2% and 3.4%, respectively. During the years ended December 31, 2007, 2006 and 2005, the commercial paper’s average daily balance was $1.6 billion, $1.9 billion and $1.0 billion, respectively, and was outstanding for an average of 30 days, 39 days and 53 days, respectively.

Interest Expense

Interest expense related to the Company’s indebtedness included in other expenses was $600 million, $642 million and $503 million for the years ended December 31, 2007, 2006 and 2005, respectively, and does not include interest expense on collateral financing arrangements, junior subordinated debt securities, common equity units or shares subject to mandatory redemption. See Notes 11, 12, 13 and 14.

Credit and Committed Facilities and Letters of Credit

Credit Facilities.  The Company maintains committed and unsecured credit facilities aggregating $3.2 billion as of December 31, 2007. When drawn upon, these facilities bear interest at varying rates in accordance with the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

respective agreements. The facilities can be used for general corporate purposes and at December 31, 2007, $3.0 billion of the facilities also served as back-up lines of credit for the Company’s commercial paper programs. Information on these credit facilities as of December 31, 2007 is as follows:

			Letter of
			Credit		Unused
Borrower(s)	Expiration	Capacity	Issuances	Drawdowns	Commitments
		(In millions)

MetLife, Inc. and MetLife Funding, Inc.	June 2012 (1)	$3,000	$1,532	$—	$1,468
MetLife Bank, N.A.	July 2008 (2)	200	—	—	200

Total		$3,200	$1,532	$—	$1,668

(1)	In June 2007, the Holding Company and MetLife Funding, Inc. entered into a $3.0 billion credit agreement with various financial institutions, the proceeds of which are available to be used for general corporate purposes, to support their commercial paper programs and for the issuance of letters of credit. All borrowings under the credit agreement must be repaid by June 2012, except that letters of credit outstanding upon termination may remain outstanding until June 2013. The borrowers and the lenders under this facility may agree to extend the term of all or part of the facility to no later than June 2014, except that letters of credit outstanding upon termination may remain outstanding until June 2015. The $1.5 billion credit agreement, with an April 2009 expiration, and the $1.5 billion credit agreement, with an April 2010 expiration, were both terminated in June 2007 and replaced by the aforementioned facility.

(2)	In July 2007, the facility was extended for one year to July 2008.

Committed Facilities.  Information on committed facilities as of December 31, 2007 is as follows:

				Letter of
				Credit	Unused	Maturity
Account Party/Borrower(s)	Expiration	Capacity	Drawdowns	Issuances	Commitments	(Years)
		(In millions)

Exeter Reassurance Company Ltd., MetLife, Inc., & Missouri Re	June 2016 (1)	$500	$—	$490	$10	8
Exeter Reassurance Company Ltd.	December 2027 (2)	650	—	410	240	20
MetLife Reinsurance Company of South Carolina & MetLife, Inc.	June 2037 (3)	3,500	2,382	—	1,118	30
MetLife Reinsurance Company of Vermont & MetLife, Inc.	December 2037 (2), (4)	2,896	—	1,235	1,661	30

Total		$7,546	$2,382	$2,135	$3,029

(1)	Letters of credit and replacements or renewals thereof issued under this facility of $280 million, $10 million and $200 million are set to expire no later than December 2015, March 2016 and June 2016, respectively.

(2)	The Holding Company is a guarantor under this agreement.

(3)	In May 2007, MetLife Reinsurance Company of South Carolina (“MRSC”), a wholly-owned subsidiary of the Company, terminated the $2.0 billion amended and restated five-year letter of credit and reimbursement agreement entered into among the Holding Company, MRSC and various financial institutions on April 25, 2005. In its place, the Company entered into a 30-year collateral financing arrangement as described in Note 11, which may be extended by agreement of the Company and the financial institution on each anniversary of the closing of the facility for an additional one-year period. As of December 31, 2007, $2.4 billion had been drawn upon under the collateral financing arrangement.

(4)	In December 2007, Exeter Reassurance Company Ltd. (“Exeter”) terminated four letters of credit, with expirations from March 2025 through December 2026, that were issued under a letter of credit facility with an

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

unaffiliated financial institution in an aggregate amount of $1.7 billion. The letters of credit had served as collateral for Exeter’s obligations under a reinsurance agreement that was recaptured by MLI-USA in December 2007. MLI-USA immediately thereafter entered into a new reinsurance agreement with MetLife Reinsurance Company of Vermont (“MRV”). To collateralize its reinsurance obligations, MRV and the Holding Company entered into a 30-year, $2.9 billion letter of credit facility with an unaffiliated financial institution.

Letters of Credit.  At December 31, 2007, the Company had outstanding $3.7 billion in letters of credit, all of which are associated with the aforementioned credit facilities, from various financial institutions, of which $2.1 billion and $1.5 billion were part of committed and credit facilities, respectively. As commitments associated with letters of credit and financing arrangements may expire unused, these amounts do not necessarily reflect the Company’s actual future cash funding requirements.

11.	Collateral Financing Arrangements

Associated with the Closed Block

In December 2007, MLIC reinsured a portion of its closed block liabilities to MetLife Reinsurance Company of Charleston (“MRC”), a wholly-owned subsidiary of the Company. In connection with this transaction, MRC issued, to investors placed by an unaffiliated financial institution, $2.5 billion of 35-year surplus notes to provide statutory reserve support for the assumed closed block liabilities. Interest on the surplus notes accrues at an annual rate of 3-month LIBOR plus 55 basis points, payable quarterly. The ability of MRC to make interest and principal payments on the surplus notes is contingent upon South Carolina regulatory approval.

Simultaneous with issuing the surplus notes, the Holding Company entered into an agreement with the unaffiliated financial institution, under which the Holding Company is entitled to the interest paid by MRC on the surplus notes of 3-month LIBOR plus 55 basis points in exchange for the payment of 3-month LIBOR plus 112 basis points, payable quarterly. Under this agreement, the Holding Company may also be required to make payments to the unaffiliated financial institution related to any decline in the market value of the surplus notes and in connection with any early termination of this agreement.

A majority of the proceeds from the offering of the surplus notes were placed in trust to support MRC’s statutory obligations associated with the assumed closed block liabilities. The trust is a VIE which is consolidated by the Company.

At December 31, 2007, the Company held assets in trust of $1.9 billion associated with the transaction. The Company’s consolidated balance sheet includes these assets as fixed maturity securities. The Company’s consolidated statement of income includes the investment returns on the assets held as collateral as net investment income and the interest on the collateral financing arrangement is included as a component of other expenses.

Total interest expense was $5 million for the year ended December 31, 2007.

Associated with Secondary Guarantees

In May 2007, the Holding Company and MRSC entered into a 30-year collateral financing arrangement with an unaffiliated financial institution that provides up to $3.5 billion of statutory reserve support for MRSC associated with reinsurance obligations under intercompany reinsurance agreements. Such statutory reserves are associated with universal life secondary guarantees and are required under U.S. Valuation of Life Policies Model Regulation (commonly referred to as Regulation A-XXX). At December 31, 2007, $2.4 billion had been drawn upon under the collateral financing arrangement. The collateral financing arrangement may be extended by agreement of the Holding Company and the unaffiliated financial institution on each anniversary of the closing.

Proceeds from the collateral financing arrangement were placed in trust to support MRSC’s statutory obligations associated with the reinsurance of secondary guarantees. The trust is a VIE which is consolidated

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

by the Company. The unaffiliated financial institution is entitled to the return on the investment portfolio held by the trust.

Simultaneous with entering into the collateral financing arrangement, the Holding Company entered into an agreement with the same unaffiliated financial institution under which the Holding Company is entitled to the return on the investment portfolio held by the trust established in connection with this collateral financing arrangement in exchange for the payment of a stated rate of return to the unaffiliated financial institution of 3-month LIBOR plus 70 basis points, payable quarterly. The Holding Company may also be required to make payments to the unaffiliated financial institution, for deposit into the trust, related to any decline in the market value of the assets held by the trust, as well as amounts outstanding upon maturity or early termination of the collateral financing arrangement.

At December 31, 2007, the Company held assets in trust of $2.3 billion associated with this transaction. The Company’s consolidated balance sheet includes these assets as fixed maturity securities. The Company’s consolidated statement of income includes the investment returns on the assets held as collateral as net investment income and the interest on the collateral financing arrangement is included as a component of other expenses.

Transaction costs associated with the collateral financing arrangement of $5 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance of the collateral financing arrangement to its expiration. Total interest expense was $84 million for the year ended December 31, 2007.

12.	Junior Subordinated Debentures

Junior Subordinated Debentures Underlying Common Equity Units

In connection with the acquisition of Travelers on July 1, 2005, the Holding Company issued on June 21, 2005 $1,067 million 4.82% Series A and $1,067 million 4.91% Series B junior subordinated debentures due no later than February 15, 2039 and February 15, 2040, respectively, for a total of $2,134 million in connection with the common equity units more fully described in Note 13. Interest expense related to the junior subordinated debentures underlying common equity units was $104 million, $104 million and $55 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Other Junior Subordinated Debentures Issued by the Holding Company

In December 2006, the Holding Company issued junior subordinated debentures with a face amount of $1.25 billion. The debentures are scheduled for redemption on December 15, 2036; the final maturity of the debentures is December 15, 2066. The Holding Company may redeem the debentures (i) in whole or in part, at any time on or after December 15, 2031 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in certain circumstances, in whole or in part, prior to December 15, 2031 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price. Interest is payable semi-annually at a fixed rate of 6.40% up to, but not including, December 15, 2036, the scheduled redemption date. In the event the debentures are not redeemed on or before the scheduled redemption date, interest will accrue at an annual rate of 3-month LIBOR plus a margin equal to 2.205%, payable quarterly in arrears. The Holding Company has the right to, and in certain circumstances the requirement to, defer interest payments on the debentures for a period up to ten years. Interest compounds during such periods of deferral. If interest is deferred for more than five consecutive years, the Holding Company may be required to use proceeds from the sale of its common stock or warrants on common stock to satisfy its obligation. In connection with the issuance of the debentures, the Holding Company entered into a replacement capital covenant (“RCC”). As part of the RCC, the Holding Company agreed that it will not repay, redeem, or purchase the debentures on or before December 15, 2056, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities. The RCC will terminate upon the occurrence of certain events, including an acceleration of the debentures due to the occurrence of an event of default. The RCC is not intended for the benefit of holders of the debentures and may not

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

be enforced by them. The RCC is for the benefit of holders of one or more other designated series of its indebtedness (which will initially be its 5.70% senior notes due June 15, 2035). The Holding Company also entered into a replacement capital obligation which will commence in 2036 and under which the Holding Company must use reasonable commercial efforts to raise replacement capital through the issuance of certain qualifying capital securities. Issuance costs associated with the offering of the debentures of $13 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance date of the debentures until their scheduled redemption. Interest expense on the debentures was $80 million and $2 million for the years ended December 31, 2007 and 2006, respectively.

In December 2007, MetLife Capital Trust IV (“Trust IV”), a VIE consolidated by the Company, issued exchangeable surplus trust securities (the “Trust Securities”) with a face amount of $700 million and a discount of $6 million ($694 million). The Trust Securities will be exchanged into a like amount of Holding Company junior subordinated debentures on December 15, 2037, the scheduled redemption date; mandatorily under certain circumstances; and at any time upon the Holding Company exercising its option to redeem the securities. The Trust Securities will be exchanged for junior subordinated debentures prior to repayment. The final maturity of the debentures is December 15, 2067. The Holding Company may cause the redemption of the Trust Securities or debentures (i) in whole or in part, at any time on or after December 15, 2032 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in certain circumstances, in whole or in part, prior to December 15, 2032 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price. Interest on the Trust Securities or debentures is payable semi-annually at a fixed rate of 7.875% up to, but not including, December 15, 2037, the scheduled redemption date. In the event the Trust Securities or debentures are not redeemed on or before the scheduled redemption date, interest will accrue at an annual rate of 3-month LIBOR plus a margin equal to 3.96%, payable quarterly in arrears. The Holding Company has the right to, and in certain circumstances the requirement to, defer interest payments on the Trust Securities or debentures for a period up to ten years. Interest compounds during such periods of deferral. If interest is deferred for more than five consecutive years, the Holding Company may be required to use proceeds from the sale of its common stock or warrants on common stock to satisfy its obligation. In connection with the issuance of the Trust Securities, the Holding Company entered into a RCC. As a part of the RCC, the Holding Company agreed that it will not repay, redeem, or purchase the debentures on or before December 15, 2057, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities. The RCC will terminate upon the occurrence of certain events, including an acceleration of the debentures due to the occurrence of an event of default. The RCC is not intended for the benefit of holders of the debentures and may not be enforced by them. The RCC is for the benefit of holders of one or more other designated series of its indebtedness (which will initially be its 5.70% senior notes due June 15, 2035). The Holding Company also entered into a replacement capital obligation which will commence in 2037 and under which the Holding Company must use reasonable commercial efforts to raise replacement capital through the issuance of certain qualifying capital securities. Issuance costs associated with the offering of the Trust Securities of $10 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance date of the Trust Securities until their scheduled redemption. Interest expense on the Trust Securities was $3 million for the year ended December 31, 2007.

13.	Common Equity Units

In connection with financing the acquisition of Travelers on July 1, 2005, which is described in Note 2, the Holding Company distributed and sold 82.8 million 6.375% common equity units for $2,070 million in proceeds in a registered public offering on June 21, 2005. As described below, the common equity units consist of interests in trust preferred securities issued by MetLife Capital Trusts II and III, and stock purchase contracts issued by the Holding Company. The only assets of MetLife Capital Trusts II and III are junior subordinated debentures issued by the Holding Company.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Common Equity Units

Each common equity unit has an initial stated amount of $25 per unit and consists of: (i) a 1/80 or 1.25% ($12.50), undivided beneficial ownership interest in a series A trust preferred security of MetLife Capital Trust II (“Series A Trust”), with an initial liquidation amount of $1,000; (ii) a 1/80 or 1.25% ($12.50), undivided beneficial ownership interest in a series B trust preferred security of MetLife Capital Trust III (“Series B Trust” and, together with the Series A Trust, the “Capital Trusts”), with an initial liquidation amount of $1,000; (iii) a stock purchase contract under which the holder of the common equity unit will purchase and the Holding Company will sell, on each of the initial stock purchase date and the subsequent stock purchase date, a variable number of shares of the Holding Company’s common stock, par value $0.01 per share, for a purchase price of $12.50.

Junior Subordinated Debentures Issued to Support Trust Common and Preferred Securities

The Holding Company issued $1,067 million 4.82% Series A and $1,067 million 4.91% Series B junior subordinated debt securities due no later than February 15, 2039 and February 15, 2040, respectively, for a total of $2,134 million, in exchange for $2,070 million in aggregate proceeds from the sale of the trust preferred securities by the Capital Trusts and $64 million in trust common securities issued equally by the Capital Trusts. The common and preferred securities of the Capital Trusts, totaling $2,134 million, represent undivided beneficial ownership interests in the assets of the Capital Trusts, have no stated maturity and must be redeemed upon maturity of the corresponding series of junior subordinated debt securities — the sole assets of the respective Capital Trusts. The Series A Trust and Series B Trust will each make quarterly distributions on the common and preferred securities at an annual rate of 4.82% and 4.91%, respectively.

The trust common securities, which are held by the Holding Company, represent a 3% interest in the Trusts and are reflected as fixed maturity securities in the consolidated balance sheet of MetLife, Inc. The Capital Trusts are VIEs in accordance with FIN 46(r), and the Company does not consolidate its interest in MetLife Capital Trusts II and III as it is not the primary beneficiary of either of the Capital Trusts.

The Holding Company has directly guaranteed the repayment of the trust preferred securities to the holders thereof to the extent that there are funds available in the Capital Trusts. The guarantee will remain in place until the full redemption of the trust preferred securities. The trust preferred securities held by the common equity unit holders are pledged to the Holding Company to collateralize the obligation of the common equity unit holders under the related stock purchase contracts. The common equity unit holder may substitute certain zero coupon treasury securities in place of the trust preferred securities as collateral under the stock purchase contract.

The trust preferred securities have remarketing dates which correspond with the initial and subsequent stock purchase dates to provide the holders of the common equity units with the proceeds to exercise the stock purchase contracts. The initial stock purchase date is expected to be August 15, 2008, but could be deferred for quarterly periods until February 15, 2009, and the subsequent stock purchase date is expected to be February 15, 2009, but could be deferred for quarterly periods until February 15, 2010. At the remarketing date, the remarketing agent will have the ability to reset the interest rate on the trust preferred securities to generate sufficient remarketing proceeds to satisfy the common equity unit holder’s obligation under the stock purchase contract, subject to a reset cap for each of the first two attempted remarketings of each series. The interest rate on the supporting junior subordinated debt securities issued by the Holding Company will be reset at a commensurate rate. If the initial remarketing is unsuccessful, the remarketing agent will attempt to remarket the trust preferred securities, as necessary, in subsequent quarters through February 15, 2009 for the Series A trust preferred securities and through February 15, 2010 for the Series B trust preferred securities. The final attempt at remarketing will not be subject to the reset cap. If all remarketing attempts are unsuccessful, the Holding Company has the right, as a secured party, to apply the liquidation amount on the trust preferred securities to the common equity unit holders obligation under the stock purchase contract and to deliver to the common equity unit holder a junior subordinated debt security payable on August 15, 2010 at an annual rate of 4.82% and 4.91% on the Series A and Series B trust preferred securities, respectively, in payment of any accrued and unpaid distributions.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Stock Purchase Contracts

Each stock purchase contract requires the holder of the common equity unit to purchase, and the Holding Company to sell, for $12.50, on each of the initial stock purchase date and the subsequent stock purchase date, a number of newly issued or treasury shares of the Holding Company’s common stock, par value $0.01 per share, equal to the applicable settlement rate. The settlement rate at the respective stock purchase date will be calculated based on the closing price of the common stock during a specified 20-day period immediately preceding the applicable stock purchase date. If the market value of the Holding Company’s common stock is less than the threshold appreciation price of $53.10 but greater than $43.35, the reference price, the settlement rate will be a number of the Holding Company’s common stock equal to the stated amount of $12.50 divided by the market value. If the market value is less than or equal to the reference price, the settlement rate will be 0.28835 shares of the Holding Company’s common stock. If the market value is greater than or equal to the threshold appreciation price, the settlement rate will be 0.23540 shares of the Holding Company’s common stock as adjusted in accordance with the terms of the stock purchase contracts. Accordingly, upon settlement in the aggregate, the Holding Company will receive proceeds of $2,070 million and issue between 39.0 million and 47.8 million shares of its common stock. The stock purchase contract may be exercised at the option of the holder at any time prior to the settlement date. However, upon early settlement, the holder will receive the minimum settlement rate.

The stock purchase contracts further require the Holding Company to pay the holder of the common equity unit quarterly contract payments on the stock purchase contracts at the annual rate of 1.510% on the stated amount of $25 per stock purchase contract until the initial stock purchase date and at the annual rate of 1.465% on the remaining stated amount of $12.50 per stock purchase contract thereafter.

The quarterly distributions on the Series A and Series B trust preferred securities of 4.82% and 4.91%, respectively, combined with the contract payments on the stock purchase contract of 1.510%, (1.465% after the initial stock purchase date) result in the 6.375% yield on the common equity units.

If the Holding Company defers any of the contract payments on the stock purchase contract, then it will accrue additional amounts on the deferred amounts at the annual rate of 6.375% until paid, to the extent permitted by law.

The value of the stock purchase contracts at issuance, $96.6 million, were calculated as the present value of the future contract payments due under the stock purchase contract of 1.510% through the initial stock purchase date, and 1.465% up to the subsequent stock purchase date, discounted at the interest rate on the supporting junior subordinated debt securities issued by the Holding Company, 4.82% or 4.91% on the Series A and Series B trust preferred securities, respectively. The value of the stock purchase contracts was recorded in other liabilities with an offsetting decrease in additional paid-in capital. The other liability balance related to the stock purchase contracts will accrue interest at the discount rate of 4.82% or 4.91%, as applicable, with an offsetting increase to interest expense. When the contract payments are made under the stock purchase contracts they will reduce the other liability balance. During the years ended December 31, 2007, 2006 and 2005, the Holding Company increased the other liability balance for the accretion of the discount on the contract payment of $2 million, $3 million and $2 million and made contract payments of $31 million, $31 million and $13 million, respectively.

Issuance Costs

In connection with the offering of common equity units, the Holding Company incurred $55.3 million of issuance costs of which $5.8 million relate to the issuance of the junior subordinated debt securities underlying common equity units which fund the Series A and Series B trust preferred securities and $49.5 million relate to the expected issuance of the common stock under the stock purchase contracts. The $5.8 million in debt issuance costs have been capitalized, are included in other assets, and are being amortized using the effective interest method over the period from issuance date of the common equity units to the initial and subsequent stock purchase date. The remaining $49.5 million of costs relate to the common stock issuance under the stock purchase contracts and have been recorded as a reduction of additional paid-in capital.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Earnings Per Common Share

The stock purchase contracts are reflected in diluted earnings per common share using the treasury stock method, and are dilutive when the average closing price of the Company’s common stock for each of the 20 trading days before the close of the accounting period is greater than or equal to the threshold appreciation price of $53.10. During the years ended December 31, 2007 and 2006, the average closing price for each of the 20 trading days before December 31 was greater than the threshold appreciation price. Accordingly, the stock purchase contracts were included in diluted earnings per common share for the years ended December 31, 2007 and 2006. During the period from the date of issuance through December 31, 2005, the average closing price for each of the 20 trading days before December 31 was less than the threshold appreciate price. Accordingly, the stock purchase contracts were excluded in diluted earnings per common share for the year ended December 31, 2005. See Note 20.

14.	Shares Subject to Mandatory Redemption and Company-Obligated Mandatorily Redeemable Securities of Subsidiary Trusts

GenAmerica Capital I.  In June 1997, GenAmerica Corporation (“GenAmerica”) issued $125 million of 8.525% capital securities through a wholly-owned subsidiary trust, GenAmerica Capital I. In October 2007, GenAmerica redeemed these securities which were due to mature on June 30, 2027. As a result of this redemption, the Company recognized additional interest expense of $10 million. Capital securities outstanding were $119 million, net of unamortized discounts of $6 million at December 31, 2006. Interest expense on these instruments is included in other expenses and was $20 million, $11 million and $11 million for the years ended December 31, 2007, 2006 and 2005, respectively.

15.	Income Taxes

The provision for income tax from continuing operations is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Current:
Federal	$428	$618	$526
State and local	15	39	63
Foreign	200	144	95

Subtotal	643	801	684

Deferred:
Federal	1,019	163	456
State and local	31	2	14
Foreign	(25)	52	7

Subtotal	1,025	217	477

Provision for income tax	$1,668	$1,018	$1,161

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The reconciliation of the income tax provision at the U.S. statutory rate to the provision for income tax as reported for continuing operations is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Tax provision at U.S. statutory rate	$2,025	$1,379	$1,442
Tax effect of:
Tax-exempt investment income	(296)	(296)	(169)
State and local income tax	39	23	35
Prior year tax	70	(10)	(33)
Foreign tax rate differential and change in valuation allowance	(116)	(55)	(40)
Foreign operations repatriation	—	—	(27)
Other, net	(54)	(23)	(47)

Provision for income tax	$1,668	$1,018	$1,161

Included in the 2005 total tax provision was a $27 million tax benefit related to the repatriation of foreign earnings pursuant to Internal Revenue Code Section 965 for which a U.S. deferred tax position had previously been recorded.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following:

	December 31,
	2007	2006
	(In millions)

Deferred income tax assets:
Policyholder liabilities and receivables	$4,123	$4,578
Net operating loss carryforwards	595	586
Employee benefits	134	452
Capital loss carryforwards	158	156
Tax credit carryforwards	20	—
Intangibles	—	22
Litigation-related and government mandated	113	65
Other	394	328

	5,537	6,187
Less: Valuation allowance	127	234

	5,410	5,953

Deferred income tax liabilities:
Investments	2,134	1,842
Intangibles	32	—
DAC	4,221	4,269
Net unrealized investment gains	423	994
Other	116	116

	6,926	7,221

Net deferred income tax liability	$(1,516)	$(1,268)

Domestic net operating loss carryforwards amount to $1,157 million at December 31, 2007 and will expire beginning in 2020. Foreign net operating loss carryforwards amount to $694 million at December 31, 2007 and were generated in various foreign countries with expiration periods of five years to indefinite expiration. Capital loss carryforwards amount to $452 million at December 31, 2007 and will expire beginning in 2011. Tax credit carryforwards amount to $20 million at December 31, 2007.

The Company has recorded a valuation allowance related to tax benefits of certain foreign net operating loss carryforwards. The valuation allowance reflects management’s assessment, based on available information, that it is more likely than not that the deferred income tax asset for certain foreign net operating loss carryforwards will not be realized. The tax benefit will be recognized when management believes that it is more likely than not that these deferred income tax assets are realizable. In 2007, the Company recorded a reduction of $107 million to the deferred income tax valuation allowance related to certain foreign net operating loss carryforwards and other deferred tax assets.

The Company files income tax returns with the U.S. federal government and various state and local jurisdictions, as well as foreign jurisdictions. The Company is under continuous examination by the Internal Revenue Service (“IRS”) and other tax authorities in jurisdictions in which the Company has significant business operations. The income tax years under examination vary by jurisdiction. With a few exceptions, the Company is no longer subject to U.S. federal, state and local, or foreign income tax examinations by tax authorities for years prior to 2000. In the first quarter of 2005, the IRS commenced an examination of the Company’s U.S. income tax returns for 2000 through 2002 that is anticipated to be completed in 2008.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

As a result of the implementation of FIN 48 on January 1, 2007, the Company recognized a $35 million increase in the liability for unrecognized tax benefits and a $9 million decrease in the interest liability for unrecognized tax benefits, as well as a $17 million increase in the liability for unrecognized tax benefits and a $5 million increase in the interest liability for unrecognized tax benefits which are included in liabilities of subsidiaries held-for-sale. The corresponding reduction to the January 1, 2007 balance of retained earnings was $37 million, net of $11 million of minority interest included in liabilities of subsidiaries held-for-sale. The Company’s total amount of unrecognized tax benefits upon adoption of FIN 48 was $932 million. The Company reclassified, at adoption, $602 million of current income tax payables to the liability for unrecognized tax benefits included within other liabilities. The Company also reclassified, at adoption, $295 million of deferred income tax liabilities, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility, to the liability for unrecognized tax benefits. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period. The total amount of unrecognized tax benefits as of January 1, 2007 that would affect the effective tax rate, if recognized, was $654 million. The Company also had $210 million of accrued interest, included within other liabilities, as of January 1, 2007. The Company classifies interest accrued related to unrecognized tax benefits in interest expense, while penalties are included within income tax expense.

As of December 31, 2007, the Company’s total amount of unrecognized tax benefits is $840 million and the total amount of unrecognized tax benefits that would affect the effective tax rate, if recognized, is $565 million. The total amount of unrecognized tax benefits decreased by $92 million from the date of adoption primarily due to settlements reached with the IRS with respect to certain significant issues involving demutualization, post-sale purchase price adjustments, and reinsurance offset by additions for tax positions of the current year. As a result of the settlements, items within the liability for unrecognized tax benefits, in the amount of $177 million, were reclassified to current and deferred income taxes, as applicable, and a payment of $156 million was made in December of 2007 with the remaining $21 million to be paid in future years. In addition, the Company’s liability for unrecognized tax benefits may change significantly in the next 12 months pending the outcome of remaining issues associated with the current IRS audit including demutualization, leasing, tax-exempt income, transfer pricing and tax credits. Management is working to resolve the remaining audit items directly with IRS auditors as well as through available accelerated IRS resolution programs and may protest any unresolved issues through the IRS appeals process and, possibly, litigation, the timing and extent of which is uncertain. Therefore, a reasonable estimate of the range of a payment or change in the liability cannot be made at this time; however, the Company continues to believe that the ultimate resolution of the issues will not result in a material effect on its consolidated financial statements, although the resolution of income tax matters could impact the Company’s effective tax rate for a particular future period.

A reconciliation of the beginning and ending amount of unrecognized tax benefits for the year ended December 31, 2007, is as follows:

Total Unrecognized
Tax Benefits
(In millions)

Balance at January 1, 2007 (date of adoption)	$932
Additions for tax positions of prior years	73
Reductions for tax positions of prior years	(53)
Additions for tax positions of current year	77
Reductions for tax positions of current year	(8)
Settlements with tax authorities	(177)
Lapses of statutes of limitations	(4)

Balance at December 31, 2007	$840

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

During the year ended December 31, 2007, the Company recognized $81 million in interest expense associated with the liability for unrecognized tax benefits. As of December 31, 2007, the Company had $218 million of accrued interest associated with the liability for unrecognized tax benefits. The $8 million increase, from the date of adoption, in accrued interest associated with the liability for unrecognized tax benefits resulted from an increase of $81 million of interest expense and a $73 million decrease primarily resulting from the aforementioned IRS settlements. During 2007, $73 million resulting from IRS settlements, has been reclassified to current income tax payable.

On September 25, 2007, the IRS issued Revenue Ruling 2007-61, which announced its intention to issue regulations with respect to certain computational aspects of the Dividends Received Deduction (“DRD”) on separate account assets held in connection with variable annuity contracts. Revenue Ruling 2007-61 suspended a revenue ruling issued in August 2007 that would have changed accepted industry and IRS interpretations of the statutes governing these computational questions. Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other interested parties will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing and substance of any such regulations are unknown at this time. For the year ended December 31, 2007, the Company recognized an income tax benefit of $188 million related to the separate account DRD.

16.	Contingencies, Commitments and Guarantees

Contingencies

Litigation

The Company is a defendant in a large number of litigation matters. In some of the matters, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Modern pleading practice in the United States permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experience of the Company in litigating or resolving through settlement numerous claims over an extended period of time, demonstrate to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value. Thus, unless stated below, the specific monetary relief sought is not noted.

Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be inherently impossible to ascertain with any degree of certainty. Inherent uncertainties can include how fact finders will view individually and in their totality documentary evidence, the credibility and effectiveness of witnesses’ testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and contingencies to be reflected in the Company’s consolidated financial statements. The review includes senior legal and financial personnel. In 2007, the Company received $39 million upon the resolution of an indemnification claim associated with the 2000 acquisition of General American Life Insurance Company (“GALIC”), and the Company reduced legal liabilities by $38 million after the settlement of certain cases. Unless stated below, estimates of possible losses or ranges of loss for particular matters cannot in the ordinary course be made with a reasonable degree of certainty. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Liabilities have been established for a number of the matters noted below; in 2007 the Company increased legal liabilities for pending sales practices, employment, property and casualty and intellectual property litigation matters

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

against the Company. It is possible that some of the matters could require the Company to pay damages or make other expenditures or establish accruals in amounts that could not be estimated as of December 31, 2007.

Demutualization Actions

Several lawsuits were brought in 2000 challenging the fairness of the Plan and the adequacy and accuracy of MLIC’s disclosure to policyholders regarding the Plan. The actions discussed below name as defendants some or all of MLIC, the Holding Company, and individual directors. MLIC, the Holding Company, and the individual directors believe they have meritorious defenses to the plaintiffs’ claims and are contesting vigorously all of the plaintiffs’ claims in these actions.

Fiala, et al. v. Metropolitan Life Ins. Co., et al. (Sup. Ct., N.Y. County, filed March 17, 2000).  The plaintiffs in the consolidated state court class actions seek compensatory relief and punitive damages against MLIC, the Holding Company, and individual directors. On January 30, 2007, the trial court signed an order certifying a litigation class of present and former policyholders on plaintiffs’ claim that defendants violated section 7312 of the New York Insurance Law, but denying plaintiffs’ motion to certify a litigation class with respect to a common law fraud claim. Plaintiffs and defendants have filed notices of appeal from this order. The court has directed various forms of class notice.

In re MetLife Demutualization Litig. (E.D.N.Y., filed April 18, 2000).  In this class action against MLIC and the Holding Company, plaintiffs served a second consolidated amended complaint in 2004. Plaintiffs assert violations of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Plan, claiming that the Policyholder Information Booklets failed to disclose certain material facts and contained certain material misstatements. They seek rescission and compensatory damages. By orders dated July 19, 2005 and August 29, 2006, the federal trial court certified a litigation class of present and former policyholders. The court has not yet directed the manner and form of class notice.

Asbestos-Related Claims

MLIC is and has been a defendant in a large number of asbestos-related suits filed primarily in state courts. These suits principally allege that the plaintiff or plaintiffs suffered personal injury resulting from exposure to asbestos and seek both actual and punitive damages. MLIC has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products nor has MLIC issued liability or workers’ compensation insurance to companies in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. The lawsuits principally have focused on allegations with respect to certain research, publication and other activities of one or more of MLIC’s employees during the period from the 1920’s through approximately the 1950’s and allege that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. MLIC believes that it should not have legal liability in these cases. The outcome of most asbestos litigation matters, however, is uncertain and can be impacted by numerous variables, including differences in legal rulings in various jurisdictions, the nature of the alleged injury, and factors unrelated to the ultimate legal merit of the claims asserted against MLIC. MLIC employs a number of resolution strategies to manage its asbestos loss exposure, including seeking resolution of pending litigation by judicial rulings and settling litigation under appropriate circumstances.

Claims asserted against MLIC have included negligence, intentional tort and conspiracy concerning the health risks associated with asbestos. MLIC’s defenses (beyond denial of certain factual allegations) include that: (i) MLIC owed no duty to the plaintiffs — it had no special relationship with the plaintiffs and did not manufacture, produce, distribute or sell the asbestos products that allegedly injured plaintiffs; (ii) plaintiffs did not rely on any actions of MLIC; (iii) MLIC’s conduct was not the cause of the plaintiffs’ injuries; (iv) plaintiffs’ exposure occurred after the dangers of asbestos were known; and (v) the applicable time with respect to filing suit has expired. During the course of the litigation, certain trial courts have granted motions dismissing claims against MLIC, while other trial courts have denied MLIC’s motions to dismiss. There can be no assurance that MLIC will receive favorable

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

decisions on motions in the future. While most cases brought to date have settled, MLIC intends to continue to defend aggressively against claims based on asbestos exposure, including defending claims at trials.

The approximate total number of asbestos personal injury claims pending against MLIC as of the dates indicated, the approximate number of new claims during the years ended on those dates and the approximate total settlement payments made to resolve asbestos personal injury claims at or during those years are set forth in the following table:

	December 31,
	2007	2006	2005
	(In millions, except number of claims)

Asbestos personal injury claims at year end	79,717	87,070	100,250
Number of new claims during the year	7,161	7,870	18,500
Settlement payments during the year (1)	$28.2	$35.5	$74.3

(1)	Settlement payments represent payments made by MLIC during the year in connection with settlements made in that year and in prior years. Amounts do not include MLIC’s attorneys’ fees and expenses and do not reflect amounts received from insurance carriers.

In 2004, MLIC received approximately 23,900 new claims, ending the year with a total of approximately 108,000 claims, and paid approximately $85.5 million for settlements reached in 2004 and prior years. In 2003, MLIC received approximately 58,750 new claims, ending the year with a total of approximately 111,700 claims, and paid approximately $84.2 million for settlements reached in 2003 and prior years. The number of asbestos cases that may be brought or the aggregate amount of any liability that MLIC may ultimately incur is uncertain.

The Company believes adequate provision has been made in its consolidated financial statements for all probable and reasonably estimable losses for asbestos-related claims. MLIC’s recorded asbestos liability is based on its estimation of the following elements, as informed by the facts presently known to it, its understanding of current law, and its past experiences: (i) the reasonably probable and estimable liability for asbestos claims already asserted against MLIC, including claims settled but not yet paid; (ii) the reasonably probable and estimable liability for asbestos claims not yet asserted against MLIC, but which MLIC believes are reasonably probable of assertion; and (iii) the legal defense costs associated with the foregoing claims. Significant assumptions underlying MLIC’s analysis of the adequacy of its recorded liability with respect to asbestos litigation include: (i) the number of future claims; (ii) the cost to resolve claims; and (iii) the cost to defend claims.

MLIC reevaluates on a quarterly and annual basis its exposure from asbestos litigation, including studying its claims experience, reviewing external literature regarding asbestos claims experience in the United States, assessing relevant trends impacting asbestos liability and considering numerous variables that can affect its asbestos liability exposure on an overall or per claim basis. These variables include bankruptcies of other companies involved in asbestos litigation, legislative and judicial developments, the number of pending claims involving serious disease, the number of new claims filed against it and other defendants, and the jurisdictions in which claims are pending. As previously disclosed, in 2002 MLIC increased its recorded liability for asbestos-related claims by $402 million from approximately $820 million to $1,225 million. MLIC regularly reevaluates its exposure from asbestos litigation and has updated its liability analysis for asbestos-related claims through December 31, 2007.

The ability of MLIC to estimate its ultimate asbestos exposure is subject to considerable uncertainty, and the conditions impacting its liability can be dynamic and subject to change. The availability of reliable data is limited and it is difficult to predict with any certainty the numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims, the disease mix and severity of disease in pending and future claims, the impact of the number of new claims filed in a particular jurisdiction and variations in the law in the jurisdictions in which claims are filed, the possible impact of tort reform efforts, the willingness of courts to allow plaintiffs to pursue claims against MLIC when exposure to asbestos took place after the dangers of asbestos exposure were well known, and the impact of any possible future adverse verdicts and their amounts.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The ability to make estimates regarding ultimate asbestos exposure declines significantly as the estimates relate to years further in the future. In the Company’s judgment, there is a future point after which losses cease to be probable and reasonably estimable. It is reasonably possible that the Company’s total exposure to asbestos claims may be materially greater than the asbestos liability currently accrued and that future charges to income may be necessary. While the potential future charges could be material in the particular quarterly or annual periods in which they are recorded, based on information currently known by management, management does not believe any such charges are likely to have a material adverse effect on the Company’s financial position.

During 1998, MLIC paid $878 million in premiums for excess insurance policies for asbestos-related claims. The excess insurance policies for asbestos-related claims provide for recovery of losses up to $1.5 billion, which is in excess of a $400 million self-insured retention. The Company’s initial option to commute the excess insurance policies for asbestos-related claims arises at the end of 2008. Thereafter, the Company will have a commutation right every five years. The excess insurance policies for asbestos-related claims are also subject to annual and per claim sublimits. Amounts exceeding the sublimits during 2007, 2006 and 2005 were approximately $16 million, $8 million and $0, respectively. The Company continues to study per claim averages, and there can be no assurance as to the number and cost of claims resolved in the future, including related defense costs, and the applicability of the sublimits to these costs. Amounts are recoverable under the policies annually with respect to claims paid during the prior calendar year. Although amounts paid by MLIC in any given year that may be recoverable in the next calendar year under the policies will be reflected as a reduction in the Company’s operating cash flows for the year in which they are paid, management believes that the payments will not have a material adverse effect on the Company’s liquidity.

Each asbestos-related policy contains an experience fund and a reference fund that provide for payments to MLIC at the commutation date if the reference fund is greater than zero at commutation or pro rata reductions from time to time in the loss reimbursements to MLIC if the cumulative return on the reference fund is less than the return specified in the experience fund. The return in the reference fund is tied to performance of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index. A claim with respect to the prior year was made under the excess insurance policies in each year from 2003 through 2007 for the amounts paid with respect to asbestos litigation in excess of the retention. As the performance of the indices impacts the return in the reference fund, it is possible that loss reimbursements to the Company and the recoverable amount with respect to later periods may be less than the amount of the recorded losses. Foregone loss reimbursements may be recovered upon commutation depending upon future performance of the reference fund. If at some point in the future, the Company believes the liability for probable and reasonably estimable losses for asbestos-related claims should be increased, an expense would be recorded and the insurance recoverable would be adjusted subject to the terms, conditions and limits of the excess insurance policies. Portions of the change in the insurance recoverable would be recorded as a deferred gain and amortized into income over the estimated remaining settlement period of the insurance policies. The foregone loss reimbursements were approximately $56.1 million with respect to claims for the period of 2002 through 2006 and are estimated, as of December 31, 2007, to be approximately $69.1 million in the aggregate, including future years.

Sales Practices Claims

Over the past several years, MLIC; New England Mutual Life Insurance Company, New England Life Insurance Company and New England Securities Corporation (collectively “New England”); GALIC; Walnut Street Securities, Inc. (“Walnut Street Securities”) and MetLife Securities, Inc. (“MSI”) have faced numerous claims, including class action lawsuits, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products.

As of December 31, 2007, there were approximately 130 sales practices litigation matters pending against the Company. The Company continues to vigorously defend against the claims in these matters. Some sales practices claims have been resolved through settlement. Other sales practices claims have been won by dispositive motions or have gone to trial. Most of the current cases seek substantial damages, including in some cases punitive and treble

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

damages and attorneys’ fees. Additional litigation relating to the Company’s marketing and sales of individual life insurance, mutual funds or other products may be commenced in the future.

Two putative class action lawsuits involving sales practices claims are pending against MLIC in Canada. In Jacynthe Evoy-Larouche v. Metropolitan Life Ins. Co. (Que. Super. Ct., filed March 1998), plaintiff alleges misrepresentations regarding dividends and future payments for life insurance policies and seeks unspecified damages. In Ace Quan v. Metropolitan Life Ins. Co. (Ont. Gen. Div., filed April 1997), plaintiff alleges breach of contract and negligent misrepresentations relating to, among other things, life insurance premium payments and seeks damages, including punitive damages.

Regulatory authorities in a small number of states have had investigations or inquiries relating to MLIC’s, New England’s, GALIC’s, MSI’s or Walnut Street Securities’ sales of individual life insurance policies or annuities or other products. Over the past several years, these and a number of investigations by other regulatory authorities were resolved for monetary payments and certain other relief. The Company may continue to resolve investigations in a similar manner. The Company believes adequate provision has been made in its consolidated financial statements for all probable and reasonably estimable losses for sales practices claims against MLIC, New England, GALIC, MSI and Walnut Street Securities.

Property and Casualty Actions

Katrina-Related Litigation.  There are a number of lawsuits, including a few putative class actions and “mass” actions, pending in Louisiana and Mississippi against Metropolitan Property and Casualty Insurance Company relating to Hurricane Katrina. The lawsuits include claims by policyholders for coverage for damages stemming from Hurricane Katrina, including for damages resulting from flooding or storm surge. The deadline for filing actions in Louisiana has expired. It is reasonably possible that additional actions will be filed in other states. The Company intends to continue to defend vigorously against these matters, although appropriate matters may be resolved as part of the ordinary claims adjustment process.

Shipley v. St. Paul Fire and Marine Ins. Co. and Metropolitan Property and Casualty Ins. Co. (Ill. Cir. Ct., Madison County, filed February 26 and July 2, 2003).  Two putative nationwide class actions have been filed against Metropolitan Property and Casualty Insurance Company in Illinois. One suit claims breach of contract and fraud due to the alleged underpayment of medical claims arising from the use of a purportedly biased provider fee pricing system. A motion for class certification has been filed and briefed. The second suit currently alleges breach of contract arising from the alleged use of preferred provider organizations to reduce medical provider fees covered by the medical claims portion of the insurance policy. A motion for class certification has been filed and briefed. A third putative nationwide class action relating to the payment of medical providers, Innovative Physical Therapy, Inc. v. MetLife Auto & Home, et ano (D. N.J., filed November 12, 2007)  has been filed against Metropolitan Property and Casualty Insurance Company in federal court in New Jersey. The Company is vigorously defending against the claims in these matters.

Regulatory Matters

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general or other state governmental authorities; federal regulators, including the SEC; federal governmental authorities, including congressional committees; and the Financial Industry Regulatory Authority seeking a broad range of information. The issues involved in information requests and regulatory matters vary widely. Certain regulators have requested information and documents regarding contingent commission payments to brokers, the Company’s awareness of any “sham” bids for business, bids and quotes that the Company submitted to potential customers, incentive agreements entered into with brokers, or compensation paid to intermediaries. Regulators also have requested information relating to market timing and late trading of mutual funds and variable insurance products and, generally, the marketing of products. The Company has received a subpoena from the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Office of the U.S. Attorney for the Southern District of California asking for documents regarding the insurance broker Universal Life Resources. The Company has been cooperating fully with these inquiries.

In 2005, MSI received a notice from the Illinois Department of Securities asserting possible violations of the Illinois Securities Act in connection with sales of a former affiliate’s mutual funds. A response has been submitted and in January 2008, MSI received notice of the commencement of an administrative action by the Illinois Department of Securities. MSI intends to vigorously defend against the claims in this matter.

Other Litigation

In Re Ins. Brokerage Antitrust Litig. (D. N.J., filed February 24, 2005).  In this multi-district proceeding, plaintiffs filed a class action complaint consolidating claims from several separate actions that had been filed in or transferred to the District of New Jersey in 2004 and 2005. The consolidated complaint alleged that the Holding Company, MLIC, several non-affiliated insurance companies and several insurance brokers violated the Racketeer Influenced and Corrupt Organizations Act (“RICO”), the Employee Retirement Income Security Act of 1974 (“ERISA”), and antitrust laws and committed other misconduct in the context of providing insurance to employee benefit plans and to persons who participate in such employee benefit plans. In August and September 2007, the court issued orders granting defendants’ motions to dismiss with prejudice the federal antitrust and the RICO claims. In January 2008, the court issued an order granting defendants’ summary judgment motion on the ERISA claims, and in February 2008, the court dismissed the remaining state law claims on jurisdictional grounds. Plaintiffs have filed a notice of appeal of the court’s decisions. A putative class action alleging that the Holding Company and other non-affiliated defendants violated state laws was transferred to the District of New Jersey but was not consolidated with other related actions. Plaintiffs’ motion to remand this action to state court in Florida is pending.

The American Dental Association, et al. v. MetLife Inc., et al. (S.D. Fla., filed May 19, 2003).  The American Dental Association and three individual providers have sued the Holding Company, MLIC and other non-affiliated insurance companies in a putative class action lawsuit. The plaintiffs purport to represent a nationwide class of in-network providers who allege that their claims are being wrongfully reduced by downcoding, bundling, and the improper use and programming of software. The complaint alleges federal racketeering and various state law theories of liability. The district court has granted in part and denied in part the Company’s motion to dismiss. The plaintiffs filed an amended complaint, and the Company filed another motion to dismiss. The court has issued a tag-along order, related to a medical managed care trial, which has stayed the lawsuit.

Thomas, et al. v. Metropolitan Life Ins. Co., et al. (W.D. Okla., filed January 31, 2007).  A putative class action complaint was filed against MLIC and MSI. Plaintiffs assert legal theories of violations of the federal securities laws and violations of state laws with respect to the sale of certain proprietary products by the Company’s agency distribution group. Plaintiffs seek rescission, compensatory damages, interest, punitive damages and attorneys’ fees and expenses. The Company is vigorously defending against the claims in this matter.

MLIC also has been named as a defendant in a number of welding and mixed dust lawsuits filed in various state and federal courts. The Company is continuing to vigorously defend against these claims.

Summary

Putative or certified class action litigation and other litigation and claims and assessments against the Company, in addition to those discussed previously and those otherwise provided for in the Company’s consolidated financial statements, have arisen in the course of the Company’s business, including, but not limited to, in connection with its activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses, except as noted previously in connection with specific matters. In some of the

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

matters referred to previously, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated net income or cash flows in particular quarterly or annual periods.

Insolvency Assessments

Most of the jurisdictions in which the Company is admitted to transact business require insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. Assets and liabilities held for insolvency assessments are as follows:

	December 31,
	2007	2006
	( In millions )

Other Assets:
Premium tax offset for future undiscounted assessments	$40	$45
Premium tax offsets currently available for paid assessments	6	7
Receivable for reimbursement of paid assessments (1)	7	10

	$53	$62

Liability:
Insolvency assessments	$74	$90

(1)	The Company holds a receivable from the seller of a prior acquisition in accordance with the purchase agreement.

Assessments levied against the Company were ($1) million, $2 million and $4 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Impact of Hurricanes

On August 29, 2005, Hurricane Katrina made landfall in the states of Louisiana, Mississippi and Alabama, causing catastrophic damage to these coastal regions. MetLife’s cumulative gross losses from Hurricane Katrina were $314 million, $333 million and $335 million at December 31, 2007, 2006 and 2005, respectively, primarily arising from the Company’s homeowners business. During the years ended December 31, 2007, 2006 and 2005, the Company recognized net losses, net of income tax and reinsurance recoverables and including reinstatement premiums and other reinsurance-related premium adjustments related to the catastrophe, of ($13) million, ($2) million and $134 million, respectively.

On October 24, 2005, Hurricane Wilma made landfall across the state of Florida. MetLife’s cumulative gross losses from Hurricane Wilma were $66 million, $64 million and $57 million at December 31, 2007, 2006 and 2005, respectively, primarily arising from the Company’s homeowners and automobile businesses. During the years ended December 31, 2006 and 2005, the Company’s Auto & Home segment recognized net losses, net of income tax

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

and reinsurance recoverables, of ($3) million and $32 million, respectively, related to Hurricane Wilma. The Company did not recognize any loss during the year ended December 31, 2007, related to Hurricane Wilma.

Additional hurricane-related losses may be recorded in future periods as claims are received from insureds and claims to reinsurers are processed. Reinsurance recoveries are dependent upon the continued creditworthiness of the reinsurers, which may be affected by their other reinsured losses in connection with Hurricanes Katrina and Wilma and otherwise. In addition, lawsuits, including purported class actions, have been filed in Louisiana and Mississippi challenging denial of claims for damages caused to property during Hurricane Katrina. Metropolitan Property and Casualty Insurance Company is a named party in some of these lawsuits. In addition, rulings in cases in which Metropolitan Property and Casualty Insurance Company is not a party may affect interpretation of its policies. Metropolitan Property and Casualty Insurance Company intends to vigorously defend these matters. However, any adverse rulings could result in an increase in the Company’s hurricane-related claim exposure and losses. Based on information known by management, it does not believe that additional claim losses resulting from Hurricane Katrina will have a material adverse impact on the Company’s consolidated financial statements.

Argentina

The Argentinean economic, regulatory and legal environment, including interpretations of laws and regulations by regulators and courts, is uncertain. Potential legal or governmental actions related to pension reform, fiduciary responsibilities, performance guarantees and tax rulings could adversely affect the results of the Company. Upon acquisition of Citigroup’s insurance operations in Argentina, the Company established insurance liabilities, most significantly death and disability policy liabilities, based upon its interpretation of Argentinean law at the time and the Company’s best estimate of its obligations under such law. In 2006, a decree was issued by the Argentine Government regarding the taxability of pesification-related gains resulting in the reduction of certain tax liabilities. In 2007, pension reform legislation in Argentina was enacted which changed the Company’s obligations and resulted in the elimination of the death and disability liabilities and the establishment of a liability for servicing obligations.

Commitments

Leases

In accordance with industry practice, certain of the Company’s income from lease agreements with retail tenants are contingent upon the level of the tenants’ sales revenues. Additionally, the Company, as lessee, has entered into various lease and sublease agreements for office space, data processing and other equipment. Future minimum rental and sublease income, and minimum gross rental payments relating to these lease agreements are as follows:

			Gross
	Rental	Sublease	Rental
	Income	Income	Payments
	(In millions)

2008	$455	$21	$246
2009	$421	$13	$226
2010	$368	$8	$201
2011	$292	$8	$173
2012	$217	$7	$135
Thereafter	$766	$7	$1,143

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Commitments to Fund Partnership Investments

The Company makes commitments to fund partnership investments in the normal course of business. The amounts of these unfunded commitments were $5.2 billion and $3.0 billion at December 31, 2007 and 2006, respectively. The Company anticipates that these amounts will be invested in partnerships over the next five years.

Mortgage Loan Commitments

The Company commits to lend funds under mortgage loan commitments. The amounts of these mortgage loan commitments were $4.0 billion at both December 31, 2007 and 2006.

Commitments to Fund Bank Credit Facilities, Bridge Loans and Private Corporate Bond Investments

The Company commits to lend funds under bank credit facilities, bridge loans and private corporate bond investments. The amounts of these unfunded commitments were $1.2 billion and $1.9 billion at December 31, 2007 and 2006, respectively.

Guarantees

In the normal course of its business, the Company has provided certain indemnities, guarantees and commitments to third parties pursuant to which it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company has provided indemnities and guarantees, including those related to tax, environmental and other specific liabilities, and other indemnities and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company provides indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation ranging from less than $1 million to $800 million, with a cumulative maximum of $2.3 billion, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.

In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these indemnities in the future.

The Company has also guaranteed minimum investment returns on certain international retirement funds in accordance with local laws. Since these guarantees are not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.

During the year ended December 31, 2007, the Company recorded a $1 million liability with respect to a guarantee previously provided to MLII, a former subsidiary. The Company’s recorded liabilities at December 31, 2007 and 2006 for indemnities, guarantees and commitments were $6 million and $5 million, respectively.

In connection with synthetically created investment transactions, the Company writes credit default swap obligations that generally require payment of principal outstanding due in exchange for the referenced credit obligation. If a credit event, as defined by the contract, occurs the Company’s maximum amount at risk, assuming

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

the value of the referenced credits becomes worthless, was $1.7 billion at December 31, 2007. The credit default swaps expire at various times during the next ten years.

17.	Employee Benefit Plans

Pension and Other Postretirement Benefit Plans

The Subsidiaries sponsor and/or administer various qualified and non-qualified defined benefit pension plans and other postretirement employee benefit plans covering employees and sales representatives who meet specified eligibility requirements. Pension benefits are provided utilizing either a traditional formula or cash balance formula. The traditional formula provides benefits based upon years of credited service and either final average or career average earnings. The cash balance formula utilizes hypothetical or notional accounts which credit participants with benefits equal to a percentage of eligible pay as well as earnings credits, determined annually based upon the average annual rate of interest on 30-year U.S. Treasury securities, for each account balance. As of December 31, 2007, virtually all of the Subsidiaries’ obligations have been calculated using the traditional formula. The non-qualified pension plans provide supplemental benefits, in excess of amounts permitted by governmental agencies, to certain executive level employees.

The Subsidiaries also provide certain postemployment benefits and certain postretirement medical and life insurance benefits for retired employees. Employees of the Subsidiaries who were hired prior to 2003 (or, in certain cases, rehired during or after 2003) and meet age and service criteria while working for one of the Subsidiaries, may become eligible for these other postretirement benefits, at various levels, in accordance with the applicable plans. Virtually all retirees, or their beneficiaries, contribute a portion of the total cost of postretirement medical benefits. Employees hired after 2003 are not eligible for any employer subsidy for postretirement medical benefits.

In connection with the acquisition of Travelers, the employees of Travelers and any other Citigroup affiliate in the United States who became employees of certain Subsidiaries in connection with that acquisition (including those who remained employees of companies acquired in that acquisition) will be credited with service recognized by Citigroup for purposes of determining eligibility and vesting under the Plan with respect to benefits earned under the Plan subsequent to the closing date of the acquisition. Neither the Holding Company nor its subsidiaries assumed an obligation for benefits earned under defined benefit plans of Citigroup or Travelers prior to the acquisition.

As described more fully in Note 1, effective December 31, 2006, the Company adopted SFAS 158. The adoption of SFAS 158 required the recognition of the funded status of defined benefit pension and other postretirement plans and eliminated the additional minimum pension liability provision of SFAS 87. The Company’s additional minimum pension liability was $78 million, and the intangible asset was $12 million, at December 31, 2005. The excess of the additional minimum pension liability over the intangible asset of $66 million, $41 million net of income tax, was recorded as a reduction of accumulated other comprehensive income. At December 31, 2006, immediately prior to adopting SFAS 158, the Company’s additional minimum pension liability was $92 million. The additional minimum pension liability of $59 million, net of income tax of $33 million, was recorded as a reduction of accumulated other comprehensive income. The change in the additional minimum pension liability of $18 million, net of income tax, was reflected as a component of comprehensive income for the year ended December 31, 2006. Upon adoption of SFAS 158, the Company eliminated the additional minimum pension liability and recognized as an adjustment to accumulated other comprehensive income, net of income tax, those amounts of actuarial gains and losses, prior service costs and credits, and the remaining net transition asset or obligation that had not yet been included in net periodic benefit cost at the date of adoption.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes the adjustments to the December 31, 2006 consolidated balance sheet as a result of recognizing the funded status of the defined benefit plans:

	December 31, 2006
		Additional
		Minimum
	Pre	Pension	Adoption of	Post
	SFAS 158	Liability	SFAS 158	SFAS 158
Balance Sheet Caption	Adjustments	Adjustment	Adjustment	Adjustments
	(In millions)

Other assets: Prepaid pension benefit cost	$1,937	$—	$(993)	$944
Other assets: Intangible asset	$12	$(12)	$—	$—
Other liabilities: Accrued pension benefit cost	$(497)	$(14)	$(66)	$(577)
Other liabilities: Accrued other postretirement benefit cost	$(794)	$—	$(95)	$(889)

Subtotal		$(26)	$(1,154)
Net liability of subsidiary held-for-sale		$—	$(17)

Accumulated other comprehensive income (loss), before income tax:
Defined benefit plans	$(66)	$(26)	$(1,171)	$(1,263)
Minority interest		$—	$8
Deferred income tax		$8	$419

Accumulated other comprehensive income (loss), net of income tax:
Defined benefit plans	$(41)	$(18)	$(744)	$(803)

A December 31 measurement date is used for all of the Subsidiaries’ defined benefit pension and other postretirement benefit plans.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Obligations, Funded Status and Net Periodic Benefit Costs

	December 31,
			Other
	Pension		Postretirement
	Benefits		Benefits
	2007	2006	2007	2006
	(In millions)

Change in benefit obligation:
Benefit obligation at beginning of year	$5,917	$5,735	$2,061	$2,166
Service cost	163	160	27	35
Interest cost	352	333	103	117
Plan participants’ contributions	—	—	31	29
Divestitures	—	(4)	—	—
Net actuarial (gains) losses	(388)	26	(463)	—
Change in benefits	39	(11)	—	(144)
Prescription drug subsidy	—	—	13	10
Benefits paid	(352)	(322)	(173)	(152)

Benefit obligation at end of year	5,731	5,917	1,599	2,061

Change in plan assets:
Fair value of plan assets at beginning of year	6,284	5,501	1,172	1,093
Actual return on plan assets	546	725	58	104
Divestitures	—	(4)	—	—
Employer contribution	48	384	1	1
Benefits paid	(352)	(322)	(48)	(26)

Fair value of plan assets at end of year	6,526	6,284	1,183	1,172

Funded status at end of year	$795	$367	$(416)	$(889)

Amounts recognized in the consolidated balance sheet consist of:
Other assets	$1,393	$944	$—	$—
Other liabilities	(598)	(577)	(416)	(889)

Net amount recognized	$795	$367	$(416)	$(889)

Accumulated other comprehensive (income) loss:
Net actuarial (gains) losses	$623	$1,123	$(112)	$328
Prior service cost (credit)	64	41	(193)	(230)
Net asset at transition	—	—	—	1

	687	1,164	(305)	99

Deferred income tax and minority interest	(251)	(423)	109	(37)

	$436	$741	$(196)	$62

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The aggregate projected benefit obligation and aggregate fair value of plan assets for the pension plans were as follows:

	December 31,
	Qualified Plan		Non-Qualified Plan		Total
	2007	2006	2007	2006	2007	2006
	(In millions)

Aggregate fair value of plan assets (principally Company contracts)	$6,526	$6,284	$—	$—	$6,526	$6,284
Aggregate projected benefit obligation	5,148	5,356	583	561	5,731	5,917

Over (under) funded	$1,378	$928	$(583)	$(561)	$795	$367

The accumulated benefit obligation for all defined benefit pension plans was $5,309 million and $5,472 million at December 31, 2007 and 2006, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

	December 31,
	2007	2006
	(In millions)

Projected benefit obligation	$597	$577
Accumulated benefit obligation	$517	$490
Fair value of plan assets	$—	$—

Information for pension and other postretirement plans with a projected benefit obligation in excess of plan assets is as follows:

	December 31,
	Pension Benefits		Other Postretirement Benefits
	2007	2006	2007	2006
	(In millions)

Projected benefit obligation	$602	$581	$1,599	$2,061
Fair value of plan assets	$4	$4	$1,183	$1,172

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The components of net periodic benefit cost and other changes in plan assets and benefit obligations recognized in other comprehensive income were as follows:

	Years Ended December 31,
	Pension
	Benefits			Other Postretirement Benefits
	2007	2006	2005	2007	2006	2005
	(In millions)

Net Periodic Benefit Cost
Service cost	$163	$160	$140	$27	$35	$36
Interest cost	352	333	317	103	116	121
Expected return on plan assets	(506)	(453)	(445)	(86)	(79)	(79)
Amortization of net actuarial (gains) losses	68	128	116	—	22	15
Amortization of prior service cost (credit)	17	8	15	(36)	(36)	(17)

Net periodic benefit cost	94	$176	$143	8	$58	$76

Net periodic benefit cost of subsidiary held-for-sale	4			1

	98			9

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income
Net actuarial (gains) losses	(432)			(440)
Prior service cost (credit)	40			—
Amortization of net actuarial (gains) losses	(68)			—
Amortization of prior service cost (credit)	(17)			36

Total recognized in other comprehensive income	(477)			(404)

Total recognized in net periodic benefit cost and other comprehensive income	$(379)			$(395)

Included within other comprehensive income are other changes in plan assets and benefit obligations associated with pension benefits of ($477) million and other postretirement benefits of ($404) million for an aggregate reduction in other comprehensive income of ($881) million before income tax and $563 million, net of income tax and minority interest.

The estimated net actuarial losses and prior service cost for the pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next year are both $14 million.

The estimated net actuarial gains and prior service credit for the defined benefit other postretirement plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next year are less than $1 million and $37 million, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

In 2004, the Company adopted the guidance in FSP 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”), to account for future subsidies to be received under the Prescription Drug Act. The Company began receiving these subsidies during 2006. A summary of the reduction to the APBO and related reduction to the components of net periodic other postretirement benefit cost is as follows:

	December 31,
	2007	2006	2005
	(In millions)

Cumulative reduction in benefit obligation:
Beginning of year	$328	$298	$230
Service cost	7	6	6
Interest cost	19	19	16
Net actuarial gains (losses)	(42)	15	46
Prescription drug subsidy	(13)	(10)	—

End of year	$299	$328	$298

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Reduction in net periodic benefit cost:
Service cost	$7	$6	$6
Interest cost	19	19	16
Amortization of net actuarial gains (losses)	5	30	23

Total reduction in net periodic benefit cost	$31	$55	$45

The Company received subsidies of $10 million and $8 million for the years ended December 31, 2007 and 2006, respectively.

Assumptions

Assumptions used in determining benefit obligations were as follows:

	December 31,
	Pension
	Benefits		Other Postretirement Benefits
	2007	2006	2007	2006

Weighted average discount rate	6.65%	6.00%	6.65%	6.00%
Rate of compensation increase	3.5% - 8%	3% - 8%	N/A	N/A

Assumptions used in determining net periodic benefit cost were as follows:

	December 31,
	Pension Benefits			Other Postretirement Benefits
	2007	2006	2005	2007	2006	2005

Weighted average discount rate	6.00%	5.82%	5.83%	6.00%	5.82%	5.98%
Weighted average expected rate of return on plan assets	8.25%	8.25%	8.50%	7.47%	7.42%	7.51%
Rate of compensation increase	3.5% - 8%	3% - 8%	3% - 8%	N/A	N/A	N/A

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The discount rate is determined annually based on the yield, measured on a yield to worst basis, of a hypothetical portfolio constructed of high quality debt instruments available on the valuation date, which would provide the necessary future cash flows to pay the aggregate projected benefit obligation when due.

The expected rate of return on plan assets is based on anticipated performance of the various asset sectors in which the plan invests, weighted by target allocation percentages. Anticipated future performance is based on long-term historical returns of the plan assets by sector, adjusted for the Subsidiaries’ long-term expectations on the performance of the markets. While the precise expected return derived using this approach will fluctuate from year to year, the Subsidiaries’ policy is to hold this long-term assumption constant as long as it remains within reasonable tolerance from the derived rate.

The weighted average expected return on plan assets for use in that plan’s valuation in 2008 is currently anticipated to be 8.25% for pension benefits and postretirement medical benefits and 6.25% for postretirement life benefits.

The assumed healthcare cost trend rates used in measuring the APBO and net periodic benefit cost were as follows:

	December 31,
	2007	2006

Pre-Medicare eligible claims	8.5% down to 5% in 2014	9.0% down to 5% in 2014
Medicare eligible claims	10.5% down to 5% in 2018	11.5% down to 5% in 2018

Assumed healthcare cost trend rates may have a significant effect on the amounts reported for healthcare plans. A one-percentage point change in assumed healthcare cost trend rates would have the following effects:

	One Percent	One Percent
	Increase	Decrease
	(In millions)

Effect on total of service and interest cost components	$7	$(6)
Effect of accumulated postretirement benefit obligation	$63	$(62)

Plan Assets

The Subsidiaries have issued group annuity and life insurance contracts supporting approximately 98% of all pension and other postretirement benefit plans assets.

The account values of the group annuity and life insurance contracts issued by the Subsidiaries and held as assets of the pension and other postretirement benefit plans were $7,565 million and $7,321 million as of December 31, 2007 and 2006, respectively. The majority of such account values are held in separate accounts established by the Subsidiaries. Total revenue from these contracts recognized in the consolidated statements of income was $28 million, $29 million and $28 million for the years ended December 31, 2007, 2006 and 2005, respectively, and includes policy charges, net investment income from investments backing the contracts and administrative fees. Total investment income, including realized and unrealized gains and losses, credited to the account balances were $603 million, $818 million and $460 million for the years ended December 31, 2007, 2006 and 2005, respectively. The terms of these contracts are consistent in all material respects with those the Subsidiaries offer to unaffiliated parties that are similarly situated.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The weighted-average allocations of pension plan and other postretirement benefit plan assets were as follows:

	December 31,
	Pension
	Benefits		Other Postretirement Benefits
	2007	2006	2007	2006

Asset Category
Equity securities	38%	42%	37%	37%
Fixed maturity securities	44%	42%	58%	57%
Other (Real Estate and Alternative Investments)	18%	16%	5%	6%

Total	100%	100%	100%	100%

The weighted-average target allocations of pension plan and other postretirement benefit plan assets for 2008 are as follows:

	Pension	Other

Asset Category
Equity securities	30% - 55%	30% - 45%
Fixed maturity securities	30% - 65%	45% - 70%
Other (Real Estate and Alternative Investments)	10% - 25%	0% - 10%

Target allocations of assets are determined with the objective of maximizing returns and minimizing volatility of net assets through adequate asset diversification. Adjustments are made to target allocations based on an assessment of the impact of economic factors and market conditions.

Cash Flows

It is the Subsidiaries’ practice to make contributions to the qualified pension plans to comply with minimum funding requirements of ERISA. In accordance with such practice, no contributions were required for the years ended December 31, 2007 or 2006. No contributions will be required for 2008. The Subsidiaries did not make discretionary contributions to the qualified pension plans during the year ended December 31, 2007 and made contributions of $350 million during the year ended December 31, 2006. The Subsidiaries expect to make additional discretionary contributions of $150 million in 2008.

Benefit payments due under the non-qualified pension plans are funded from the Subsidiaries’ general assets as they become due under the provision of the plans. These payments totaled $50 million and $38 million for the years ended December 31, 2007 and 2006, respectively. These payments are expected to be at approximately the same level in 2008.

Other postretirement benefits represent a non-vested, non-guaranteed obligation of the Subsidiaries and current regulations do not require specific funding levels for these benefits. While the Subsidiaries have partially funded such plans in advance, it has been the Subsidiaries’ practice to primarily use their general assets, net of participant’s contributions, to pay postretirement medical claims as they come due in lieu of utilizing plan assets. Total payments equaled $173 million and $152 million for the years ended December 31, 2007 and 2006, respectively.

The Subsidiaries’ expect to make contributions of $116 million, net of participant’s contributions, towards the other postretirement plan obligations in 2008. As noted previously, the Subsidiaries expect to receive subsidies under the Prescription Drug Act to partially offset such payments.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Gross benefit payments for the next ten years, which reflect expected future service where appropriate, and gross subsidies to be received under the Prescription Drug Act are expected to be as follows:

		Other Postretirement Benefits
			Prescription
	Pension		Drug
	Benefits	Gross	Subsidies	Net
	(In millions)

2008	$358	$116	$(14)	$102
2009	$371	$120	$(15)	$105
2010	$381	$124	$(16)	$108
2011	$394	$129	$(16)	$113
2012	$409	$132	$(17)	$115
2013-2017	$2,269	$711	$(100)	$611

Savings and Investment Plans

The Subsidiaries sponsor savings and investment plans for substantially all employees under which a portion of employee contributions are matched. The Subsidiaries contributed $76 million, $80 million and $76 million for the years ended December 31, 2007, 2006 and 2005, respectively.

18.	Equity

Preferred Stock

Issuances

In September 1999, the Holding Company adopted a stockholder rights plan (the “rights plan”) under which each outstanding share of common stock issued between April 4, 2000 and the distribution date (as defined in the rights plan) will be coupled with a stockholder right. Each right will entitle the holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings.

Stockholder rights are not exercisable until the distribution date, and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by the Holding Company. The rights plan is designed to protect stockholders in the event of unsolicited offers to acquire the Holding Company and other coercive takeover tactics.

In connection with financing the acquisition of Travelers on July 1, 2005, which is described in Note 2, the Holding Company issued preferred shares as follows:

In June 2005, the Holding Company issued 24 million shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A preferred shares”) with a $0.01 par value per share, and a liquidation preference of $25 per share, for aggregate proceeds of $600 million.

In June 2005, the Holding Company issued 60 million shares of 6.50% Non-Cumulative Preferred Stock, Series B (the “Series B preferred shares”), with a $0.01 par value per share, and a liquidation preference of $25 per share, for aggregate proceeds of $1.5 billion.

The Series A and Series B preferred shares (the “Preferred Shares”) rank senior to the common stock with respect to dividends and liquidation rights. Dividends on the Preferred Shares are not cumulative. Holders of the Preferred Shares will be entitled to receive dividend payments only when, as and if declared by the Holding Company’s Board of Directors or a duly authorized committee of the board. If dividends are declared on the Series A preferred shares, they will be payable quarterly, in arrears, at an annual rate of the greater of: (i) 1.00% above 3-month LIBOR on the related

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

LIBOR determination date; or (ii) 4.00%. Any dividends declared on the Series B preferred shares will be payable quarterly, in arrears, at an annual fixed rate of 6.50%. Accordingly, in the event that dividends are not declared on the Preferred Shares for payment on any dividend payment date, then those dividends will cease to accrue and be payable. If a dividend is not declared before the dividend payment date, the Holding Company has no obligation to pay dividends accrued for that dividend period whether or not dividends are declared and paid in future periods. No dividends may, however, be paid or declared on the Holding Company’s common stock — or any other securities ranking junior to the Preferred Shares — unless the full dividends for the latest completed dividend period on all Preferred Shares, and any parity stock, have been declared and paid or provided for.

The Holding Company is prohibited from declaring dividends on the Preferred Shares if it fails to meet specified capital adequacy, net income and shareholders’ equity levels. In addition, under Federal Reserve Board policy, the Holding Company may not be able to pay dividends if it does not earn sufficient operating income.

The Preferred Shares do not have voting rights except in certain circumstances where the dividends have not been paid for an equivalent of six or more dividend payment periods whether or not those periods are consecutive. Under such circumstances, the holders of the Preferred Shares have certain voting rights with respect to members of the Board of Directors of the Holding Company.

The Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or similar provisions. The Preferred Shares are redeemable, but not prior to September 15, 2010. On and after that date, subject to regulatory approval, the Preferred Shares will be redeemable at the Holding Company’s option in whole or in part, at a redemption price of $25 per Preferred Share, plus declared and unpaid dividends.

In connection with the offering of the Preferred Shares, the Holding Company incurred $56.8 million of issuance costs which have been recorded as a reduction of additional paid-in capital.

Dividends

Information on the declaration, record and payment dates, as well as per share and aggregate dividend amounts, for the Preferred Shares is as follows:

			Dividend
			Series A	Series A	Series B	Series B
Declaration Date	Record Date	Payment Date	Per Share	Aggregate	Per Share	Aggregate
			(In millions, except per share data)

November 15, 2007	November 30, 2007	December 17, 2007	$0.4230476	$11	$0.4062500	$24
August 15, 2007	August 31, 2007	September 17, 2007	$0.4063333	$10	$0.4062500	$24
May 15, 2007	May 31, 2007	June 15, 2007	$0.4060062	$10	$0.4062500	$24
March 5, 2007	February 28, 2007	March 15, 2007	$0.3975000	$10	$0.4062500	$24

				$41		$96

November 15, 2006	November 30, 2006	December 15, 2006	$0.4038125	$10	$0.4062500	$24
August 15, 2006	August 31, 2006	September 15, 2006	$0.4043771	$10	$0.4062500	$24
May 16, 2006	May 31, 2006	June 15, 2006	$0.3775833	$9	$0.4062500	$24
March 6, 2006	February 28, 2006	March 15, 2006	$0.3432031	$9	$0.4062500	$24

				$38		$96

November 15, 2005	November 30, 2005	December 15, 2005	$0.3077569	$8	$0.4062500	$24
August 22, 2005	August 31, 2005	September 15, 2005	$0.2865690	$7	$0.4017361	$24

				$15		$48

See Note 25 for further information.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Common Stock

Repurchases

In October 2004, the Company’s Board of Directors authorized a $1 billion common stock repurchase program. In February 2007, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program. In September 2007, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program which began after the completion of the $1 billion common stock repurchase program authorized in February 2007. In January 2008, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program, which began after the completion of the September 2007 program. (See Note 25). Under these authorizations, the Company may purchase its common stock from the MetLife Policyholder Trust, in the open market (including pursuant to the terms of a pre-set trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act) and in privately negotiated transactions.

The Company has entered into the following accelerated common stock repurchase agreements:

•	In December 2004, the Company repurchased 7.3 million shares of its outstanding common stock at an aggregate cost of $300 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the stock sold to the Company from third parties and purchased the common stock in the open market to return to such third parties. In April 2005, the Company received a cash adjustment of $7 million based on the actual amount paid by the bank to purchase the common stock, for a final purchase price of $293 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount received as an adjustment to the cost of the treasury stock.

•	In December 2006, the Company repurchased 4.0 million shares of its outstanding common stock at an aggregate cost of $232 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the common stock sold to the Company from third parties and purchased the common stock in the open market to return to such third parties. In February 2007, the Company paid a cash adjustment of $8 million for a final purchase price of $240 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount paid as an adjustment to the cost of the treasury stock.

•	In March 2007, the Company repurchased 11.9 million shares of its outstanding common stock at an aggregate cost of $750 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the common stock sold to the Company from third parties and purchased common stock in the open market to return to such third parties. In June 2007, the Company paid a cash adjustment of $17 million for a final purchase price of $767 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount paid as an adjustment to the cost of the treasury stock.

•	In November 2007, the Company repurchased 11.6 million shares of its outstanding common stock at an initial cost of $750 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the stock sold to the Company from third parties and purchased the common stock in the open market to return to such third parties. Also, in November 2007, the Company received a cash adjustment of $19 million based on the trading price of the common stock during the repurchase period, for a final purchase price of $731 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount received as an adjustment to the cost of the treasury stock.

•	In December 2007, the Company entered into an accelerated common stock repurchase agreement with a major bank. Under the terms of the agreement, the Company paid the bank $450 million in cash in January 2008 in exchange for 6.6 million shares of the Company’s outstanding common stock that the bank borrowed from third parties. Also, in January 2008, the bank delivered 1.1 million additional shares of the Company’s common stock to the Company resulting in a total of 7.7 million shares being repurchased under the agreement. At December 31, 2007, the Company recorded the obligation to pay $450 million to the bank as a

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

reduction of additional paid-in capital. Upon settlement with the bank, the Company increased additional paid-in capital and reduced treasury stock.

•	See Note 25 for further information with respect to an accelerated common stock repurchase agreement executed subsequent to December 31, 2007.

The Company also repurchased 3.1 million and 4.6 million shares through open market purchases for $200 million and $268 million, respectively, during the years ended December 31, 2007 and 2006, respectively.

Cumulatively, the Company repurchased 26.6 million and 8.6 million shares of its common stock for $1.7 billion and $500 million during the years ended December 31, 2007 and 2006, respectively. The Company did not repurchase any shares of its common stock during the year ended December 31, 2005. During the years ended December 31, 2007, 2006 and 2005, 3.9 million, 3.1 million and 25.0 million shares of common stock were issued from treasury stock for $172 million, $102 million and $819 million, respectively, of which 22.4 million shares with a market value of $1 billion were issued in connection with the acquisition of Travelers on July 1, 2005. See Note 2.

At December 31, 2006 the Company had $216 million remaining on the October 2004 common stock repurchase program which was subsequently reduced by $8 million to $208 million after the February 2007 cash adjustment to the December 2006 accelerated common stock repurchase agreement. The February 2007 stock repurchase program authorization was fully utilized during 2007. At December 31, 2007, $511 million remained on the Company’s September 2007 common stock repurchase program. The $511 million remaining on the September 2007 common stock repurchase program was reduced by $450 million to $61 million upon settlement of the accelerated stock repurchase agreement executed during December 2007 but for which no settlement occurred until January 2008. Subsequent to the January 2008 authorization, the amount remaining under these repurchase programs was $1,061 million. After execution of the accelerated stock repurchase agreement in February 2008 and certain open market purchases as more fully described in Note 25, the Company’s remaining authorization is $261 million.

Future common stock repurchases will be dependent upon several factors, including the Company’s capital position, its financial strength and credit ratings, general market conditions and the price of the Company’s common stock.

Stock Purchase Contracts

See Note 13 regarding stock purchase contracts issued by the Company on June 21, 2005 in connection with the issuance of the common equity units.

Dividends

The table below presents declaration, record and payment dates, as well as per share and aggregate dividend amounts, for the common stock:

			Dividend
Declaration Date	Record Date	Payment Date	Per Share	Aggregate
			(In millions, except per share data)

October 23, 2007	November 6, 2007	December 14, 2007	$0.74	$541
October 24, 2006	November 6, 2006	December 15, 2006	$0.59	$450
October 25, 2005	November 7, 2005	December 15, 2005	$0.52	$394

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Stock-Based Compensation Plans

Overview

As described more fully in Note 1, effective January 1, 2006, the Company adopted SFAS 123(r), using the modified prospective transition method. The adoption of SFAS 123(r) did not have a significant impact on the Company’s financial position or results of operations.

Description of Plans

The MetLife, Inc. 2000 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), authorized the granting of awards in the form of options to buy shares of the Company’s common stock (“Stock Options”) that either qualify as incentive Stock Options under Section 422A of the Internal Revenue Code or are non-qualified. The MetLife, Inc. 2000 Directors Stock Plan, as amended (the “Directors Stock Plan”), authorized the granting of awards in the form of the Company’s common stock, non-qualified Stock Options, or a combination of the foregoing to outside Directors of the Company. Under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan, as amended (the “2005 Stock Plan”), awards granted may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Shares or Performance Share Units, Cash-Based Awards, and Stock-Based Awards (each as defined in the 2005 Stock Plan). Under the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (the “2005 Directors Stock Plan”), awards granted may be in the form of non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, or Stock-Based Awards (each as defined in the 2005 Directors Stock Plan). The Stock Incentive Plan, Directors Stock Plan, 2005 Stock Plan, the 2005 Directors Stock Plan and the LTPCP, as described below, are hereinafter collectively referred to as the “Incentive Plans.”

The aggregate number of shares reserved for issuance under the 2005 Stock Plan and the LTPCP is 68,000,000, plus those shares available but not utilized under the Stock Incentive Plan and those shares utilized under the Stock Incentive Plan that are recovered due to forfeiture of Stock Options. Additional shares carried forward from the Stock Incentive Plan and available for issuance under the 2005 Stock Plan were 12,506,003 as of December 31, 2007. There were no shares carried forward from the Directors Stock Plan. Each share issued under the 2005 Stock Plan in connection with a Stock Option or Stock Appreciation Right reduces the number of shares remaining for issuance under that plan by one, and each share issued under the 2005 Stock Plan in connection with awards other than Stock Options or Stock Appreciation Rights reduces the number of shares remaining for issuance under that plan by 1.179 shares. The number of shares reserved for issuance under the 2005 Directors Stock Plan are 2,000,000. As of December 31, 2007, the aggregate number of shares remaining available for issuance pursuant to the 2005 Stock Plan and the 2005 Directors Stock Plan were 60,862,366 and 1,918,170, respectively.

Stock Option exercises and other stock-based awards to employees settled in shares are satisfied through the issuance of shares held in treasury by the Company. Under the current authorized share repurchase program, as described previously, sufficient treasury shares exist to satisfy foreseeable obligations under the Incentive Plans.

Compensation expense related to awards under the Incentive Plans is recognized based on the number of awards expected to vest, which represents the awards granted less expected forfeitures over the life of the award, as estimated at the date of grant. Unless a material deviation from the assumed rate is observed during the term in which the awards are expensed, any adjustment necessary to reflect differences in actual experience is recognized in the period the award becomes payable or exercisable. Compensation expense of $145 million, $144 million and $120 million, and income tax benefits of $51 million, $50 million and $42 million, related to the Incentive Plans was recognized for the years ended December 31, 2007, 2006 and 2005, respectively. Compensation expense is principally related to the issuance of Stock Options, Performance Shares and LTPCP arrangements.

As described in Note 1, the Company changed its policy prospectively for recognizing expense for stock-based awards to retirement eligible employees. Had the Company continued to recognize expense over the stated requisite service period, compensation expense related to the Incentive Plans would have been $118 million, $116 million

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

and $120 million, rather than $145 million, $144 million and $120 million, for the years ended December 31, 2007, 2006 and 2005, respectively. Had the Company applied the policy of recognizing expense related to stock-based compensation over the shorter of the requisite service period or the period to attainment of retirement eligibility for awards granted prior to January 1, 2006, pro forma compensation expense would have been $118 million, $120 million and $122 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Stock Options

All Stock Options granted had an exercise price equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of grant, and have a maximum term of ten years. Certain Stock Options granted under the Stock Incentive Plan and the 2005 Stock Plan have or will become exercisable over a three year period commencing with the date of grant, while other Stock Options have or will become exercisable three years after the date of grant. Stock Options issued under the Directors Stock Plan were exercisable immediately. The date at which any Stock Option issued under the 2005 Directors Stock Plan becomes exercisable would be determined at the time such Stock Option is granted.

A summary of the activity related to Stock Options for the year ended December 31, 2007 is presented below. The aggregate intrinsic value was computed using the closing share price on December 31, 2007 of $61.62 and December 29, 2006 of $59.01, as applicable.

			Weighted
			Average
			Remaining	Aggregate
	Shares Under	Weighted Average	Contractual	Intrinsic
	Option	Exercise Price	Term	Value
			(Years)	(In millions)

Outstanding at January 1, 2007	24,891,651	$34.68	6.58	$606

Granted	3,297,875	$62.86
Exercised	(3,518,083)	$31.33
Cancelled/Expired	(68,314)	$30.57
Forfeited	(172,582)	$55.13

Outstanding at December 31, 2007	24,430,547	$38.83	6.17	$557

Aggregate number of stock options expected to vest at December 31, 2007	23,845,241	$38.49	6.12	$551

Exercisable at December 31, 2007	17,460,955	$32.83	5.28	$503

Prior to January 1, 2005, the Black-Scholes model was used to determine the fair value of Stock Options granted and recognized in the financial statements or as reported in the pro forma disclosure which follows. The fair value of Stock Options issued on or after January 1, 2005 was estimated on the date of grant using a binomial lattice model. The Company made this change because lattice models produce more accurate option values due to the ability to incorporate assumptions about grantee exercise behavior resulting from changes in the price of the underlying shares. In addition, lattice models allow for changes in critical assumptions over the life of the option in comparison to closed-form models like Black-Scholes, which require single-value assumptions at the time of grant.

The Company used daily historical volatility since the inception of trading when calculating Stock Option values using the Black-Scholes model. In conjunction with the change to the binomial lattice model, the Company began estimating expected future volatility based upon an analysis of historical prices of the Holding Company’s common stock and call options on that common stock traded on the open market. The Company uses a weighted-average of the implied volatility for publicly traded call options with the longest remaining maturity nearest to the money as of each valuation date and the historical volatility, calculated using monthly closing prices of the Holding

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Company’s common stock. The Company chose a monthly measurement interval for historical volatility as it believes this better depicts the nature of employee option exercise decisions being based on longer-term trends in the price of the underlying shares rather than on daily price movements.

The risk-free rate is based on observed interest rates for instruments with maturities similar to the expected term of the Stock Options. Whereas the Black-Scholes model requires a single spot rate for instruments with a term matching the expected life of the option at the valuation date, the binomial lattice model allows for the use of different rates for each year over the contractual term of the option. The table below presents the full range of imputed forward rates for U.S. Treasury Strips that was used in the binomial lattice model over the contractual term of all Stock Options granted in the period.

Dividend yield is determined based on historical dividend distributions compared to the price of the underlying common stock as of the valuation date and held constant over the life of the Stock Option.

Use of the Black-Scholes model requires an input of the expected life of the Stock Options, or the average number of years before Stock Options will be exercised or expired. The Company estimated expected life using the historical average years to exercise or cancellation and average remaining years outstanding for vested Stock Options. Alternatively, the binomial model used by the Company incorporates the contractual term of the Stock Options and then considers expected exercise behavior and a post-vesting termination rate, or the rate at which vested options are exercised or expire prematurely due to termination of employment, to derive an expected life. The post-vesting termination rate is determined from actual historical exercise and expiration activity under the Incentive Plans. Exercise behavior in the binomial lattice model used by the Company is expressed using an exercise multiple, which reflects the ratio of exercise price to the strike price of Stock Options granted at which holders of the Stock Options are expected to exercise. The exercise multiple is derived from actual historical exercise activity.

The following weighted average assumptions, with the exception of risk-free rate, which is expressed as a range, were used to determine the fair value of Stock Options issued during the:

	Years Ended December 31,
	2007	2006	2005

Dividend yield	0.94%	1.04%	1.19%
Risk-free rate of return	4.30% - 5.32%	4.17% - 4.96%	3.34% - 5.41%
Expected volatility	19.54%	22.00%	23.24%
Exercise multiple	1.66	1.52	1.48
Post-vesting termination rate	3.66%	4.09%	5.19%
Contractual term (years)	10	10	10
Expected life (years)	6	6	6
Weighted average exercise price of stock options granted	$62.86	$50.21	$38.70
Weighted average fair value of stock options granted	$17.76	$13.84	$10.09

Compensation expense related to Stock Option awards expected to vest and granted prior to January 1, 2006 is recognized ratably over the requisite service period, which equals the vesting term. Compensation expense related to Stock Option awards expected to vest and granted on or after January 1, 2006 is recognized ratably over the requisite service period or the period to retirement eligibility, if shorter. Compensation expense of $55 million, $56 million and $50 million related to Stock Options was recognized for the years ended December 31, 2007, 2006 and 2005, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Had compensation expense for grants awarded prior to January 1, 2003 been determined based on the fair value at the date of grant rather than the intrinsic value method, the Company’s earnings and earnings per common share amounts would have been reduced to the following pro forma amounts for the following:

Year Ended
December 31, 2005
(In millions, except
per share data)

Net income available to common shareholders	$4,651
Add: Stock option-based employee compensation expense included in reported net income, net of income tax	$33
Deduct: Total stock option-based employee compensation determined under fair value based method for all awards, net of income tax	$(35)

Pro forma net income available to common shareholders	$4,649

Basic earnings per common share
As reported	$6.21

Pro forma	$6.21

Diluted earnings per common share
As reported	$6.16

Pro forma	$6.15

As of December 31, 2007, there were $41 million of total unrecognized compensation costs related to Stock Options. It is expected that these costs will be recognized over a weighted average period of 1.70 years.

The following is a summary of Stock Option exercise activity for the:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Total intrinsic value of stock options exercised	$122	$65	$39
Cash received from exercise of stock options	$110	$83	$72
Tax benefit realized from stock options exercised	$43	$23	$13

Performance Shares

Beginning in 2005, certain members of management were awarded Performance Shares under (and as defined in) the 2005 Stock Plan. Participants are awarded an initial target number of Performance Shares with the final number of Performance Shares payable being determined by the product of the initial target multiplied by a factor of 0.0 to 2.0. The factor applied is based on measurements of the Company’s performance with respect to: (i) the change in annual net operating earnings per share, as defined; and (ii) the proportionate total shareholder return, as defined, with reference to the three-year performance period relative to other companies in the S&P Insurance Index with reference to the same three-year period. Performance Share awards will normally vest in their entirety at the end of the three-year performance period (subject to certain contingencies) and will be payable entirely in shares of the Company’s common stock.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of Performance Share activity for the year ended December 31, 2007:

		Weighted Average
		Grant Date
	Performance Shares	Fair Value

Outstanding at January 1, 2007	1,849,575	$42.24
Granted	916,075	$60.86
Forfeited	(75,525)	$49.20

Outstanding at December 31, 2007	2,690,125	$48.39

Performance Shares expected to vest at December 31, 2007	2,641,669	$48.20

Performance Share amounts above represent aggregate initial target awards and do not reflect potential increases or decreases resulting from the final performance factor to be determined at the end of the respective performance period. As of December 31, 2007, the three year performance period for the 2005 Performance Share grants was completed. Included in the immediately preceding table are 965,525 outstanding Performance Shares to which the final performance factor will be applied. The calculation of the performance factor is expected to be finalized during the second quarter of 2008 after all data necessary to perform the calculation is publicly available.

Performance Share awards are accounted for as equity awards but are not credited with dividend-equivalents for actual dividends paid on the Holding Company’s common stock during the performance period. Accordingly, the fair value of Performance Shares is based upon the closing price of the Holding Company’s common stock on the date of grant, reduced by the present value of estimated dividends to be paid on that stock during the performance period.

Compensation expense related to initial Performance Shares granted prior to January 1, 2006 and expected to vest is recognized ratably during the performance period. Compensation expense related to initial Performance Shares granted on or after January 1, 2006 and expected to vest is recognized ratably over the performance period or the period to retirement eligibility, if shorter. Performance Shares expected to vest and the related compensation expenses may be further adjusted by the performance factor most likely to be achieved, as estimated by management, at the end of the performance period. Compensation expense of $90 million, $74 million and $24 million, related to Performance Shares was recognized for the years ended December 31, 2007, 2006 and 2005, respectively.

As of December 31, 2007, there were $57 million of total unrecognized compensation costs related to Performance Share awards. It is expected that these costs will be recognized over a weighted average period of 1.72 years.

Long-Term Performance Compensation Plan

Prior to January 1, 2005, the Company granted stock-based compensation to certain members of management under the LTPCP. Each participant was assigned a target compensation amount (an “Opportunity Award”) at the inception of the performance period with the final compensation amount determined based on the total shareholder return on the Company’s common stock over the three-year performance period, subject to limited further adjustment approved by the Company’s Board of Directors. Payments on the Opportunity Awards were normally payable in their entirety (subject to certain contingencies) at the end of the three-year performance period, and were paid in whole or in part with shares of the Company’s common stock, as approved by the Company’s Board of Directors. There were no new grants under the LTPCP during the years ended December 31, 2007, 2006 and 2005.

A portion of each Opportunity Award under the LTPCP was settled in shares of the Holding Company’s common stock while the remainder was settled in cash. The portion of the Opportunity Award settled in shares of the Holding Company’s common stock was accounted for as an equity award with the fair value of the award determined based upon the closing price of the Holding Company’s common stock on the date of grant. The

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

compensation expense associated with the equity award, based upon the grant date fair value, was recognized into expense ratably over the respective three-year performance period. The portion of the Opportunity Award settled in cash was accounted for as a liability and was remeasured using the closing price of the Holding Company’s common stock on the final day of each subsequent reporting period during the three-year performance period.

The final LTPCP performance period concluded during the six months ended June 30, 2007. Final Opportunity Awards in the amount of 618,375 shares of the Company’s common stock and $16 million in cash were paid on April 18, 2007. No significant compensation expense related to LTPCP was recognized during the year ended December 31, 2007. Compensation expense of $14 million and $46 million, related to LTPCP Opportunity Awards was recognized for the years ended December 31, 2006 and 2005, respectively.

Statutory Equity and Income

Each insurance company’s state of domicile imposes minimum risk-based capital (“RBC”) requirements that were developed by the National Association of Insurance Commissioners (“NAIC”). The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. Each of the Holding Company’s U.S. insurance subsidiaries exceeded the minimum RBC requirements for all periods presented herein.

The NAIC adopted the Codification of Statutory Accounting Principles (“Codification”) in 2001. Codification was intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting principles continue to be established by individual state laws and permitted practices. Modifications by the various state insurance departments may impact the effect of Codification on the statutory capital and surplus of MLIC and the Holding Company’s other insurance subsidiaries.

Statutory accounting principles differ from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, reporting surplus notes as surplus instead of debt and valuing securities on a different basis.

In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus. The most significant assets not admitted by the Company are net deferred income tax assets resulting from temporary differences between statutory accounting principles basis and tax basis not expected to reverse and become recoverable within a year. Further, statutory accounting principles do not give recognition to purchase accounting adjustments.

Statutory net income of MLIC, a New York domiciled insurer, was $2.1 billion, $1.0 billion and $2.2 billion for the years ended December 31, 2007, 2006 and 2005, respectively. Statutory capital and surplus, as filed with the Department, was $13.0 billion and $9.2 billion at December 31, 2007 and 2006, respectively.

Statutory net income of MICC, a Connecticut domiciled insurer, was $1.1 billion and $856 million for the years ended December 31, 2007 and 2006, respectively, and $470 million from the date of purchase, for the six month period ended December 31, 2005. Statutory capital and surplus, as filed with the Connecticut Insurance Department, was $4.2 billion and $4.1 billion at December 31, 2007 and 2006, respectively. Due to the merger of MetLife Life and Annuity Company of Connecticut with MICC, the 2006 statutory net income balance was adjusted.

Statutory net income of MPC, a Rhode Island domiciled insurer, was $400 million, $385 million and $289 million for the years ended December 31, 2007, 2006 and 2005, respectively. Statutory capital and surplus, as filed with the Insurance Department of Rhode Island, was $1.8 billion and $1.9 billion at December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Statutory net income of MTL, a Delaware domiciled insurer, was $103 million, $2.8 billion and $353 million for the years ended December 31, 2007, 2006 and 2005, respectively. Statutory capital and surplus, as filed with the Delaware Insurance Department was $1.1 billion and $1.0 billion as of December 31, 2007 and 2006, respectively.

Dividend Restrictions

The table below sets forth the dividends permitted to be paid by the respective insurance subsidiary without insurance regulatory approval and the respective dividends paid:

	2008	2007			2006
	Permitted w/o			Permitted w/o			Permitted w/o
Company	Approval (1)	Paid (2)		Approval (3)	Paid (2)		Approval (3)
	(In millions)

Metropolitan Life Insurance Company	$1,299	$500		$919	$863		$863
MetLife Insurance Company of Connecticut	$1,026	$690	(5)	$690	$917	(4)	$—
Metropolitan Tower Life Insurance Company	$113	$—		$104	$2,300		$85
Metropolitan Property and Casualty Insurance Company	$—	$400		$16	$300		$178

(1)	Reflects dividend amounts that may be paid during 2008 without prior regulatory approval. However, if paid before a specified date during 2008, some or all of such dividends may require regulatory approval.

(2)	Includes amounts paid including those requiring regulatory approval.

(3)	Reflects dividend amounts that could have been paid during the relevant year without prior regulatory approval.

(4)	Includes a return of capital of $259 million.

(5)	Includes a return of capital of $404 million as approved by the applicable insurance department, of which $350 million was paid to the Holding Company.

Under New York State Insurance Law, MLIC is permitted, without prior insurance regulatory clearance, to pay stockholder dividends to the Holding Company as long as the aggregate amount of all such dividends in any calendar year does not exceed the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). MLIC will be permitted to pay a cash dividend to the Holding Company in excess of the lesser of such two amounts only if it files notice of its intention to declare such a dividend and the amount thereof with the Superintendent and the Superintendent does not disapprove the distribution within 30 days of its filing. Under New York State Insurance Law, the Superintendent has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders. The New York State Department of Insurance (the “Department”) has established informal guidelines for such determinations. The guidelines, among other things, focus on the insurer’s overall financial condition and profitability under statutory accounting practices.

Under Connecticut State Insurance Law, MICC is permitted, without prior insurance regulatory clearance, to pay shareholder dividends to its parent as long as the amount of such dividends, when aggregated with all other dividends in the preceding 12 months, does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year. MICC will be permitted to pay a cash dividend in excess of the greater of such two amounts only if it files notice of its declaration of such a dividend and the amount thereof with the Connecticut Commissioner of Insurance (“Commissioner”) and the Commissioner does not disapprove the payment within 30 days after notice. In addition, any dividend that exceeds earned surplus (unassigned funds, reduced by 25% of unrealized appreciation in value or revaluation of assets or unrealized profits on investments) as of the last filed annual statutory statement requires insurance regulatory approval. Under Connecticut State Insurance Law, the Commissioner has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders. The Connecticut State Insurance Law

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

requires prior approval for any dividends for a period of two years following a change in control. As a result of the acquisition of MICC by the Holding Company on July 1, 2005, under Connecticut State Insurance Law, all dividend payments by MICC through June 30, 2007 required prior approval of the Commissioner.

Under Delaware State Insurance Law, Metropolitan Tower Life Insurance Company (“MTL”) is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend to the Holding Company as long as the amount of the dividend when aggregated with all other dividends in the preceding 12 months does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). MTL will be permitted to pay a cash dividend to the Holding Company in excess of the greater of such two amounts only if it files notice of the declaration of such a dividend and the amount thereof with the Delaware Commissioner of Insurance (the “Delaware Commissioner”) and the Delaware Commissioner does not disapprove the distribution within 30 days of its filing. In addition, any dividend that exceeds earned surplus (defined as unassigned funds) as of the last filed annual statutory statement requires insurance regulatory approval. Under Delaware State Insurance Law, the Delaware Commissioner has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders.

Under Rhode Island State Insurance Law, MPC is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend to the Holding Company as long as the aggregate amount of all such dividends in any twelve-month period does not exceed the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) net income, not including realized capital gains, for the immediately preceding calendar year. MPC will be permitted to pay a cash dividend to the Holding Company in excess of the lesser of such two amounts only if it files notice of its intention to declare such a dividend and the amount thereof with the Rhode Island Commissioner of Insurance (the “Rhode Island Commissioner”) and the Rhode Island Commissioner does not disapprove the distribution within 30 days of its filing. Under Rhode Island State Insurance Code, the Rhode Island Commissioner has broad discretion in determining whether the financial condition of a stock property and casualty insurance company would support the payment of such dividends to its shareholders. Because MPC’s net income for the year ended December 31, 2007 excluding net realized capital gains and dividends paid, was negative, MPC cannot pay any dividends in 2008 without regulatory approval.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Other Comprehensive Income (Loss)

The following table sets forth the reclassification adjustments required for the years ended December 31, 2007, 2006 and 2005 in other comprehensive income (loss) that are included as part of net income for the current year that have been reported as a part of other comprehensive income (loss) in the current or prior year:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Holding gains (losses) on investments arising during the year	$(1,485)	$(1,022)	$(3,697)
Income tax effect of holding gains (losses)	581	379	1,391
Reclassification adjustments:
Recognized holding (gains) losses included in current year income	176	916	524
Amortization of premiums and accretion of discounts associated with investments	(831)	(600)	(199)
Income tax effect	254	(117)	(122)
Allocation of holding losses on investments relating to other policyholder amounts	676	581	1,670
Income tax effect of allocation of holding losses to other policyholder amounts	(264)	(215)	(629)
Unrealized investment gains of subsidiary at date of sale	—	—	15
Deferred income tax on unrealized investment gains of subsidiary at date of sale	—	—	(5)

Net unrealized investment gains (losses)	(893)	(78)	(1,052)

Foreign currency translation adjustments	290	46	(86)
Foreign currency translation adjustments of subsidiary at date of sale	—	—	5

Foreign currency translation adjustment	290	46	(81)

Minimum pension liability adjustment	—	(18)	89
Deferred benefit plan adjustment	563	—	—

Other comprehensive income (loss)	$(40)	$(50)	$(1,044)

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

19.	Other Expenses

Information on other expenses is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Compensation	$3,556	$3,426	$3,217
Commissions	3,232	2,890	2,570
Interest and debt issue costs	987	812	618
Amortization of DAC and VOBA	2,259	1,916	1,800
Capitalization of DAC	(3,089)	(2,848)	(2,600)
Rent, net of sublease income	309	287	296
Minority interest	23	23	(10)
Insurance tax	506	490	364
Other	2,675	2,569	2,026

Total other expenses	$10,458	$9,565	$8,281

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

20.	Earnings Per Common Share

The following table presents the weighted average shares used in calculating basic earnings per common share and those used in calculating diluted earnings per common share for each income category presented below:

	Years Ended December 31,
	2007	2006	2005
	(In millions, except share and per share data)

Weighted average common stock outstanding for basic earnings per common share	744,153,514	761,105,024	749,022,816
Incremental common shares from assumed:
Stock purchase contracts underlying common equity units (1)	7,138,900	1,416,134	—
Exercise or issuance of stock-based awards	10,971,585	8,182,938	6,313,540

Weighted average common stock outstanding for diluted earnings per common share	762,263,999	770,704,096	755,336,356

Earnings per common share before preferred stock dividends:
Income from continuing operations	$4,117	$2,921	$2,958

Basic	$5.53	$3.84	$3.95

Diluted	$5.40	$3.79	$3.92

Income from discontinued operations, net of income tax	$200	$3,372	$1,756

Basic	$0.27	$4.43	$2.34

Diluted	$0.26	$4.38	$2.32

Net income	$4,317	$6,293	$4,714

Basic	$5.80	$8.27	$6.29

Diluted	$5.66	$8.17	$6.24

Earnings per common share after preferred stock dividends:
Income from continuing operations	$4,117	$2,921	$2,958
Preferred stock dividends	137	134	63

Income from continuing operations available to common shareholders	$3,980	$2,787	$2,895

Basic	$5.35	$3.66	$3.87

Diluted	$5.22	$3.62	$3.83

Net income	$4,317	$6,293	$4,714
Preferred stock dividends	137	134	63

Net income available to common shareholders	$4,180	$6,159	$4,651

Basic	$5.62	$8.09	$6.21

Diluted	$5.48	$7.99	$6.16

(1)	See Note 13 for a description of the Company’s common equity units.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

21.	Quarterly Results of Operations (Unaudited)

The unaudited quarterly results of operations for 2007 and 2006 are summarized in the table below:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(In millions, except per share data)

2007
Total revenues	$11,556	$11,721	$11,678	$12,331
Total expenses	$10,177	$10,163	$10,355	$10,806
Income from continuing operations	$985	$1,109	$943	$1,080
Income (loss) from discontinued operations, net of income tax	$32	$54	$76	$38
Net income	$1,017	$1,163	$1,019	$1,118
Net income available to common shareholders	$983	$1,129	$985	$1,083
Basic earnings per share:
Income from continuing operations available to common shareholders	$1.26	$1.44	$1.22	$1.42
Income from discontinued operations, net of income tax, per common share	$0.04	$0.07	$0.10	$0.05
Net income	$1.35	$1.56	$1.37	$1.52
Net income available to common shareholders, per common share	$1.31	$1.52	$1.32	$1.47
Diluted earnings per share:
Income from continuing operations available to common shareholders	$1.24	$1.41	$1.19	$1.39
Income from discontinued operations, net of income tax, per common share	$0.04	$0.07	$0.10	$0.05
Net income	$1.32	$1.52	$1.34	$1.48
Net income available to common shareholders, per common share	$1.28	$1.48	$1.29	$1.44
2006
Total revenues	$10,328	$10,106	$11,247	$11,381
Total expenses	$9,370	$9,364	$9,994	$10,395
Income from continuing operations	$693	$556	$920	$752
Income from discontinued operations, net of income tax	$54	$94	$113	$3,111
Net income	$747	$650	$1,033	$3,863
Net income available to common shareholders	$714	$617	$999	$3,829
Basic earnings per share:
Income from continuing operations available to common shareholders	$0.87	$0.69	$1.16	$0.95
Income from discontinued operations, net of income tax, per common share	$0.07	$0.12	$0.15	$4.10
Net income	$0.98	$0.85	$1.35	$5.09
Net income available to common shareholders, per common share	$0.94	$0.81	$1.31	$5.04
Diluted earnings per share:
Income from continuing operations available to common shareholders	$0.86	$0.68	$1.15	$0.93
Income from discontinued operations, net of income tax, per common share	$0.07	$0.12	$0.15	$4.02
Net income	$0.97	$0.84	$1.34	$5.00
Net income available to common shareholders, per common share	$0.93	$0.80	$1.29	$4.95

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

22.	Business Segment Information

The Company is a leading provider of insurance and other financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Subsequent to the disposition of RGA and the elimination of the Reinsurance segment as described in Notes 2 and 23, the Company’s business is divided into four operating segments: Institutional, Individual, Auto & Home, and International, as well as Corporate & Other. These segments are managed separately because they either provide different products and services, require different strategies or have different technology requirements.

Institutional offers a broad range of group insurance and retirement & savings products and services, including group life insurance, non-medical health insurance, such as short and long-term disability, long-term care, and dental insurance, and other insurance products and services. Individual offers a wide variety of protection and asset accumulation products, including life insurance, annuities and mutual funds. Auto & Home provides personal lines property and casualty insurance, including private passenger automobile, homeowners and personal excess liability insurance. International provides life insurance, accident and health insurance, annuities and retirement & savings products to both individuals and groups.

Corporate & Other contains the excess capital not allocated to the business segments, various start-up entities, MetLife Bank and run-off entities, as well as interest expense related to the majority of the Company’s outstanding debt and expenses associated with certain legal proceedings and income tax audit issues. Corporate & Other also includes the elimination of all intersegment amounts, which generally relate to intersegment loans, which bear interest rates commensurate with related borrowings, as well as intersegment transactions. The operations of RGA are also reported in Corporate & Other as discontinued operations. Additionally, the Company’s asset management business, including amounts reported as discontinued operations, is included in the results of operations for Corporate & Other. See Note 23 for disclosures regarding discontinued operations, including real estate.

Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. The economic capital model accounts for the unique and specific nature of the risks inherent in MetLife’s businesses. As a part of the economic capital process, a portion of net investment income is credited to the segments based on the level of allocated equity.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Set forth in the tables below is certain financial information with respect to the Company’s segments, as well as Corporate & Other, for the years ended December 31, 2007, 2006 and 2005. The accounting policies of the segments are the same as those of the Company, except for the method of capital allocation and the accounting for gains (losses) from intercompany sales, which are eliminated in consolidation. The Company allocates equity to each segment based upon the economic capital model that allows the Company to effectively manage its capital. The Company evaluates the performance of each segment based upon net income excluding net investment gains (losses), net of income tax, adjustments related to net investment gains (losses), net of income tax, the impact from the cumulative effect of changes in accounting, net of income tax and discontinued operations, other than discontinued real estate, net of income tax, less preferred stock dividends. The Company allocates certain non-recurring items, such as expenses associated with certain legal proceedings, to Corporate & Other.

			Auto &		Corporate &
For the Year Ended December 31, 2007	Institutional	Individual	Home	International	Other	Total
	(In millions)

Statement of Income:
Premiums	$12,392	$4,496	$2,966	$3,096	$35	$22,985
Universal life and investment-type product policy fees	802	3,513	—	995	—	5,310
Net investment income	8,169	7,044	196	1,247	1,430	18,086
Other revenues	726	600	43	24	73	1,466
Net investment gains (losses)	(582)	(100)	15	56	50	(561)
Policyholder benefits and claims	13,805	5,721	1,807	2,460	46	23,839
Interest credited to policyholder account balances	3,094	2,030	—	354	—	5,478
Policyholder dividends	—	1,718	4	4	—	1,726
Other expenses	2,439	4,030	829	1,749	1,411	10,458

Income from continuing operations before provision (benefit) for income tax	2,169	2,054	580	851	131	5,785
Provision (benefit) for income tax	737	703	144	207	(123)	1,668

Income from continuing operations	1,432	1,351	436	644	254	4,117
Income (loss) from discontinued operations, net of income tax	17	6	—	(9)	186	200

Net income	$1,449	$1,357	$436	$635	$440	$4,317

Balance Sheet:
Total assets	$204,005	$250,691	$5,672	$26,357	$72,411	$559,136
DAC and VOBA	$923	$14,236	$193	$2,648	$8	$18,008
Goodwill	$978	$2,957	$157	$313	$409	$4,814
Separate account assets	$52,046	$102,918	$—	$5,195	$(17)	$160,142
Policyholder liabilities	$121,147	$116,568	$3,324	$16,083	$9,521	$266,643
Separate account liabilities	$52,046	$102,918	$—	$5,195	$(17)	$160,142

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

			Auto &		Corporate &
For the Year Ended December 31, 2006	Institutional	Individual	Home	International	Other	Total
	(In millions)

Statement of Income:
Premiums	$11,867	$4,516	$2,924	$2,722	$37	$22,066
Universal life and investment-type product policy fees	775	3,199	—	805	—	4,779
Net investment income	7,261	6,908	177	949	1,007	16,302
Other revenues	684	525	22	28	43	1,302
Net investment gains (losses)	(630)	(595)	3	(10)	(155)	(1,387)
Policyholder benefits and claims	13,367	5,409	1,717	2,411	38	22,942
Interest credited to policyholder account balances	2,593	2,035	—	288	—	4,916
Policyholder dividends	—	1,698	5	(3)	—	1,700
Other expenses	2,314	3,514	846	1,531	1,360	9,565

Income (loss) from continuing operations before provision (benefit) for income tax	1,683	1,897	558	267	(466)	3,939
Provision (benefit) for income tax	561	653	142	95	(433)	1,018

Income (loss) from continuing operations	1,122	1,244	416	172	(33)	2,921
Income from discontinued operations, net of income tax	45	20	—	28	3,279	3,372

Net income	$1,167	$1,264	$416	$200	$3,246	$6,293

Balance Sheet:
Total assets	$190,963	$243,604	$5,467	$22,724	$65,337	$528,095
DAC and VOBA	$1,370	$13,996	$190	$2,117	$13	$17,686
Goodwill	$977	$2,957	$157	$301	$409	$4,801
Separate account assets	$47,047	$94,124	$—	$3,178	$—	$144,349
Policyholder liabilities	$113,205	$117,866	$3,453	$13,544	$9,298	$257,366
Separate account liabilities	$47,047	$94,124	$—	$3,178	$—	$144,349

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

			Auto &		Corporate &
For the Year Ended December 31, 2005	Institutional	Individual	Home	International	Other	Total
	(In millions)

Statement of Income:
Premiums	$11,387	$4,485	$2,911	$2,186	$21	$20,990
Universal life and investment-type product policy fees	772	2,476	—	579	—	3,827
Net investment income	5,933	6,533	180	795	676	14,117
Other revenues	655	477	34	20	35	1,221
Net investment gains(losses)	(11)	(49)	(12)	12	(50)	(110)
Policyholder benefits and claims	12,775	5,416	1,994	2,128	(15)	22,298
Interest credited to policyholder account balances	1,652	1,775	—	240	—	3,667
Policyholder dividends	1	1,671	3	5	—	1,680
Other expenses	2,230	3,267	829	997	958	8,281

Income (loss) from continuing operations before provision (benefit) for income tax	2,078	1,793	287	222	(261)	4,119
Provision (benefit) for income tax	696	592	63	35	(225)	1,161

Income (loss) from continuing operations	1,382	1,201	224	187	(36)	2,958
Income from discontinued operations, net of income tax	180	297	—	5	1,274	1,756

Net income	$1,562	$1,498	$224	$192	$1,238	$4,714

Net investment income and net investment gains (losses) are based upon the actual results of each segment’s specifically identifiable asset portfolio adjusted for allocated equity. Other costs are allocated to each of the segments based upon: (i) a review of the nature of such costs; (ii) time studies analyzing the amount of employee compensation costs incurred by each segment; and (iii) cost estimates included in the Company’s product pricing.

Revenues derived from any customer did not exceed 10% of consolidated revenues for the years ended December 31, 2007, 2006 and 2005. Revenues from U.S. operations were $41.9 billion, $38.6 billion and $36.5 billion for the years ended December 31, 2007, 2006 and 2005, respectively, which represented 89%, 90% and 91%, respectively, of consolidated revenues.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

23.	Discontinued Operations

Real Estate

The Company actively manages its real estate portfolio with the objective of maximizing earnings through selective acquisitions and dispositions. Income related to real estate classified as held-for-sale or sold is presented in discontinued operations. These assets are carried at the lower of depreciated cost or fair value less expected disposition costs.

The following information presents the components of income from discontinued real estate operations:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Investment income	$61	$267	$431
Investment expense	(32)	(175)	(269)
Net investment gains (losses)	13	4,795	2,125

Total revenues	42	4,887	2,287
Provision for income tax	18	1,725	814

Income from discontinued operations, net of income tax	$24	$3,162	$1,473

The carrying value of real estate related to discontinued operations was $181 million and $201 million at December 31, 2007 and 2006, respectively.

The following table presents the discontinued real estate operations by segment:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Net investment income
Institutional	$16	$13	$37
Individual	9	5	21
Corporate & Other	4	74	104

Total net investment income	$29	$92	$162

Net investment gains (losses)
Institutional	$12	$58	$242
Individual	—	23	443
Corporate & Other	1	4,714	1,440

Total net investment gains (losses)	$13	$4,795	$2,125

In the fourth quarter of 2006, the Company sold its Peter Cooper Village and Stuyvesant Town properties located in Manhattan, New York for $5.4 billion. The Peter Cooper Village and Stuyvesant Town properties together make up the largest apartment complex in Manhattan, New York totaling over 11,000 units, spread over 80 contiguous acres. The properties were owned by the Company’s subsidiary, MTL. Net investment income on these properties was $73 million and $72 million for the years ended December 31, 2006 and 2005, respectively. The sale resulted in a gain of $3 billion, net of income tax.

In the second quarter of 2005, the Company sold its One Madison Avenue and 200 Park Avenue properties in Manhattan, New York for $918 million and $1.72 billion, respectively, resulting in gains, net of income tax, of $431 million and $762 million, respectively. Net investment income on One Madison Avenue and 200 Park Avenue was $13 million and $44 million, for the year ended December 31, 2005, respectively. In connection with the sale of the 200 Park Avenue property, the Company has retained rights to existing signage and is leasing space for associates in the property for 20 years with optional renewal periods through 2205.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Operations

As more fully described in Note 2, on September 12, 2008, the Company completed a tax-free split-off of its majority-owned subsidiary, RGA. As a result of the disposition, the Reinsurance segment was eliminated (See also Note 22). RGA’s assets and liabilities were reclassified to assets and liabilities of subsidiaries held-for-sale and its operating results were reclassified to discontinued operations in the accompanying consolidated financial statements. Interest on economic capital associated with the Reinsurance segment has been reclassified to the continuing operations of Corporate & Other.

The following tables present the amounts related to the operations and financial position of RGA that have been combined with the discontinued real estate operations in the consolidated statements of income:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Premiums	$4,910	$4,348	$3,869
Net investment income	908	781	640
Other revenues	77	66	58
Net investment gains (losses)	(177)	7	22

Total revenues	5,718	5,202	4,589

Policyholder benefits and claims	3,989	3,490	3,206
Interest credited to policyholder account balances	262	254	220
Other expenses	1,226	1,227	991

Total expenses	5,477	4,971	4,417

Income before provision for income tax	241	231	172
Provision for income tax	84	81	58

Income from discontinued operations, net of income tax	$157	$150	$114

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

	December 31,
	2007	2006
	(In millions)

Fixed maturity securities	$9,398	$8,372
Equity securities	137	163
Mortgage and consumer loans	832	736
Policy loans	1,059	1,015
Short-term investments	75	140
Other invested assets	4,897	4,185

Total investments	16,398	14,611
Cash and cash equivalents	404	164
Accrued investment income	78	68
Premiums and other receivables	1,440	1,254
Deferred policy acquisition costs and VOBA	3,513	3,152
Goodwill	96	96
Other assets	91	90
Separate account assets	17	16

Total assets held-for-sale	$22,037	$19,451

Future policy benefits	$6,159	$5,140
Policyholder account balances	6,657	6,212
Other policyholder funds	2,297	1,980
Long-term debt	528	307
Collateral financing arrangements	850	850
Junior subordinated debt securities	399	399
Shares subject to mandatory redemption	159	159
Current income tax payable	33	29
Deferred income tax liability	941	1,010
Other liabilities	1,918	1,466
Separate account liabilities	17	16

Total liabilities held-for-sale	$19,958	$17,568

The operations of RGA include direct policies and reinsurance agreements with MetLife and some of its subsidiaries. These agreements are generally terminable by either party upon 90 days written notice with respect to future new business. Agreements related to existing business generally are not terminable, unless the underlying policies terminate or are recaptured. These direct policies and reinsurance agreements do not constitute significant continuing involvement by the Company with RGA. Included in continuing operations in the Company’s consolidated statements of operations are amounts related to these affiliated transactions, including ceded amounts that reduced premiums and fees by $251 million, $228 million and $227 million and ceded amounts that reduced policyholder benefits and claims by $103 million, $146 million and $199 million for the years ended December 31, 2007, 2006 and 2005, respectively, that have not been eliminated as these transactions are expected to continue after the RGA divestiture. Related amounts included in the Company’s consolidated balance sheets that have not been eliminated include assets totaling $805 million and $697 million, and liabilities totaling $542 million and $380 million at December 31, 2007 and 2006, respectively.

On August 31, 2007, MetLife Australia completed the sale of its annuities and pension businesses to a third party for $25 million in cash consideration resulting in a gain upon disposal of $41 million, net of income tax, which was adjusted in the fourth quarter of 2007 for additional transaction costs. The Company reclassified the assets and

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

liabilities of the annuities and pension businesses within MetLife Australia, which is reported in the International segment, to assets and liabilities of subsidiaries held-for-sale and the operations of the business to discontinued operations for all periods presented. Included within the assets to be sold were certain fixed maturity securities in a loss position for which the Company recognized a net investment loss on a consolidated basis of $59 million, net of income tax, for the year ended December 31, 2007, because the Company no longer had the intent to hold such securities.

The following tables present the amounts related to the operations and financial position of MetLife Australia’s annuities and pension businesses:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Revenues	$71	$100	$50
Expenses	58	89	41

Income before provision for income tax	13	11	9
Provision for income tax	4	3	3
Net investment gain (loss), net of income tax	(4)	20	(5)

Income from discontinued operations, net of income tax	$5	$28	$1

December 31,
2006
(In millions)

Fixed maturity securities	$1,500
Equity securities	37
Deferred policy acquisition costs	13
Other assets	13

Total assets held-for-sale	$1,563

Policyholder account balances	$1,595

Total liabilities held-for-sale	$1,595

On September 29, 2005, the Company completed the sale of MetLife Indonesia to a third party, resulting in a gain upon disposal of $10 million, net of income tax. As a result of this sale, the Company recognized income from discontinued operations of $5 million, net of income tax, for the year ended December 31, 2005. The Company reclassified the operations of MetLife Indonesia into discontinued operations for all years presented.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table presents the amounts related to the operations of MetLife Indonesia that have been combined with the discontinued real estate operations in the consolidated statements of income:

Year Ended
December 31,
2005
(In millions)

Revenues	$5
Expenses	10

Income from discontinued operations before provision for income tax	(5)
Provision for income tax	—
Net investment gain, net of income tax	10

Income from discontinued operations, net of income tax	$5

On January 31, 2005, the Company completed the sale of SSRM to a third party for $328 million in cash and stock. The Company reported the operations of SSRM in discontinued operations. As a result of the sale of SSRM, the Company recognized income from discontinued operations of $157 million, net of income tax, comprised of a realized gain of $165 million, net of income tax, and an operating expense related to a lease abandonment of $8 million, net of income tax. The Company’s discontinued operations for the year ended December 31, 2005 included expenses of $6 million, net of income tax, related to the sale of SSRM. Under the terms of the sale agreement, MetLife will have an opportunity to receive additional payments based on, among other things, certain revenue retention and growth measures. The purchase price is also subject to reduction over five years, depending on retention of certain MetLife-related business. In the fourth quarter of 2007, the Company accrued a liability for $2 million, net of income tax, related to the termination of certain MetLife-related business. Also under the terms of such agreement, MetLife had the opportunity to receive additional consideration for the retention of certain customers for a specific period in 2005. Upon finalization of the computation, the Company received payments of $30 million, net of income tax, in the second quarter of 2006 and $12 million, net of income tax, in the fourth quarter of 2005 due to the retention of these specific customer accounts. In the first quarter of 2007, the Company received a payment of $16 million, net of income tax, as a result of the revenue retention and growth measure provision in the sales agreement. In the fourth quarter of 2006, the Company eliminated $4 million of a liability that was previously recorded with respect to the indemnities provided in connection with the sale of SSRM, resulting in a benefit to the Company of $2 million, net of income tax. The Company believes that future payments relating to these indemnities are not probable.

The operations of SSRM include affiliated revenues of $5 million for the year ended December 31, 2005, related to asset management services provided by SSRM to the Company that have not been eliminated from discontinued operations as these transactions continued after the sale of SSRM. The following table presents the amounts related to operations of SSRM that have been combined with the discontinued real estate operations in the consolidated statements of income:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Revenues	$—	$—	$19
Expenses	—	—	38

Income from discontinued operations before provision for income tax	—	—	(19)
Provision for income tax	—	—	(5)
Net investment gain, net of income tax	14	32	177

Income from discontinued operations, net of income tax	$14	$32	$163

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

24.	Fair Value Information

The estimated fair value of financial instruments have been determined by using available market information and the valuation methodologies described below. Considerable judgment is often required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein may not necessarily be indicative of amounts that could be realized in a current market exchange. The use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts. The implementation of SFAS 157 may impact the fair value assumptions and methodologies associated with the valuation of assets and liabilities. See also Note 1 regarding the adoption of SFAS 157.

Amounts related to the Company’s financial instruments are as follows:

	Notional	Carrying	Estimated
December 31, 2007	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$232,844	$232,844
Trading securities		$779	$779
Equity securities		$5,913	$5,913
Mortgage and consumer loans		$46,198	$46,758
Policy loans		$9,360	$9,360
Short-term investments		$2,573	$2,573
Cash and cash equivalents		$9,964	$9,964
Accrued investment income		$3,551	$3,551
Mortgage loan commitments	$4,030	$—	$(43)
Commitments to fund bank credit facilities, bridge loans and private corporate bond investments	$1,196	$—	$(59)
Liabilities:
Policyholder account balances		$110,406	$110,234
Short-term debt		$667	$667
Long-term debt		$9,100	$9,015
Collateral financing arrangements		$4,882	$4,604
Junior subordinated debt securities		$4,075	$3,982
Payables for collateral under securities loaned and other transactions		$44,136	$44,136

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

	Notional	Carrying	Estimated
December 31, 2006	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$233,556	$233,556
Trading securities		$759	$759
Equity securities		$4,931	$4,931
Mortgage and consumer loans		$41,503	$41,746
Policy loans		$9,213	$9,213
Short-term investments		$2,569	$2,569
Cash and cash equivalents		$6,943	$6,943
Accrued investment income		$3,279	$3,279
Mortgage loan commitments	$4,002	$—	$4
Commitments to fund bank credit facilities, bridge loans and private corporate bond investments	$1,908	$—	$—
Liabilities:
Policyholder account balances		$107,816	$104,416
Short-term debt		$1,449	$1,449
Long-term debt		$8,822	$8,981
Junior subordinated debt securities		$3,381	$3,367
Shares subject to mandatory redemption		$119	$131
Payables for collateral under securities loaned and other transactions		$45,846	$45,846

The methods and assumptions used to estimate the fair value of financial instruments are summarized as follows:

Fixed Maturity Securities, Trading Securities and Equity Securities

The fair values of publicly held fixed maturity securities and publicly held equity securities are based on quoted market prices or estimates from independent pricing services. However, in cases where quoted market prices are not available, such as for private fixed maturity securities, fair values are estimated using present value or valuation techniques. The determination of fair values is based on: (i) valuation methodologies; (ii) securities the Company deems to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include; coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer, and quoted market prices of comparable securities.

Mortgage and Consumer Loans, Mortgage Loan Commitments and Commitments to Fund Bank Credit Facilities, Bridge Loans, and Private Corporate Bond Investments

Fair values for mortgage and consumer loans are estimated by discounting expected future cash flows, using current interest rates for similar loans with similar credit risk. For mortgage loan commitments and commitments to fund bank credit facilities, bridge loans, and private corporate bond investments the estimated fair value is the net premium or discount of the commitments.

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

Policy Loans

The carrying values for policy loans approximate fair value.

Cash and Cash Equivalents and Short-term Investments

The carrying values for cash and cash equivalents and short-term investments approximate fair values due to the short-term maturities of these instruments.

Accrued Investment Income

The carrying value for accrued investment income approximates fair value.

Policyholder Account Balances

The fair value of policyholder account balances which have final contractual maturities are estimated by discounting expected future cash flows based upon interest rates currently being offered for similar contracts with maturities consistent with those remaining for the agreements being valued. The fair value of policyholder account balances without final contractual maturities are assumed to equal their current net surrender value.

Short-term and Long-term Debt, Collateral Financing Arrangements, Junior Subordinated Debt Securities and Shares Subject to Mandatory Redemption

The fair values of short-term and long-term debt, collateral financing arrangements, junior subordinated debt securities, and shares subject to mandatory redemption are determined by discounting expected future cash flows using risk rates currently available for debt with similar terms and remaining maturities.

Payables for Collateral Under Securities Loaned and Other Transactions

The carrying value for payables for collateral under securities loaned and other transactions approximate fair value.

Derivative Financial Instruments

The fair value of derivative financial instruments, including financial futures, financial forwards, interest rate, credit default and foreign currency swaps, foreign currency forwards, caps, floors, and options are based upon quotations obtained from dealers or other reliable sources. See Note 4 for derivative fair value disclosures.

25.	Subsequent Events

Dividends

On February 19, 2008, the Holding Company’s Board of Directors announced dividends of $0.3785745 per share, for a total of $9 million, on its Series A preferred shares, and $0.4062500 per share, for a total of $24 million, on its Series B preferred shares, subject to the final confirmation that it has met the financial tests specified in the Series A and Series B preferred shares, which the Holding Company anticipates will be made on or about March 5, 2008, the earliest date permitted in accordance with the terms of the securities. Both dividends will be payable March 17, 2008 to shareholders of record as of February 29, 2008.

Acquisitions

On February 1, 2008, the Company announced its completion of the acquisition of SafeGuard Health Enterprises, Inc. (“Safeguard”) for approximately $190 million. Safeguard is primarily involved in providing dental

MetLife, Inc.

Notes to Consolidated Financial Statements — (Continued)

and vision benefit plans, including health maintenance and preferred provider organization plan designs and administrative services.

On January 2, 2008, the Company completed the acquisition of Afore Actinver, S.A. de C.V. (“Actinver”) for approximately $125 million. Actinver manages retirement accounts for approximately 1.1 million individuals in Mexico.

Stock Repurchases

On January 15, 2008, the Company’s Board of Directors authorized a $1 billion common stock repurchase program, which began after the completion of an earlier $1 billion authorization that was announced in September 2007. See Note 18 for further information.

As previously discussed, in December 2007, the Company entered into an accelerated common stock repurchase agreement with a major bank. Under the terms of the agreement, the Company paid the bank $450 million in cash in January 2008 in exchange for 6.6 million shares of the Company’s outstanding common stock that the bank borrowed from third parties. Also, in January 2008, the bank delivered 1.1 million additional shares of the Company’s common stock to the Company resulting in a total of 7.7 million shares being repurchased under the agreement. Upon settlement with the bank, the Company increased additional paid-in capital and reduced treasury stock. See Note 18 for further information.

In February 2008, the Company entered into an accelerated common stock repurchase agreement with a major bank. Under the agreement, the Company paid the bank $711 million in cash and the bank delivered an initial amount of 11.2 million shares of the Company’s outstanding common stock that the bank borrowed from third parties. Final settlement of the agreement is scheduled to take place during the first half of 2008. The final number of shares the Company is repurchasing under the terms of the agreement and the timing of the final settlement will depend on, among other things, prevailing market conditions and the market prices of the common stock during the repurchase period. The Company recorded the consideration paid as a reduction to stockholders’ equity.

From January 1, 2008 to February 25, 2008, the Company also repurchased 1.6 million of its shares through open market purchases for $89 million.

MetLife, Inc.

Schedule I

Consolidated Summary of Investments —
Other Than Investments in Related Parties
December 31, 2007
(In millions)

			Amount at
	Cost or	Estimated	Which Shown on
Type of Investments	Amortized Cost (1)	Fair Value	Balance Sheet

Fixed Maturity Securities:
Bonds:
U.S. Treasury/agency securities	$19,768	$21,241	$21,241
State and political subdivision securities	4,342	4,368	4,368
Foreign government securities	11,647	12,815	12,815
Public utilities	9,738	9,729	9,729
All other corporate bonds	93,357	94,258	94,258
Mortgage-backed and asset-backed securities	82,943	82,735	82,735
Other fixed maturity securities	266	217	217
Redeemable preferred stock	7,786	7,481	7,481

Total fixed maturity securities	229,847	232,844	232,844

Trading Securities	768	779	779

Equity Securities:
Common stock:
Public utilities	114	135	135
Banks, trust and insurance companies	669	736	736
Industrial, miscellaneous and all other	1,694	2,066	2,066
Non-redeemable preferred stock	3,258	2,976	2,976

Total equity securities	5,735	5,913	5,913

Mortgage and consumer loans	46,198		46,198
Policy loans	9,360		9,360
Real estate and real estate joint ventures	6,766		6,766
Real estate acquired in satisfaction of debt	3		3
Other limited partnership interests	6,155		6,155
Short-term investments	2,573		2,573
Other invested assets	8,064		8,064

Total investments	$315,469		$318,655

(1)	The Company’s trading securities portfolio is mainly comprised of fixed maturity and equity securities. Cost or amortized cost for fixed maturity securities and mortgage and consumer loans represents original cost reduced by repayments, net valuation allowances and writedowns from other-than-temporary declines in value and adjusted for amortization of premiums or discounts; for equity securities, cost represents original cost reduced by writedowns from other-than-temporary declines in value; for real estate, cost represents original cost reduced by writedowns and adjusted for valuation allowances and depreciation; cost for real estate joint ventures and other limited partnership interests represents original cost reduced for other-than-temporary impairments or original cost adjusted for equity in earnings and distributions.

MetLife, Inc.

Schedule II

Condensed Financial Information
(Parent Company Only)
December 31, 2007 and 2006
(In millions, except share and per share data)

	2007	2006

Condensed Balance Sheets
Assets
Investments:
Fixed maturity securities, available-for-sale, at estimated fair value (amortized cost:
$2,567 and $3,504, respectively)	$2,540	$3,490
Equity securities, available-for-sale, at estimated fair value (cost: $32 and $12, respectively)	24	12
Other invested assets	65	79

Total investments	2,629	3,581
Cash and cash equivalents	587	1,526
Accrued investment income	62	56
Investment in subsidiaries	45,611	40,238
Loans to subsidiaries	1,600	1,700
Receivables from subsidiaries	20	—
Other assets	82	78

Total assets	$50,591	$47,179

Liabilities and Stockholders’ Equity
Liabilities:
Short-term debt	$310	$616
Long-term debt — unaffiliated	7,017	6,996
Long-term debt — affiliated	500	500
Collateral financing arrangements	2,382	—
Junior subordinated debt securities	3,382	3,382
Payables for collateral under securities loaned and other transactions	814	1,096
Other liabilities	1,007	791

Total liabilities	15,412	13,381

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 200,000,000 shares authorized; 84,000,000 shares issued and outstanding; $2,100 aggregate liquidation preference	1	1
Common stock, par value $0.01 per share; 3,000,000,000 shares authorized; 786,766,664 shares issued; 729,223,440 shares and 751,984,799 shares outstanding at December 31, 2007 and 2006, respectively	8	8
Additional paid-in capital	17,098	17,454
Retained earnings	19,884	16,574
Treasury stock, at cost; 57,543,224 shares and 34,781,865 shares at December 31, 2007 and 2006, respectively	(2,890)	(1,357)
Accumulated other comprehensive income	1,078	1,118

Total stockholders’ equity	35,179	33,798

Total liabilities and stockholders’ equity	$50,591	$47,179

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Condensed Financial Information
(Parent Company Only)
For the Years Ended December 31, 2007, 2006 and 2005
(In millions)

	2007	2006	2005

Condensed Statements of Income
Equity in earnings of subsidiaries	$4,632	$6,675	$4,956
Net investment income	274	140	134
Net investment gains (losses)	(41)	(6)	(40)
Other income	84	—	—
Interest expense	(733)	(618)	(425)
Other expenses	(62)	(88)	(44)

Income before income tax benefit	4,154	6,103	4,581
Income tax benefit	(163)	(190)	(133)

Net income	4,317	6,293	4,714
Preferred stock dividends	137	134	63

Net income available to common shareholders	$4,180	$6,159	$4,651

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Condensed Financial Information — (Continued)
(Parent Company Only)
For the Years Ended December 31, 2007, 2006 and 2005
(In millions)

	2007	2006	2005

Condensed Statements of Cash Flows
Cash flows from operating activities
Net income	$4,317	$6,293	$4,714
Earnings of subsidiaries	(4,632)	(6,675)	(4,956)
Dividends from subsidiaries	1,254	4,237	4,822
Other, net	248	60	319

Net cash provided by operating activities	1,187	3,915	4,899

Cash flows from investing activities
Sales of fixed maturity securities	5,203	1,123	2,178
Purchases of fixed maturity securities	(4,586)	(3,575)	(1,038)
Sales of equity securities	13	—	—
Purchases of equity securities	(32)	—	—
Net change in short-term investments	—	38	177
Purchase of businesses	—	(115)	(10,776)
Capital contribution to subsidiaries	(422)	(690)	(532)
Return of capital from subsidiaries	526	413	—
Repayment of loans to subsidiaries	800	—	—
Issuance of loans to subsidiaries	(700)	—	(1,200)
Other, net	(60)	—	(85)

Net cash provided by (used in) investing activities	742	(2,806)	(11,276)

Cash flows from financing activities
Net change in payable for collateral under securities loaned and other transactions	(282)	850	(477)
Net change in short-term debt	(306)	(345)	961
Long-term debt issued	—	—	2,733
Long-term debt repaid	—	(500)	(1,006)
Preferred stock issued	—	—	2,100
Dividends on preferred stock	(137)	(134)	(63)
Dividends on common stock	(541)	(450)	(394)
Junior subordinated debt securities issued	—	1,248	2,134
Treasury stock acquired	(1,705)	(500)	—
Stock options exercised	110	83	72
Debt and equity issuance costs	(7)	(12)	(128)
Other, net	—	(1)	—

Net cash (used in) provided by financing activities	(2,868)	239	5,932

Change in cash and cash equivalents	(939)	1,348	(445)
Cash and cash equivalents, beginning of year	1,526	178	623

Cash and cash equivalents, end of year	$587	$1,526	$178

Supplemental disclosures of cash flow information:
Net cash paid (received) during the year for:
Interest	$711	$596	$393

Income tax	$(241)	$(136)	$(264)

Non-cash transactions during the year:
Business acquisitions:
Assets acquired	$—	$—	$11,966
Less: liabilities assumed	—	—	180

Net assets acquired	—	—	11,786
Less: cash paid	—	—	10,776

Business acquisition, common stock issued	$—	$—	$1,010

Issuance of exchange bond to an affiliate	$—	$214	$286

Accrual for stock purchase contracts related to common equity units	$—	$—	$97

Contribution of goodwill to subsidiaries	$—	$32	$—

Contribution of other intangible assets to subsidiaries, net of deferred income tax	$—	$558	$—

Issuance of collateral financing agreement	$2,382	$—	$—

Capital contribution to subsidiary	$2,382	$—	$—

Allocation of interest expense to a subsdiary	$84	$—	$—

Allocation of interest income to a subsdiary	$72	$—	$—

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information
(Parent Company Only)

1.	Summary of Accounting Policies

Business

“MetLife” or the “Company” refers to MetLife, Inc., a Delaware corporation incorporated in 1999 (the “Holding Company”), and its subsidiaries, including Metropolitan Life Insurance Company (“MLIC”). MetLife, Inc. is a leading provider of insurance and other financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through its domestic and international subsidiaries and affiliates, MetLife offers life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions.

On July 1, 2005, the Holding Company completed the acquisition of The Travelers Insurance Company, excluding certain assets, most significantly, Primerica, from Citigroup Inc. (“Citigroup”), and substantially all of Citigroup’s international insurance businesses (collectively, “Travelers”), for $12.1 billion. The results of Travelers’ operations were included in the Company’s financial statements beginning July 1, 2005. As a result of the acquisition, management of the Company increased significantly the size and scale of the Company’s core insurance and annuity products and expanded the Company’s presence in both the retirement & savings domestic and international markets. The distribution agreements executed with Citigroup as part of the acquisition provide the Company with one of the broadest distribution networks in the industry. The initial consideration paid in 2005 by the Holding Company for the acquisition consisted of $10.9 billion in cash and 22,436,617 shares of the Holding Company’s common stock with a market value of $1.0 billion to Citigroup and $100 million in other transaction costs. Additional consideration of $115 million was paid by the Holding Company to Citigroup in 2006. In addition to cash on-hand, the purchase price was financed through the issuance of common stock, debt securities, common equity units and preferred stock.

Basis of Presentation

The condensed financial information of the Holding Company (“Parent Company Only”) should be read in conjunction with the Consolidated Financial Statements of MetLife, Inc. and subsidiaries and the notes thereto (the “Consolidated Financial Statements”). These condensed nonconsolidated financial statements reflect the results of operations, financial position and cash flows for the parent company only. Investments in subsidiaries are accounted for using the equity method of accounting prescribed by Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

The condensed unconsolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America except as stated previously which also requires management to make certain estimates and assumptions. The most important of these estimates and assumptions relate to the fair value measurements, the accounting for goodwill and identifiable intangible assets and the provision for potential losses that may arise from litigation and regulatory proceedings and tax audits, which may affect the amounts reported in the condensed financial statements and accompanying notes. Actual results could differ materially from these estimates.

For information on the following, refer to the indicated Notes to the Consolidated Financial Statements of MetLife, Inc.:

•	Business, Basis of Presentation and Summary of Significant Accounting Policies (Note 1)

•	Long-term and Short-term Debt (Note 10)

•	Collateral Financing Arrangements (Note 11)

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

•	Junior Subordinated Debentures (Note 12)

•	Common Equity Units (Note 13)

•	Contingencies, Commitments and Guarantees (Note 16)

•	Equity (Note 18)

•	Earnings per Common Share (Note 20)

•	Subsequent Events (Note 25)

2.	Value of Distribution Agreements

As described previously in Note 2 of the Notes to the Consolidated Financial Statements, distribution agreements were executed with Citigroup as part of the Travelers’ acquisition. Information regarding the value of distribution agreements (“VODA”), which are reported in other assets, is as follows:

	Years Ended December 31,
	2006	2005
	(In millions)

Balance at January 1,	$577	$—
Acquisitions	—	577
Amortization	(2)	—
Contributions to subsidiaries	(575)	—

Balance at December 31,	$—	$577

During the year ended December 31, 2006, the Holding Company contributed the remaining amortized VODA to its subsidiaries which are receiving the benefit of such agreements.

3.	Loans to Subsidiaries

The Holding Company lends funds, as necessary, to its subsidiaries, some of which are regulated, to meet their capital requirements. Such loans are included in loans to subsidiaries and consisted of the following at:

			December 31,
Subsidiaries	Interest Rate	Maturity Date	2007	2006
			(In millions)

Metropolitan Life Insurance Company	3-month LIBOR + 1.15%	December 31, 2009	$700	$—
Metropolitan Life Insurance Company	7.13%	December 15, 2032	400	400
Metropolitan Life Insurance Company	7.13%	January 15, 2033	100	100
Metropolitan Life Insurance Company	5.00%	December 31, 2007	—	800
MetLife Investors USA Insurance Company	7.35%	April 1, 2035	400	400

Total			$1,600	$1,700

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

In December 2007, MLIC repaid the $800 million surplus note with an interest rate of 5.00% to the Holding Company and then issued to the Holding Company a $700 million surplus note with an interest rate of 3-month LIBOR plus 1.15%.

Interest income earned on loans to subsidiaries of $105 million, $105 million and $59 million for the years ended December 31, 2007, 2006 and 2005, respectively, is included within net investment income.

Payments of interest and principal on surplus notes, which are subordinate to all other obligations of the issuing company, may be made only with the prior approval of the insurance department of the state of domicile.

4.	Long-term and Short-term Debt

Long-term Debt

Long-term debt outstanding is as follows:

	December 31,
	2007	2006
	(In millions)

Senior notes:
6.13% due 2011	$750	$750
5.38% due 2012	398	398
5.00% due 2013	497	497
5.50% due 2014	352	352
5.00% due 2015	998	998
5.25% due 2020	787	776
5.38% due 2024	687	677
6.50% due 2032	596	596
5.88% due 2033	200	200
6.38% due 2034	754	754
5.70% due 2035	998	998

Total long-term debt — unaffiliated	7,017	6,996
Total long-term debt — affiliated	500	500

Total	$7,517	$7,496

Issuances

In September 2006, the Holding Company issued $204 million of affiliated long-term debt with an interest rate of 6.07% maturing in 2016.

In March 2006, the Holding Company issued $10 million of affiliated long-term debt with an interest rate of 5.70% maturing in 2016.

In December 2005, the Holding Company issued $286 million of affiliated long-term debt with an interest rate of 5.24% maturing in 2015.

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

In connection with financing the acquisition of Travelers on July 1, 2005, which is described in Note 2 of the Notes to the Consolidated Financial Statements, the Holding Company issued the following debt:

In June 2005, the Holding Company issued in the United States public market $1.0 billion aggregate principal amount of 5.00% senior notes due June 15, 2015 at a discount of $2.7 million ($997.3 million), and $1.0 billion aggregate principal amount of 5.70% senior notes due June 15, 2035 at a discount of $2.4 million ($997.6 million). In connection with the offering, the Holding Company incurred $12 million of issuance costs which have been capitalized and included in other assets. These costs are being amortized using the effective interest method over the respective term of the related senior notes.

In June 2005, the Holding Company issued 400 million pounds sterling ($729.2 million at issuance) aggregate principal amount of 5.25% senior notes due June 29, 2020 at a discount of 4.5 million pounds sterling ($8.1 million at issuance), for aggregate proceeds of 395.5 million pounds sterling ($721.1 million at issuance). These notes were initially offered and sold outside the United States in reliance upon Regulation S under the Securities Act, as amended. In connection with the offering, the Holding Company incurred $4 million of issuance costs which have been capitalized and included in other assets. These costs are being amortized using the effective interest method over the term of the related senior notes.

Repayments

The Holding Company repaid a $500 million 5.25% senior note which matured in December 2006, and a $1,006 million 3.911% senior note which matured in May 2005.

Short-term Debt

At December 31, 2007 and 2006, the Holding Company’s short-term debt of $310 million and $616 million, respectively, consisted of commercial paper. During the years ended December 31, 2007, 2006 and 2005, the commercial paper’s average daily balance was $634 million, $1.1 billion and $104 million, respectively, and was outstanding for an average of 41 days, 32 days and 80 days, respectively, with a weighted average interest rate of 4.9%, 5.2% and 4.2%, respectively.

Interest Expense

Interest expense is comprised of the following:

	Years Ended December 31,
	2007	2006	2005
	(In millions)

Short-term debt	$33	$59	$2
Long-term debt — unaffiliated	401	430	366
Long-term debt — affiliated	30	20	—
Collateral financing agreements	84	—	—
Junior subordinated debt securities	183	106	55
Stock purchase contracts	2	3	2

Total interest expense	$733	$618	$425

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

Credit and Committed Facilities and Letters of Credit

Credit Facilities.  In June 2007, the Holding Company and MetLife Funding, Inc. entered into a $3.0 billion credit agreement with various financial institutions, the proceeds of which are available to be used for general corporate purposes, to support their commercial paper programs and for the issuance of letters of credit. All borrowings under the credit agreement must be repaid by June 2012, except that letters of credit outstanding upon termination may remain outstanding until June 2013. The borrowers and the lenders under this facility may agree to extend the term of all or part of the facility to no later than June 2014, except that letters of credit outstanding upon termination may remain outstanding until June 2015. The $1.5 billion credit agreement, with an April 2009 expiration, and the $1.5 billion credit agreement, with an April 2010 expiration, were both terminated in June 2007 and replaced by the aforementioned facility.

At December 31, 2007, $1.5 billion of letters of credit have been issued under these unsecured credit facilities on behalf of the Holding Company.

Committed Facilities.  Information on the committed facilities as of December 31, 2007 is as follows:

				Letter of
				Credit	Unused	Maturity
Account Party/Borrower(s)	Expiration	Capacity	Drawdowns	Issuances	Commitments	(Years)
		(In millions)

Exeter Reassurance Company Ltd., MetLife, Inc., & Missouri Re	June 2016(1)	$500	$—	$490	$10	8
Exeter Reassurance Company Ltd.	December 2027(2)	650	—	410	240	20
MetLife Reinsurance Company of South Carolina & MetLife, Inc.	June 2037(3)	3,500	2,382	—	1,118	30
MetLife Reinsurance Company of Vermont & MetLife, Inc.	December 2037(2),(4)	2,896	—	1,235	1,661	30

Total		$7,546	$2,382	$2,135	$3,029

(1)	Letters of credit and replacements or renewals thereof issued under this facility of $280 million, $10 million and $200 million are set to expire no later than December 2015, March 2016 and June 2016, respectively.

(2)	The Holding Company is a guarantor under this agreement.

(3)	In May 2007, MetLife Reinsurance Company of South Carolina (“MRSC”) terminated the $2.0 billion amended and restated five-year letter of credit and reimbursement agreement entered into among the Holding Company, MRSC and various institutional lenders on April 25, 2005. In its place the Company entered into a 30-year collateral financing arrangement as described in Note 5, which may be extended by agreement of the Holding Company and the financial institution on each anniversary of the closing of the facility for an additional one-year period. At December 31, 2007, $2.4 billion had been drawn upon under the collateral financing arrangement.

(4)	In December 2007, Exeter Reassurance Company Ltd. (“Exeter”) terminated four letters of credit, with expirations from March 2025 through December 2026, that were issued under a letter of credit facility with an unaffiliated financial institution in an aggregate amount of $1.7 billion. The letters of credit had served as collateral for Exeter’s obligations under a reinsurance agreement that was recaptured by MLI-USA in December 2007. MLI-USA immediately thereafter entered into a new reinsurance agreement with MetLife Reinsurance Company of Vermont (“MRV”). To collateralize its reinsurance obligations, MRV and the Holding Company entered into a 30-year, $2.9 billion letter of credit facility with an unaffiliated financial institution.

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

Letters of Credit.  At December 31, 2007, the Holding Company had $1.5 billion in outstanding letters of credit, all of which are associated with the aforementioned credit facilities, from various financial institutions. As commitments associated with letters of credit and financing arrangements may expire unused, these amounts do not necessarily reflect the Holding Company’s actual future cash funding requirements.

5.	Related Party Transactions

Dividends

The primary source of the Holding Company’s liquidity is dividends it receives from its insurance subsidiaries. The Holding Company’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations for the immediately preceding calendar year. The maximum aggregate amount of dividends which the Holding Company subsidiaries may pay to the Holding Company in 2008 without insurance regulatory approval is $2,438 million.

Financing Arrangements Related to Subsidiaries

As described more fully in Note 12, Junior Subordinated Debentures, of the Notes to the Consolidated Financial Statements during December 2007, MetLife Capital Trust IV (“Trust IV”) issued exchangeable surplus trust securities (the “Trust Securities”) with a face amount of $700 million and a discount of $6 million ($694 million), and a fixed rate of interest of 7.875% up to, but not including, December 15, 2037, the scheduled redemption date. The beneficial interest of Trust IV held by the Holding Company is not represented by an investment in Trust IV but rather by a financing agreement between the Holding Company and Trust IV. The assets of Trust IV are $700 million of 7.375% surplus notes of MLIC, which are scheduled to mature December 15, 2037, and rights under the financing agreement. Under the financing agreement, the Holding Company has the obligation to make payments (i) semiannually at a fixed rate of 0.50% of the surplus notes outstanding and owned by Trust IV or if greater (ii) equal to the difference between the Trust Securities interest payment and the interest received by Trust IV on the surplus notes. The ability of MLIC to make interest and principal payments on the surplus notes to the Holding Company is contingent upon regulatory approval. The Trust Securities, will be exchanged into a like amount of Holding Company junior subordinated debentures on December 15, 2037, the scheduled redemption date; mandatorily under certain circumstances; and at any time upon the Holding Company exercising its option to redeem the securities. The Trust Securities will be exchanged for junior subordinated debentures prior to repayment and the Holding Company is ultimately responsible for repayment of the junior subordinated debentures. The Holding Company’s other rights and obligations as it relates to the deferral of interest, redemption, replacement capital obligation and replacement capital covenant associated with the issuance of the Trust Securities are more fully described in Note 12 of the Notes to the Consolidated Financial Statements of MetLife, Inc.

As described more fully in Note 11, Collateral Financing Arrangements, of the Notes to the Consolidated Financial Statements:

•	In December 2007, the Holding Company, in connection with the collateral financing arrangement associated with MetLife Reinsurance Company of Charleston’s (“MRC”) reinsurance of the closed block liabilities, entered into an agreement with an unaffiliated financial institution under which the Holding Company is entitled to the interest paid by MRC on the surplus notes of 3-month LIBOR plus 55 basis points in exchange for the payment of 3-month LIBOR plus 112 basis points, payable quarterly. Under this agreement, the Holding Company may also be required to make payments to the unaffiliated financial institution related to any decline in the market value of the surplus notes and in connection with any early

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

termination of this agreement. The Holding Company’s net cost of 57 basis points has been allocated to MRC. For the year ended December 31, 2007, this amount was immaterial.

•	In May 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRSC reinsurance of universal life secondary guarantees, entered into an agreement with an unaffiliated financial institution under which the Holding Company is entitled to the return on the investment portfolio held by the trust established in connection with this collateral financing arrangement in exchange for the payment of a stated rate of return to the unaffiliated financial institution of 3-month LIBOR plus 70 basis points, payable quarterly. The Holding Company may also be required to make payments to the unaffiliated financial institution, for deposit into the trust, related to any decline in the market value of the assets held by the trust, as well as amounts outstanding upon maturity or early termination of the collateral financing arrangement. As a result of this agreement, the Holding Company effectively assumed the $2.4 billion liability under the collateral financing arrangement along with a beneficial interest in the trust holding the associated assets. The Holding Company simultaneously contributed to MRSC its beneficial interest in the trust, along with any return to be received on the investment portfolio held by the trust. Interest expense incurred by the Holding Company under the collateral financing arrangement for the year ended December 31, 2007 was $84 million. The allocation of these financing costs of $84 million to MRSC is included in other revenues and recorded as an additional investment in MRSC.

Support Agreements

The Holding Company, in connection with MRV’s reinsurance of certain universal life and term life insurance risks, committed to the Vermont Department of Banking, Insurance, Securities and Health Care Administration to take necessary action to cause each of the two initial protected cells of MRV to maintain total adjusted capital equal to or greater than 200% of such protected cell’s authorized control level risk-based capital (“RBC”), as defined in state insurance statutes. This transaction is more fully described in Note 10, Long-term and Short-term Debt, of the Notes to the Consolidated Financial Statements.

In December 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRC’s reinsurance of a portion of the liabilities associated with the closed block, committed to the South Carolina Department of Insurance to make capital contributions, if necessary, to MRC so that MRC may at all times maintain its total adjusted capital at a level of not less than 200% of the company action level RBC, as defined in state insurance statutes as in effect on the date of determination or December 31, 2007, whichever calculation produces the greater capital requirement, or as otherwise required by the South Carolina Department of Insurance. This collateral financing arrangement is more fully described in Note 11, Collateral Financing Arrangements, of the Notes to the Consolidated Financial Statements.

In May 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRSC’s reinsurance of universal life secondary guarantees, committed to the South Carolina Department of Insurance to take necessary action to cause MRSC to maintain total adjusted capital equal to the greater of $250,000 or 100% of MRSC’s authorized control level RBC, as defined in state insurance statutes. This collateral financing arrangement is more fully described in Note 11, Collateral Financing Arrangements, of the Notes to the Consolidated Financial Statements.

The Holding Company has net worth maintenance agreements with two of its insurance subsidiaries, MetLife Investors Insurance Company and First MetLife Investors Insurance Company. Under these agreements, as subsequently amended, the Holding Company agreed, without limitation as to the amount, to cause each of these subsidiaries to have a minimum capital and surplus of $10 million, total adjusted capital at a level not less than

MetLife, Inc.

Schedule II

Notes to Condensed Financial Information — (Continued)
(Parent Company Only)

150% of the company action level RBC, as defined by state insurance statutes, and liquidity necessary to enable it to meet its current obligations on a timely basis.

The Holding Company entered into a net worth maintenance agreement with Mitsui Sumitomo MetLife Insurance Company Limited (“MSMIC”), an investment in Japan of which the Holding Company owns 50% of the equity. Under the agreement, the Holding Company agreed, without limitation as to amount, to cause MSMIC to have the amount of capital and surplus necessary for MSMIC to maintain a solvency ratio of at least 400%, as calculated in accordance with the Insurance Business Law of Japan, and to make such loans to MSMIC as may be necessary to ensure that MSMIC has sufficient cash or other liquid assets to meet its payment obligations as they fall due.

During the years ended December 31, 2007, 2006 and 2005, the Holding Company was not required to provide support to any of its subsidiaries under these agreements.

Other

See Note 3 for description of loans to subsidiaries.

See Note 4 for description of the Holding Company’s debt with subsidiaries.

MetLife, Inc.

Schedule III

Consolidated Supplementary Insurance Information
December 31, 2007, 2006 and 2005
(In millions)

		Future Policy
		Benefits, Other
	DAC	Policyholder Funds	Policyholder	Policyholder
	and	and Policyholder	Account	Dividends	Unearned
Segment	VOBA	Dividend Obligation	Balances	Payable	Revenue (1)

2007
Institutional	$923	$55,064	$66,083	$—	$56
Individual	14,236	60,458	55,116	994	1,386
Auto & Home	193	3,324	—	—	—
International	2,648	11,122	4,961	—	544
Corporate & Other	8	4,989	4,532	—	—

	$18,008	$134,957	$130,692	$994	$1,986

2006
Institutional	$1,370	$53,511	$59,694	$—	$37
Individual	13,996	59,698	57,208	960	1,206
Auto & Home	190	3,453	—	—	—
International	2,117	9,346	4,198	—	373
Corporate & Other	13	4,662	4,636	—	—

	$17,686	$130,670	$125,736	$960	$1,616

2005
Institutional	$1,259	$51,818	$54,180	$—	$27
Individual	13,523	60,103	59,011	917	1,050
Auto & Home	186	3,490	—	—	—
International	1,829	7,981	3,656	—	294
Corporate & Other	17	3,619	4,338	—	—

	$16,814	$127,011	$121,185	$917	$1,371

(1)	Amounts are included within the future policy benefits, other policyholder funds and policyholder dividend obligation column.

MetLife, Inc.

Schedule III — (Continued)

Consolidated Supplementary Insurance Information
December 31, 2007, 2006 and 2005
(In millions)

				Amortization of
	Premium	Net	Policyholder	DAC and VOBA	Other	Premiums
	Revenue and	Investment	Benefits and	Charged to	Operating	Written
Segment	Policy Charges	Income	Interest Credited	Other Expenses	Expenses (1)	(Excluding Life)

2007
Institutional	$13,194	$8,169	$16,899	$251	$2,188	$4,972
Individual	8,009	7,044	7,751	1,220	4,528	—
Auto & Home	2,966	196	1,807	468	365	2,982
International	4,091	1,247	2,814	309	1,444	669
Corporate & Other	35	1,430	46	11	1,400	—

	$28,295	$18,086	$29,317	$2,259	$9,925	$8,623

2006
Institutional	$12,642	$7,261	$15,960	$182	$2,132	$4,575
Individual	7,715	6,908	7,444	908	4,304	—
Auto & Home	2,924	177	1,717	459	392	2,946
International	3,527	949	2,699	362	1,166	623
Corporate & Other	37	1,007	38	5	1,355	—

	$26,845	$16,302	$27,858	$1,916	$9,349	$8,144

2005
Institutional	$12,159	$5,933	$14,427	$174	$2,057	$4,107
Individual	6,961	6,533	7,191	941	3,997	—
Auto & Home	2,911	180	1,994	455	377	2,921
International	2,765	795	2,368	222	780	463
Corporate & Other	21	676	(15)	8	950	—

	$24,817	$14,117	$25,965	$1,800	$8,161	$7,491

(1)	Includes other expenses and policyholder dividends, excluding amortization of DAC and VOBA charged to other expenses.

MetLife, Inc.

Schedule IV
Consolidated Reinsurance
December 31, 2007, 2006 and 2005
(In millions)

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

2007
Life insurance in-force	$3,383,658	$710,077	$632,170	$3,305,751	19.1%

Insurance premium
Life insurance	$15,200	$1,820	$965	$14,345	6.7%
Accident and health	5,900	436	201	5,665	3.5%
Property and casualty insurance	3,065	116	26	2,975	0.9%

Total insurance premium	$24,165	$2,372	$1,192	$22,985	5.2%

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

2006
Life insurance in-force	$3,602,677	$692,306	$124,162	$3,034,533	4.1%

Insurance premium
Life insurance	$14,941	$1,622	$705	$14,024	5.0%
Accident and health	5,305	449	133	4,989	2.7%
Property and casualty insurance	3,077	114	90	3,053	2.9%

Total insurance premium	$23,323	$2,185	$928	$22,066	4.2%

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

2005
Life insurance in-force	$3,258,250	$667,705	$102,043	$2,692,588	3.8%

Insurance premium
Life insurance	$14,438	$1,523	$607	$13,522	4.5%
Accident and health	4,748	388	136	4,496	3.0%
Property and casualty insurance	3,041	132	63	2,972	2.1%

Total insurance premium	$22,227	$2,043	$806	$20,990	3.8%